AFFORDABLE/CITRUS GLEN, LTD.

FIRST AMENDED AND RESTATED AGREEMENT AND
CERTIFICATE OF LIMITED PARTNERSHIP AND
SUPPLEMENTAL AFFIDAVIT OF CAPITAL CONTRIBUTIONS

Dated as of December 1, 1993

Table of Contents

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AFFORDABLE/CITRUS GLEN, LTD.

FIRST AMENDED AND RESTATED AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP AND SUPPLEMENTAL AFFIDAVIT OF CAPITAL CONTRIBUTIONS dated as of December 1, 1993, among AFFORDABLE/CITRUS GLEN, INC., a Florida corporation, as General Partner; SLP, INC., a Massachusetts corporation, as Special Limited Partner; RENÉE FOWLER as Original (and Withdrawing) Limited Partner, STATE HOUSING & DEVELOPMENT, INC., a Florida corporation (solely for Section 6.12) and BOSTON FINANCIAL TAX CREDIT FUND VII, A LIMITED PARTNERSHIP, a Massachusetts limited partnership, as Investor Limited Partner.

Preliminary Statement

The Partnership was organized as a limited partnership under the Uniform Act pursuant to an Agreement of Limited Partnership dated as of January 25, 1993 (the "Limited Partnership Agreement") and a Certificate of Limited Partnership dated as of January 25, 1993 (the "Limited Partnership Certificate") filed with the Secretary of State of the State of Florida (the "Filing Office") on April 13, 1993 by Affordable/Citrus Glen, Inc. as general partner and Renée Fowler as limited partner (as such, the "Original Limited Partners"). The Limited Partnership Agreement and the Limited Partnership Certificate are herein collectively called the "Original Partnership Agreement".

The purposes of this amendment to, and restatement of, the Original Partnership Agreement are (i) to enable the Partnership to admit BFTCF as the Investor Limited Partner and SLP as the Special Limited Partner, (ii) to provide for the withdrawal of the Original Limited Partners as Limited Partners and (iii) to set out more fully the rights, obligations and duties of the Partners.

Now, therefore, it is agreed and certified, and the Original Partnership Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I

Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"<u>Accountants</u>" means Deloitte & Touche or Bretthauser & Moss., P.A. or any other firm of certified public accountants as may be engaged by the General Partners with the Consent of the Investor Limited Partner.

"<u>Adjusted Capital Contribution</u>" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) <u>minus</u> (i) all distributions of Capital Transaction proceeds theretofore made by the Partnership to such Partner which are expressly identified in Section 10.5C as

distributions in reduction of Adjusted Capital Contributions, (ii) in the case of the Investor Limited Partner, any amount paid to it pursuant to Section 5.1B(iv) and (iii) in the case of the General Partners, distributions theretofore made to them under Section 10.5A and any Special Capital Contributions.

"Admission Date" means the date on which BFTCF is admitted to the Partnership as the Investor Limited Partner pursuant to Section 13.9.

"Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person that, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Agency" means, as applicable, the Authority and/or any other government agency having jurisdiction over the particular matter to which reference is being made.

"Agreement" means this First Amended and Restated Agreement and Certificate of Limited Partnership and Supplemental Affidavit of Capital Contributions, as amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to the sum of its paid-in Capital Contribution plus the Associated Expenditures.

"Arbitration" has the meaning given it in Section 13.8D and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign," "assignee" and "assignor" shall have correlative meanings, except in each case where the sense of this Agreement requires a different construction.

"Associated Expenditures" means $1,074,640, representing the sum of the acquisition, offering, financing and related expenditures of BFTCF associated with its investment in the Partnership.

"Authority" means the Florida Housing Finance Agency.

"BFTCF" means Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership, and its successors.

"Boston Financial" means The Boston Financial Group Limited Partnership, a Massachusetts limited partnership, and its successors.

"Breakeven" means, with respect to any period of three consecutive calendar months commencing on or after Final Closing during which, as determined by the Accountants, the Project has produced income (other than rental subsidies) actually received by the Partnership on a cash basis from normal operations plus rental subsidies on an accrual basis at least equal to all cash requirements of the Project on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service at the greater of actual levels or the levels in effect following Permanent Mortgage Commencement, whether or not Permanent Mortgage Commencement shall have occurred and reserve requirements imposed upon the Project by the Project Documents) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. The determination of the Accountants that Breakeven has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received the Accountants' determination letter, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement and Breakeven shall be deemed to have occurred.

"Builder" means Woodbridge Homes, Inc.

"Buildings" means the building or buildings located on the Land which, in the aggregate, are to contain upon completion of construction 176 dwelling units.

"Capital Account" means, with respect to any Partner, the Capital Account maintained by the Partnership with respect to such Partner, consisting of (a) the amount of cash such Partner has contributed to the Partnership plus (b) the fair market value of any property such Partner has contributed to the Partnership net of liabilities assumed by the Partnership or to which such property is subject plus (c) the amount of profits and tax-exempt income allocated to such Partner less (d) the amount of losses allocated to such Partner less (e) the amount of all cash distributed to such Partner less (f) the fair market value of any property distributed to such Partner net of liabilities assumed by such Partner or to which such property is subject less (g) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as

additions to the basis of Partnership property, and subject to such other adjustments as may be required under the Code.

"Capital Contribution" means the total amount of cash contributed or agreed to be contributed to the Partnership by each Partner as shown in the Schedule. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect to the Partnership interest of such then Partner. The term "Capital Contribution" shall include any Special Capital Contributions.

"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the sale, refinancing or other disposition of all or substantially all of the assets of the Partnership, but excluding loans to the Partnership (other than a refinancing of any Mortgage Loan) and contributions of capital to the Partnership by the Partners.

"Cash Flow" has the meaning provided in Section 10.5B.

"Cause" means (i) any material breach by a General Partner of any provision of this Agreement or the Project Documents, (ii) any material breach by a General Partner of its fiduciary duties to the Partnership or the Partners, or (iii) gross negligence or willful misconduct by a General Partner in connection with Partnership affairs; provided, however, that "Cause" shall be deemed to exist in the case of a breach, only if such breach is not cured within 10 business days after notice to such General Partner (or cured within a reasonable time in the event it is impossible to cure such breach within such 10-day period, provided that such General Partner is diligently and in good faith seeking to cure such breach and there has been no assignment of or institution of proceedings to foreclose the Mortgage).

"Certificate" means the certificate of limited partnership of the Partnership under the Uniform Act, as hereby amended and as further amended from time to time in accordance with the terms hereof and the Uniform Act.

"Class Contribution" means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investor Limited Partner or the Special Limited Partner).

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder at the time of reference thereto.

"Commitments" means and includes, collectively, the Mortgage Loan Commitments, and any documents and other instruments delivered to or required by the Lender or the Agency by or from the Partnership in connection with any of such Commitments, the Mortgage Loans or the Project, as amended from time to time.

"Completion Date" means the later of: (i) the date on which BFTCF shall have received copies of all requisite certificates or permits permitting occupancy of 100% of the apartment units in the Project as issued by each Agency having jurisdiction; provided, however, that if such certificates or

permits are of a temporary nature, the "Completion Date" shall not be deemed to have occurred unless that work remaining to be done is of a nature which would not impair the permanent occupancy of any of such apartment units; or (ii) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is substantially complete. Any representation by the General Partners under this Agreement that the Completion Date has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received any such General Partners' representation, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement.

"Consent of the Investor Limited Partner" means the prior written consent or approval of the Investment Partnership, or, if at any time there is more than one Investor Limited Partner, the prior written consent or approval of at least 51% in interest of the Investor Limited Partners. The consent of the Investment Partnership shall be effective only if granted in conformity with the applicable provisions, if any, of the Investment Partnership Agreement. For purposes of the foregoing, the General Partners shall be entitled to rely on a certificate executed and delivered by the general partner of the Investment Partnership confirming that such consent was granted in conformity with such provisions.

"Construction Contract" means the construction contract between the Partnership and the Builder providing for the construction of the Improvements in accordance with the Commitments, as amended from time to time.

"Construction Lender" means Orange Bank, of Orlando, Florida, as maker of the construction Mortgage Loan together with its successors and assigns in such capacity.

"Construction Loan Agreement" means the loan agreement between the Partnership and the Construction Lender providing for the disbursement of the proceeds of the Mortgage Loan.

"Consumer Price Index" means the Consumer Price Index for All Urban Consumers, All Cities, for All Items (base 1982-84 = 100) published by the United States Bureau of Labor Statistics. In the event such index is not in existence when any determination relying on such index under this Agreement is to be made, the most comparable governmental index published in lieu thereof shall be substituted therefor.

"Cumulative Priority Distribution" means, as of a point in time, the amount, on a cumulative basis, of the Priority Distribution to which the Investor Limited Partner shall become entitled hereunder.

"Designated Net Worth Standard" means, as of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be (a) set forth in any regulations, memoranda, published ruling or revenue procedure of the Service for classification for Federal income tax

purposes as a partnership rather than an association taxable as a corporation, or (b) sufficient to support the issuance by Special Tax Counsel of an opinion to the same effect. Notwithstanding the preceding sentence, at a minimum, the aggregate net worth of the General Partners exclusive of home, automobiles and home furnishings shall be equal to the greater of (i) $50,000, or (ii) 5% of the gross amount of the aggregate Capital Contributions and fees and other compensation payable to the General Partners and their Affiliates as provided in this Agreement plus 5% of the gross amount of all securities offerings sold within the prior 12 months and sponsored by the General Partners or their Affiliates, to an aggregate maximum net worth of $1,000,000; this sentence shall not apply to a non-profit organization or an Affiliate thereof.

"Designated Prime Rate" means the annual rate of interest which is at all times equal to the lesser of (i) the Base Rate plus 1%, with calculations of interest to be made on a daily basis and on the basis of a 360-day year and (ii) the maximum rate permitted by law; the term "Base Rate" in this sentence means the rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts as its base rate.

"Designated Proceeds" means the proceeds of the Mortgage Loans, any Surplus Cash of the Partnership as of the Completion Date (to the extent not otherwise covered by this Designated Proceeds definition) which is permitted by the Lender and the Agency to be utilized for Development Costs, the Capital Contributions (excluding any Special Capital Contributions and Capital Contributions of the General Partners in excess of the amounts permitted under Section 4.1), and any insurance proceeds arising out of casualties prior to the Development Obligation Date. Surplus Cash of the Partnership as of the Completion Date shall be determined by the Accountants on an audited basis within a reasonable time after the Completion Date or in conjunction with their audit of the Partnership for the fiscal year in which the Completion Date occurs.

"Developer" means State Housing & Development, Inc. acting in its capacity as developer of the Project.

"Development Agreement" means the Development Agreement of even date herewith between the Partnership and the Developer.

"Development Advances" has the meaning set forth in the Development Agreement.

"Development Costs" has the meaning attributed thereto in the Development Agreement.

"Development Obligation Date" means the latest of (i) the first anniversary of the Completion Date, (ii) Final Closing or (iii) Breakeven.

"Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Escrow Agent" means Merrill Lynch Trust Company, as escrow agent under the Escrow Agreement, or any successor thereto acting in such capacity.

"Escrow Agreement" means the escrow agreement among the Partnership, the Escrow Agent, the Developer and the Investment Partnership relating to certain amounts paid to the Developer pursuant to the Development Agreement.

"Event of Bankruptcy" means, as to a specified Person:

(i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or ordering the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by him to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of his property, or the making by him of any assignment for the benefit of creditors, or the failure of such Person generally to pay his debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or

(iii) in the case of a Person who is a General Partner, the voluntary withdrawal of such Person as a General Partner in violation of the terms of this Agreement.

"Facility" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

"50% Completion Date" means the later of: (i) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is at least 50% complete and (ii) the Construction Lender shall have disbursed at least 50% of the construction Mortgage Loan, as evidenced by copies of approved disbursement requisitions thereunder. Any representation by the General Partners under this Agreement that the 50% Completion Date has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received any such General Partners' representation, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement.

"Filing Office" has the meaning given it in the Preliminary Statement of this Agreement.

"Final Closing" means the date upon which all of the following events have occurred: (i) the Completion Date, (ii) Permanent Mortgage Commencement, (iii) the Project's being free of any mechanics' or other liens (except for the Mortgages and liens either bonded against in such a manner as to preclude the holder thereof from having any recourse to the Project or the Partnership for payment of any debt secured thereby or affirmatively insured against (in such manner as precludes recourse to the Partnership for any loss incurred by the insurer) by the Title Policy or by another policy of title insurance issued to the Partnership by a reputable title insurance company in an amount satisfactory to Special Tax Counsel (or by an endorsement of either such title policy)), (iv) the completion of a certified audit of the Partnership's and the Builder's construction costs as a part of cost certification to the extent required by the Lender and the Agency, (v) the agreement and acceptance of such cost certification by the Lender and the Agency to the extent required by the Lender and the Agency, (vi) the disbursement of proceeds under the Mortgage Loans has been made in the full amount permitted by such cost certification, and (vii) all amounts due in connection with the construction of the Project have been paid or provided for.

"Final Determination" means the earliest to occur of (a) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (b) the date on which the Service has entered into a binding agreement with the Partnership with respect to such issue or on which the Service has reached a final administrative determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (c) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired, or (d) the date on which the applicable statute of limitations for raising an issue regarding a Federal income tax matter with respect to the Partnership has expired.

"First Installment Balance" has the meaning given it in Section 5.1A.

"General Partner" or "General Partners" means any Person or Persons designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein, in such Person's capacity as a General Partner of the Partnership. If at any time the Partnership shall have a sole General Partner, the term "General Partners" shall be construed as singular.

"Guaranty" means, collectively, the guaranty of the Construction Mortgage Loan and the guaranty of the second Mortgage Loan to the Agency, in each case by certain Affiliates of the General Partner.

"Hazardous Material" shall have the collective meanings given to the terms "hazardous material," "hazardous substances," "hazardous wastes," "toxic substances" and analogous terms in the Hazardous Waste Laws. In addition, the

term "Hazardous Material" shall also include oil and any other substance known to be hazardous.

"Hazardous Waste Laws" means and includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act; the Toxic Substances Control Act and any other federal, state or local statutes, ordinances, regulations or by-laws dealing with Hazardous Material, as the same may be amended from time to time and including any regulations promulgated thereunder.

"Immediate Family" means, with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (by adoption or otherwise), children-in-law, grandchildren and grandchildren-in-law.

"Improvements" means the Buildings and any related facilities to be constructed and/or rehabilitated in accordance with the Commitments.

"Incentive Management Fee" means the fee payable to the Supervisory Management Agent under the Supervisory Management Agreement for its services thereunder.

"Inspecting Architect" means Steven Davis or any successor to such firm.

"Installment" means the First Installment or the Second Installment, as the context may require, of Capital Contributions of the Investor Limited Partner.

"Interest", or words of like import, shall mean all the interest of a Partner in Cash Flow and other distributions, capital, profits and losses, tax credits, and otherwise in the Partnership, including all allocations and distributions and all rights under this Agreement, and also shall include such interests and rights of such Partner in any successor partnership formed pursuant to this Agreement.

"Investment Agreement" means the Investment and Security Agreement of even date herewith among BFTCF, the Partnership, the General Partners and others providing, among other things, for the investment of BFTCF in the Partnership.

"Investment Closing" means the date upon which this Agreement is filed with the Filing Office or, if no such filing is required, the date of delivery of this Agreement.

"Investment General Partner" means Arch Street VII, Inc., a Massachusetts corporation and Arch Street VII Limited Partnership, a Massachusetts limited partnership, and their respective successors as the general partners of the Investment Partnership.

"Investment Partnership" means BFTCF.

"Investment Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of BFTCF as amended from time to time.

"Investor Limited Partner" means, initially, BFTCF and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

"Land" means the parcels of land on which the Improvements are located in Orlando, Orange County, Florida, as described in the Mortgages.

"Lender" means the Construction Lender, the Permanent Lender, or the Authority, in its capacity as maker of the second Mortgage Loan.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership. Such terms shall include the Special Limited Partner, the Original Limited Partners, the Investor Limited Partner and any Persons who may succeed to the Interests of such Limited Partners.

"Low Income Unit" means any of the 176 dwelling units in the Project which are to be held for occupancy by the Partnership in such manner as to qualify such units as qualified low-income housing units under Section 42(i)(3) of the Code.

"Management Agent" means Florida Affordable Housing, Inc. or any other Management agent selected by the General Partners with Consent of the Investor Limited Partner or any successor thereto as the management agent for the Project.

"Management Agreement" means the management contract or agreement by and between the Partnership and the Management Agent which has received all Requisite Approvals.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent for management services in accordance with the Management Agreement which shall be subject to any Requisite Approvals.

"Managing General Partner" means any Managing General Partner designated as provided in Section 6.3B.

"Mortgage" means any mortgage indebtedness of the Partnership evidenced by any Note and secured by any mortgage on the Property from the Partnership to any Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which were required by the Lender as a condition to making such Mortgage Loan. In case any Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security

instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Loan" means a loan made pursuant to a Mortgage Loan Commitment and secured by a Mortgage.

"Mortgage Loan Commitments" means and includes the commitment of (i) the Construction Lender to make the construction Mortgage Loan of up to $3,848,000 and (ii) the Permanent Lender to make the permanent Mortgage Loan of up to $3,848,000, (iii) the Agency to make the second Mortgage Loan of up to $1,670,000 pursuant to its so-called "State Apartment Incentive Loan Program."

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989; amended and effective September 14, 1989; amended and effective August 27, 1990, further amended October 24, 1991, by the North American Securities Administrators Association, Inc.

"Note" means and includes any Note from the Partnership to a Lender evidencing a Mortgage Loan, and shall also mean and include any note supplemental to said original note issued to a Lender or any note issued to a Lender in substitution for any such original note.

"Original Limited Partner" means the Person specified as an Original Limited Partner in Section 4.2C.

"Original Partnership Agreement" has the meaning specified in the Preliminary Statement.

"Partner" means any General Partner or Limited Partner.

"Partner Non-Recourse Debt" means any Partnership liability (1) that is considered non-recourse under Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (2) for which any Partner or Related Person bears the Economic Risk of Loss.

"Partner Non-Recourse Debt Minimum Gain" means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(k).

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted.

"Partnership Counsel" means Margaret T. Waller, of Kissimmee, Florida, or such other counsel as the General Partners may designate from time to time as counsel for the Partnership.

"Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a

taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Sections 1.704-2(d) and 1.704-2(k) under Section 704 of the Code.

"Partnership Non-Recourse Liability" means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

"Payment Certificate" has the meaning given it in Section 5.1C(a).

"Permanent Lender" means the Orange Country Housing Finance Authority of Orlando, Florida (or such other permanent lender as may be approved by BFTCF), as maker of the permanent Mortgage Loan, together with its successors and assigns in such capacity.

"Permanent Mortgage Commencement" means the first date on which (i) the permanent Mortgage Loan has closed, the principal amount and date of maturity of the permanent Mortgage Loan have been finally determined and the full amount thereof has been disbursed, (ii) amortization of such permanent Mortgage Loan has commenced.

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

"Priority Distribution" means, as to any fiscal year of the Partnership, the "Applicable Amount" multiplied by the "Adjustment Fraction" determined in accordance with the following sentences. The "Applicable Amount" shall be zero until the Development Obligation Date and $5,000 per annum (pro rated for periods of less than a full fiscal year during which such Applicable Amount shall apply) Development Obligation thereafter. The "Adjustment Fraction" shall be a fraction separately determined as to each fiscal year, the numerator of which shall be the Consumer Price Index most recently published before the end of such fiscal year, and the denominator of which shall be the Consumer Price Index most recently published prior to the Admission Date.

"Project" or "Property" means the Land and the Improvements.

"Project Documents" means and includes the Construction Contract, the Mortgage, Regulatory Agreement, Commitments, Management Agreement and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"Project Expenses" means (i) up to and including the Development Obligation Date, those expenses, properly accruable through such date which may be properly charged as operating expenses of the Project under standard accounting procedures and which are allocable, in accordance with generally accepted accounting principles, to apartment units for which all requisite approvals for occupancy have been obtained; such operating expenses may include real estate taxes and debt service with respect to the Mortgage Loans

(to the extent such operating expenses are not funded out of Designated Proceeds), but shall not include any costs required to be capitalized in accordance with generally accepted accounting principles; and (ii) after the Development Obligation Date, all the costs and expenses of any type incurred incidental to the ownership and operation of the Project, including, without limitation, taxes, capital improvements reasonably deemed necessary by the General Partners and not funded out of any reserves for such, and the cost of operations, debt service, maintenance and repairs, and the funding of any reserves required to be maintained by the Lender and the Agency or pursuant to Section 6.4I hereof, but shall not include (i) repayments of Project Expense Loans or advances made pursuant to Section 6.9B or (ii) distributions to Partners pursuant to Article X.

"Project Expense Loan" means a loan to the Partnership pursuant to Section 6.9A and which is repayable without interest and only as provided in Article X.

"Purchase Agreement" means the Purchase and Guaranty Agreement of even date herewith pursuant to which the Purchaser has agreed, among other things, to purchase the Interest of the Investor Limited Partner under specified circumstances.

"Purchaser" means Affordable/Citrus Glen, Inc., in its capacity as purchaser under the Purchase Agreement.

"Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

"Qualified Tenant" means a tenant (i) with income not exceeding the percentage of area gross median income set forth in Section 42(g)(1)(A) or (B) of the Code (whichever is applicable) who leases an apartment unit in the Project under a lease having an original term of not less than twelve months at a rent not in excess of that specified in Section 42(g)(2) of the Code, and (ii) complying with any other requirements imposed by the Project Documents.

"Qualifying Escrow Distributions" means any sums distributed to BFTCF by the Escrow Agent pursuant to Section 4(a) of the Escrow Agreement.

"Recapture Amount" has the meaning specified in Section 10.5F.

"Recapture Event" has the meaning specified in Section 10.5F.

"<u>Regulations</u>" means the rules and regulations of any Agency which are applicable to the Project or the Partnership.

"<u>Regulatory Agreement</u>" means the Regulatory Agreement, if any, entered or to be entered into between the Partnership and the Permanent Lender.

"<u>Related Agreements</u>" means the Investment Agreement and each other agreement (other than this Agreement) constituting an exhibit thereto or executed in connection therewith.

"<u>Related Person</u>" has the meaning set forth in Treasury Regulation Section 1.752-4(b) or any successor regulation thereto.

"<u>Requisite Approvals</u>" means any required approvals of the Lender or any Agency to an action proposed to be taken by the Partnership.

"<u>Retirement</u>" (including the forms "<u>Retire</u>" and "<u>Retired</u>") means, as to a General Partner, and shall be deemed to have occurred automatically upon, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law, death, incapacity or pursuant to any terms of this Agreement. A General Partner which is a corporation or partnership also will be deemed to have Retired upon the sale or other disposition (except by reason of death) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. Without limitation of the foregoing, any event occurring as to an individual or corporate general partner of a General Partner which is a partnership which would constitute a Retirement as to an individual or corporate General Partner as provided above, shall also be deemed to constitute the Retirement of any such General Partner which is a partnership; provided, however, that Affordable/Citrus Glen, Inc. shall not be deemed to have Retired as the result of the transfer of a controlling interest therein to (i) Thomas G. Hinners or an Entity controlled by him, including but not limited to Florida Affordable Housing, Inc., or (ii) any other Person provided such transfer is made with Consent of the Investor Limited Partner. For purposes of this definition, "controlling interest" shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"<u>Satisfactory Operations</u>" shall be deemed to exist at a particular point in time if (i) the Partnership shall be satisfying the conditions to Breakeven determined with reference to the three month period immediately preceding such point in time as demonstrated by financial data reasonably satisfactory to the Investor Limited Partner and (ii) a representative of the Investor Limited Partner either shall have inspected the Property and determined in writing that its maintenance and operations are consistent with sound business practices or has waived such inspection in writing.

"<u>Schedule</u>" means the schedule of partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"Service" means the Internal Revenue Service.

"SLP" means SLP, Inc., a Massachusetts corporation.

"Special Capital Contribution" means a capital contribution described in and made pursuant to Section 6.9A.

"Special Limited Partner" means SLP as Special Limited Partner and its successors in such capacity.

"Special Tax Counsel" means Peabody & Brown, of Boston, Massachusetts, or other counsel acceptable to the Investment Partnership.

"State" means the State of Florida.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Supervisory Management Agent" means Affordable/Citrus Glen, Inc. in its capacity as Supervisory Management Agent under the Supervisory Management Agreement.

"Supervisory Management Agreement" means the Supervisory Management Agreement between the Partnership and the Supervisory Management Agent pursuant to which the Supervisory Management Agent is to provide certain supplemental management services with respect to the Project.

"Surplus Cash" means any unrestricted cash remaining on hand after (1) the payment of (a) all sums due or currently required to be paid under the terms of any Mortgage or Note; (b) all amounts required to be deposited in the reserve fund for replacement; and (c) all obligations of the Partnership other than the Mortgage Loans unless funds for payment are set aside; and (2) the segregation and recording of (a) an amount equal to the aggregate of all special funds to be maintained by the Partnership under the Project Documents or this Agreement, including full funding of all mortgage insurance premium, real estate tax, insurance, and other escrows; (b) all tenant security deposits or prepaid rents held; and (c) all accounts and accrued items payable. Notwithstanding the foregoing, Surplus Cash as of a given date shall also include rental assistance payments properly accrued but not received through such date but received thereafter.

"Title Policy" means the owner's policy of title insurance issued to the Partnership by First American Title Insurance Company as endorsed to increase the amount thereof to $11,174,000 and to update such policy to a date not earlier than 10 days prior to the date of the Investment Closing.

"Uniform Act" means the Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

"Vessel" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.

Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

ARTICLE II

Continuation; Name; and Purpose

Section 2.1 Continuation

The parties hereto hereby agree to continue the limited partnership known as Affordable/Citrus Glen, Ltd., formed pursuant to the provisions of the Uniform Act.

Section 2.2 Name and Office; Agent for Service

A. The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be at 499 Boynton Bay Circle, Boynton Beach, Florida 33435. The General Partners may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

B. The name and address of the agent for service of process required to be maintained under the Uniform Act shall be:

Renée Fowler
499 Boynton Bay Circle
Boynton Beach, Florida 33435

Section 2.3 Purpose

The purpose of the Partnership is to acquire, construct, develop, repair, improve, maintain, operate, lease, dispose of and otherwise deal with the Project in accordance with any applicable Regulations and the provisions of this Agreement. The Partnership shall not engage in any other business or activity.

Section 2.4 Authorized Acts

In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Article VI, the Partnership is hereby authorized:

(i) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(ii) To acquire, construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the Property or any other assets of the Partnership, to the extent permitted by the Commitments.

(iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any Mortgage and in connection therewith to execute any extensions, renewals, or modifications of such Mortgage.

(v) To employ any Person, including any Affiliate, to perform services for, or to sell goods to, the Partnership (including without limitation management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length.

(vi) To execute any and all notes, mortgages and security agreements in order to secure loans from the Lender and any and all other documents, including but not limited to the Project Documents, required by the Lender or any Agency in connection with each Mortgage and Mortgage Loan and the acquisition, construction, rehabilitation, repair, development, improvement, maintenance and operation of the Property, or otherwise required by the Lender or any Agency in connection with the Property.

(vii) To execute contracts with any Agency.

(viii) To execute leases of some or all of the apartment units of the Project.

(ix) To modify or amend the terms of any agreement or contract which the General Partners are authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (1) materially adversely affect the Partnership or the Limited Partners, or (2) be in contravention of any of the terms or conditions of this Agreement.

(x) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

(xi) To execute the Related Agreements and any notices, documents or instruments permitted or required to be executed or delivered in connection therewith or pursuant thereto.

Section 2.5 Term and Dissolution

A. The Partnership shall continue in full force and effect until December 31, 2048, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) The sale or other disposition of all or substantially all the assets of the Partnership;

(ii) The Retirement of a General Partner unless the business of the Partnership is continued pursuant to Article VII or Section 4.7;

(iii) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investor Limited Partner and any Requisite Approvals; or

(iv) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or for purposes of this paragraph their trustee, receiver, successor or legal representative) shall cause the cancellation of the Certificate and liquidate the Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (other than Project Expense Loans).

ARTICLE III

Financing and Disposition of Property

A. The Partnership shall be authorized to obtain the Mortgage Loans to finance the acquisition, development and construction of the Property and (to the extent permitted by the Lender) to meet the initial expenses of operating the Project, and shall secure the same by the Mortgages; provided, however, that unless the Consent of the Investor Limited Partner is obtained, the principal amount of the construction Mortgage Loan shall not exceed $3,848,000, the principal amount of the permanent Mortgage Loan shall not exceed $3,848,000 and the principal amount of the second Mortgage Loan shall not exceed $1,670,000. Each Mortgage shall provide that no Partner or Related Person shall bear the Economic Risk of Loss for all or any part of such Mortgage Loan except to the extent that the General Partners or their Affiliates may have liability for the construction Mortgage Loan and the second Mortgage Loan to the Agency pursuant to the Guaranty.

The General Partners are specifically authorized, for and on behalf of the Partnership, to execute the Project Documents and any permitted amendments thereto and, subject to the limitations set forth herein, such other documents as they deem necessary or appropriate in connection with the acquisition, development, operation and financing of the Property.

B. Each General Partner shall be bound by the terms of the Project Documents. Any incoming General Partner shall as a condition of receiving any

interest in the Property agree to be bound by the Project Documents to the same extent and on the same terms as the other General Partners. Upon any dissolution of the Partnership or any transfer of the Property while any Mortgage is held by any Lender, no title or right to the possession and control of the Property and no right to collect the rents therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to the Lender and the Agency to the Project Documents and the provisions of this Agreement. The Project Documents shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as the corresponding Mortgage Loans shall be outstanding.

C. The Partnership may increase the amount of the Mortgage Loans or refinance any Mortgage, including any required transfer or conveyance of Partnership assets for security or mortgage purposes, and may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership; provided, however, that the terms of any such increase, refinancing, sale, exchange or other transfer or conveyance effected after the Admission Date must receive the Consent of the Investor Limited Partner before such transaction shall be binding on the Partnership. Notwithstanding the foregoing, no such Consent shall be required for the leasing of apartments to tenants in the normal course of operations; provided, however, unless such Consent is obtained the Partnership shall lease the Project in such a manner as to qualify as a "qualified low-income housing project" under Section 42(g)(1) of the Code, and shall lease all of the Low Income Units in the Project to Qualified Tenants.

D. Except as specifically permitted in Article IX.C, the Partnership may not borrow funds from an Investment General Partner or from any Affiliate of an Investment General Partner.

E. Upon the sale of the Property by the Partnership, no Person may pay to any Person real estate commissions in excess of the lesser of (i) that which is reasonable, customary, and competitive with those paid in similar transactions in the same geographic area or (ii) 3% of the sales price of the Property.

ARTICLE IV

Partners; Capital

Section 4.1 General Partner

The General Partner of the Partnership Affordable/Citrus Glen, Inc. and its address and Capital Contribution are set forth in the Schedule. In no event shall the aggregate Capital Contributions of the General Partners (excluding any Special Capital Contributions) exceed $85,015 without the Consent of the Investor Limited Partner.

Section 4.2 Limited Partners

A. SLP shall be the Special Limited Partner and is hereby admitted to the Partnership, and its address and Capital Contribution are set forth in the Schedule.

B. BFTCF is the Investor Limited Partner, and its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

C. The Original Limited Partner is Renée Fowler. By her execution of this Agreement, the Original Limited Partners hereby withdraws as a Limited Partner, and the Original Limited Partner, as such, shall have no further rights or obligations with respect to the Partnership as of the Admission Date.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash, if any, contributed by the Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution. The Schedule shall be amended and, if necessary or appropriate, amendments to the Certificate shall be filed from time to time to reflect the withdrawal or admission of Partners, any changes in the Interest held by a Partner arising from the transfer of an Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an Interest. The original Capital Account established for each such substituted Partner shall be in the same amount as, and shall replace, the Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of this Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner", as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such substituted Partner and his Capital Contribution shall be in proportion to the Interest he receives and the Capital Account of the Partner who retains a partial Interest in the Partnership and his Capital Contribution shall continue, and not be replaced, in proportion to the Interest he retains. Any special basis adjustments under Section 743 of the Code resulting from an election by the Partnership pursuant to Section 754 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for the Partners pursuant to this Section 4.3. Nothing in this Section 4.3 shall affect the limitations on transferability of Interests set forth in Article VII, Article VIII or Section 13.1.

Section 4.4 Withdrawal of Capital

A Partner shall not have the right to withdraw from the Partnership all or any part of his Capital Contribution. No Partner shall have any right to demand and receive property of the Partnership in return for his Capital Contribution or in respect of his Interest, except as may be specifically provided in this Agreement.

Section 4.5 Liability of Limited Partners

A. No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contribution as and when due hereunder. After its Capital Contribution shall be fully paid, no Limited Partner shall, except as otherwise required by the Uniform Act, be required to make any further capital contributions or payments or lend any funds to the Partnership.

B. BFTCF is a Massachusetts limited partnership. In no event shall any Person who is at any time a general or limited partner in BFTCF, or any partner or Affiliate of an Investment General Partner, have any personal liability for the payment or performance of any obligation of BFTCF under the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFTCF to contribute capital to the Partnership. All parties dealing with BFTCF shall look solely to the assets of BFTCF for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 4.6 Additional Limited Partners

A. The General Partners may admit additional Limited Partners only with the Consent of the Investor Limited Partner.

B. Any incoming Limited Partner shall, by his execution of this Agreement and as a condition to receiving any interest in the Partnership property, agree to be bound by the Project Documents to the same extent and in the same terms as the other Limited Partners.

C. Upon the admission of any additional Limited Partners, an amendment to this Agreement and, if necessary or appropriate, the Certificate reflecting such admission shall be filed with each appropriate governmental authority. Such amendment shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

Section 4.7 Certain Restricted Rights of Investor Limited Partners

A. Subject to the provisions hereinafter set forth in this Section 4.7, and to the Regulations, in addition to the other rights provided for in this Agreement, the Investor Limited Partners by a vote of Investor Limited Partners representing 51% of the Investor Limited Partner Class Contribution

(or such higher percentage or such additional consents as may be required under the applicable laws of the State), shall have the further right:

(i) to amend this Agreement, subject to the provisions of Section 13.12; provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers, obligations or duties of the affected General Partner or its interest in the profits and losses of the Partnership for Federal income tax purposes, tax credits or distributions or alter any of the provisions of Section 4.7B.;

(ii) to dissolve the Partnership;

(iii) to remove any or all of the General Partners and elect one or more new General Partners; and

(iv) to approve or disapprove the sale at any one time of all or substantially all of the assets of the Partnership;

provided, however, that the foregoing notwithstanding, the Investor Limited Partner agrees that no General Partner shall be removed without Cause unless at least 51% in interest of the individual limited partners of the Investment Partnership (the "Public Investors") shall have specifically directed the Investment General Partners to vote for such removal. The Investment General Partner agree that they shall not initiate or solicit a vote of the Public Investors to remove any General Partner without Cause; provided however, that the Investment General Partners shall not be deemed to have violated this prohibition by: (i) filing reports required by governmental and regulatory agencies, (ii) the sending of required reports to the Public Investors or (iii) calling a meeting upon request of the requisite percentage of the Public Investors.

B. The Interest of any General Partner removed pursuant to this Section 4.7 shall be valued and sold pursuant to Section 7.8.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

D. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be

made available on request to any Limited Partner or its representative at its cost.

ARTICLE V

Capital Contributions of Investor Limited Partner

Section 5.1 Installments of Capital Contributions

A. The Investor Limited Partner shall contribute as its Capital Contribution the sum of $4,581,360 payable in four installments (the "Installments"): the first Installment (the "First Installment"), in the amount of $2,036,160, shall be payable on the date of the Investment Closing; and the second Installment (the "Second Installment"), in the amount of $1,060,500 shall be payable on the 50% Completion Date, the Third Installment (the "Third Installment"), in the amount of $1,220,215, shall be payable on the Completion Date and the fourth installment in the amount of $264,485 shall be payable on the First Payment Date (as such term is defined in the Escrow Agreement). Notwithstanding the foregoing, however, payment of $339,360 of the First Installment (the "First Installment Balance") shall be deferred until thirty (30) days following the date of Investment Closing.

B. The Capital Contribution of the Investor Limited Partner shall be subject to reduction in the manner provided in this Section 5.1B.

(i) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit (as hereinafter defined) properly allocable to the Investor Limited Partner is less than $839,768, then the Capital Contribution of the Investor Limited Partner shall be reduced in the aggregate by the "Adjustment Factor" (as hereinafter defined) for each $1.00 that the Annual Credit properly allocable to the Investor Limited Partner is less than $839,768. The "Adjustment Factor" shall be an amount equal to $5.00 (if the Investor Limited Partner is notified of the determination of the Annual Credit on or prior to February 28, 1995) or $6.74 (if the Investor Limited Partner is notified of such determination on or after March 1, 1995).

(ii) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit properly allocable to the Investor Limited Partner is less than $75,579 in 1994, or $620,000 in 1995, then the Capital Contribution of the Investor Limited Partner shall be reduced by $0.70 for each $1 that the Annual Credit properly allocable to the Investor Limited Partner is less than $75,579 in 1994, or $620,000 in 1995, except to the extent such reduction has already been effected pursuant to the foregoing subparagraph (i).

(iii) For the purposes of this Section 5.1B., the term "Annual Credit" shall mean the amount of the aggregate annual "low-income housing credit" allowable to the Partners under Section 42(a) of the Code; provided, however, that in determining such amount the following adjustments shall be made:

(a) no amount of any increase in the credit allowable pursuant to Section 42(f)(3) of the Code shall be considered in determining the Annual Credit unless such increase is allowable during the second year of the "credit period";

(b) the Annual Credit shall be determined without regard to the following provisions of Section 42 of the Code: (x) the adjustments to the amount allowable for the first year of the "credit period" pursuant to Sections 42(f)(2) or 42(f)(3)(B) of the Code; (y) any reduction to the number of Low Income Units which occurs subsequent to the second year of the "credit period"; or (z) a failure of a portion of the Project to qualify as a "qualified low-income building" which occurs subsequent to the second year of the "credit period".

(iv) The General Partners shall forthwith pay to the Investor Limited Partner the amount to which it is entitled by reason of any reduction pursuant to paragraph (i) or (ii), such payment to be made within thirty (30) days of the date of the determination in question. Any such payment by the General Partners shall not constitute a Capital Contribution, loan or advance to the Partnership and shall not be reimbursable by the Partnership, but shall be treated as a payment by the General Partners to the Investor Limited Partner for breach of warranty by the General Partners to the Investor Limited Partner. If full payment of such amount is not received within such thirty (30)-day period, the unpaid balance shall thereafter bear interest at the Designated Prime Rate.

C. The obligation of the Investor Limited Partner to make each Installment (except as otherwise provided) is subject to each of the following conditions:

(a) The General Partners shall have executed and delivered to the Investor Limited Partner a certificate (the "Payment Certificate"), in the form attached hereto as Exhibit 1 (relating to the Second Installment) and Exhibit 2 (relating to the Third Installment), dated the date such Installment is to be paid to the Partnership and attaching the Title Policy endorsement referred to therein.

(b) In the case of the First Installment, all Requisite Approvals to the admission of BFTCF as Investor Limited Partner pursuant to this Agreement shall have been obtained and the Project shall have received credit allocation from the State or reservation or conditional commitment therefor in the amount of at least $848,250.

(c) Each of the representations and warranties set forth in Section 6.5 shall in all material respects be true and correct.

(d) No event shall have occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

(e) No event shall have occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under the provisions of Section 7.5 which has not been cured as therein provided.

(f) Notwithstanding the foregoing, if an Installment has not become due because of a failure to satisfy any condition to the payment thereof, but such condition can be satisfied by the payment of money, then in the discretion of the Investor Limited Partner such Installment may be collected notwithstanding the failure to satisfy such condition, provided that when such Installment is released from escrow (1) the amount required to satisfy such condition is disbursed directly to the requisite parties for the purpose of satisfying such condition, and (2) any acceleration of maturity of indebtedness and any other default and any action or proceeding which was the basis of the failure to satisfy such condition or which resulted from such failure has been effectively waived and, in the case of any such action or proceeding, terminated with prejudice.

ARTICLE VI

Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) any applicable law or regulation, or (ii) any agreement between the Partnership and any Lender or Agency.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership, except as specifically permitted by Article IX, or

(ii) following completion of construction of the Improvements, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the use of the Property, or

(iii) to acquire any real property in addition to the Property (other than easements or similar rights necessary or convenient for the operation of the Project), or

(iv) to bear, or cause or permit any Related Person to bear, the Economic Risk of Loss with respect to all or any portion of any Note or Mortgage or the indebtedness secured thereby, except as provided in Article IIIA., or

(v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause 6.1B(v), accounts receivable in the ordinary course of business from Persons other than the General Partners or their Affiliates shall not be deemed to be advances or loans), or

(vi) to lease any Low Income Unit in the Project to other than Qualified Tenants or otherwise operate the Project in such a manner or take any action which could cause any Low Income Unit in the Project to fail to be treated as a qualified low-income housing unit under Section 42(i)(3) of the Code or which would cause the recapture by the Partnership of any low-income housing credit under Section 42 of the Code, or

(vii) to amend any Project Document, or to permit any party thereunder to waive any provision thereof, to the extent that the effect of such amendment or waiver would be to eliminate, diminish or defer any obligation or undertaking of the Partnership, the General Partners or their Affiliates which accrues, directly or indirectly, to the benefit of, or provides additional security or protection to, the Investor Limited Partner (notwithstanding that the Investor Limited Partner is neither a party to nor express beneficiary of such provision or was not a Partner when such provision became effective), or

(viii) to increase or refinance any Mortgage or to sell or convey the Property, except as provided in Article IIIC., and except that the General Partners may cause the Partnership to grant easements and similar rights affecting the Land to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project, or

(ix) to cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership, or

(x) to pledge or assign any of the Capital Contribution of the Investor Limited Partner or the proceeds thereof, or

(xi) to amend any of the Related Agreements.

(xii) to approve any changes to the plans and specifications for the Project which would result, either individually or in the aggregate, in an overall development cost increase in excess of $300,000 (provided, however, that any Consent of the Investor Limited Partner required under this clause (ix) shall not be unreasonably withheld.

C. The General Partners shall not (a) cause the Partnership to utilize Cash Flow to acquire interests in other limited partnerships or (b) cause the Partnership to invest the proceeds of any sale or refinancing of the Project unless a sufficient portion thereof is distributed to the Investment Partnership to enable each limited partner thereof, assuming that he is in a combined federal, state and local marginal income tax bracket of 35%, to pay the federal, state and local income tax liability arising from the sale or refinancing which generated such proceeds, and in any event sale or refinancing proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the final closing of the admission of limited partners into the Investor Limited Partner occurs, except to the extent of any reserves retained therefrom.

Section 6.2 Independent Activities

Any Partner may engage independently or with others in other business ventures of every nature and description including, without limitation, the ownership, operation, management, and development of real estate, regardless of whether such real estate directly competes with the Project, and neither the Partnership nor any Partner shall have any rights by reason of this Agreement in and to such independent ventures or the income or profits derived therefrom.

Section 6.3 Business Management and Control; Designation of Managing General Partner; Tax Matters Partner; Certain Rights of the Special Limited Partner

A. The General Partners shall have the exclusive right to manage the business of the Partnership. No Limited Partner (except one who may also be a General Partner and then only in his capacity as General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

B. The powers and duties of the General Partners hereunder may be exercised in the first instance by one or more Managing General Partners who, subject to the terms and provisions of this Agreement, shall manage the business and affairs of the Partnership. Each Managing General Partner is hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by any Lender or Agency) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder. Affordable/Citrus Glen, Inc. is hereby designated as the initial Managing General Partner; if such Person shall become unable to serve in such capacity or shall cease to be a General Partner, the remaining General Partners may from time to time designate from among themselves by consent one or more substitute or additional Managing General Partners. If for any reason no designation is in effect, the powers of the Managing General Partners shall be exercised by the majority consent of the remaining General Partners. A designation of a successor as Managing General Partner or the designation of an additional Managing General Partner pursuant to Section 7.3 or 7.5 shall supersede any designation or other

exercise of rights pursuant to this Section 6.3B. Any action required or permitted to be taken by a corporate General Partner (or corporate general partner of a General Partner which is a partnership) hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose.

C. In the event that (i) the Partnership is in material default of any of its obligations under the Project Documents, which default, in the reasonable judgment of the Special Limited Partner, threatens an assignment or foreclosure of any Mortgage, (ii) any General Partner or the Purchaser is in default in any material respect under any of its obligations under this Agreement or any of the Related Agreements, (iii) a Recapture Event shall have occurred or (iv) if a sole General Partner shall Retire, the Special Limited Partner may, at its election, give notice of such default or event to the then General Partners, if any, and, (1) (in the case of a default) if such default is not cured within 10 business days (or cured within a reasonable time in the event it is impossible to cure such default within such ten-day period, provided that the General Partners are diligently and in good faith seeking to cure such default and there has been no assignment of or institution of proceedings to foreclose any Mortgage), or (2) (in the event of such Retirement or Recapture Event) promptly after the occurrence of such event, the Special Limited Partner or any Entity of which a majority of the stock or beneficial interest is owned, directly or indirectly, by the Special Limited Partner or Boston Financial, may, with the Consent of the Investor Limited Partner, elect to become an additional General Partner with all the rights and privileges of a General Partner. The Special Limited Partner shall provide the General Partners with true and correct copies of the written instruments evidencing such Consent of the Investor Limited Partner within ten days after the Special Limited Partner's receipt thereof. Upon such election by the Special Limited Partner or such Entity and such Consent, the Special Limited Partner or such Entity shall automatically become and shall be deemed a General Partner and each Partner hereby irrevocably appoints the Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement and the Certificate necessary or appropriate to confirm the foregoing. If the Special Limited Partner or such Entity shall become an additional General Partner as herein stated, its Interest shall not be increased thereby (except that the Special Limited Partner may assign its Interest to such Entity). In the event of the admission of the Special Limited Partner or such Entity as a General Partner pursuant to this Section 6.3, and if there are then any other General Partners, the Special Limited Partner or such Entity shall have managerial rights, authority and voting rights of 51% on any matters to be decided or voted upon by the General Partners or the Managing General Partner, as the case may be, and the rights and authority of the remaining General Partners or the Managing General Partner, as the case may be, shall be deemed equally divided among them.

D.1 The Managing General Partner is hereby designated as the Tax Matters Partner ("TMP") for the Partnership. Upon the Retirement of the Person serving as the TMP, any successor to the Interest of the TMP pursuant to the applicable provisions of this Agreement shall be designated as the successor

TMP, but such designee shall not become the TMP until the designation of such Person has been approved by Consent of the Investor Limited Partner.

D.2 The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Service, and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Partnership expense and shall be paid by the Partnership. Such counsel shall be responsible for representing the Partnership; it shall be the responsibility of the General Partners and of the Investor Limited Partner, at their own expense, to employ tax counsel to represent their respective separate interests.

D.3 The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Partner who so requests in writing, a copy of each notice or other communication received by the TMP from the Service (except such notices or communications as are sent directly to such requesting Partner by the Service). All reasonable third party costs and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and shall be paid by the Partnership.

D.4 The TMP shall have no authority, without the Consent of the Investor Limited Partner, to (i) enter into a settlement agreement with the Service which purports to bind Partners other than the TMP, (ii) file a petition as contemplated in Section 6226(a) or 6228 of the Code, (iii) intervene in any action as contemplated in Section 6226(b) of the Code, (iv) file any request contemplated in Section 6227(b) of the Code, or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

D.5 The relationship of the TMP to the Investor Limited Partner is that of a fiduciary, and the TMP hereby acknowledges its fiduciary obligation to perform its duties in such manner as will serve the best interests of the Partnership and the Investor Limited Partner.

D.6 The Partnership shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably incurred by the TMP in any civil, criminal or investigative proceeding in which the TMP is involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what it reasonably believed to be in the best interests of the Partnership or its Partners. The TMP shall not be indemnified under this provision against any liability to the Partnership or its Partners to any greater extent than the indemnification allowed by Section 6.6 of this Agreement. The indemnification provided by this subparagraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Partners, or otherwise.

Section 6.4 Duties and Obligations of the General Partners

A. The General Partners shall use their best efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, and shall devote to Partnership business such time and effort as may be necessary to (i) supervise the activities of the Management Agent, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto, (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by any Lender or Agency, (iv) elect to defer the commencement of the credit period for all or any portion of the low-income housing tax credit allowable to the Partners under Section 42(g) of the Code, to the extent that any such deferral may be in the best economic interest of the Investor Limited Partner, (v) cause the Project to be insured against fire and other risks covered by such insurance in the maximum amount required by any Lender and/or the Agency and good management practices, in any event in an amount equal to the full replacement value of the Improvements, (vi) obtain and keep in force during the term of the Partnership adequate business or rental interruption and workmen's compensation insurance satisfactory to each Lender and to the Agency, (vii) obtain and keep in force during the term of the Partnership public liability insurance for the benefit of the Partnership and its Partners in amounts from time to time reasonably acceptable to the Agency and the Special Limited Partner, (viii) enforce all contracts entered into for the benefit of the Partnership, (ix) construct and operate the Property in compliance with all applicable Hazardous Waste Laws, and (x) do all other things which may be reasonably necessary to manage the affairs and business of the Partnership. Further, in the event of any casualty and provided that the insurance proceeds shall be made available therefor, the General Partners shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence. All of the insurance policies required by this Section 6.4A shall (a) be written by insurance companies rated A or better by Best's, (b) include BFTCF as a named insured, and (c) include a provision requiring the insurance company to notify BFTCF in writing 30 days prior to the cancellation of any such policy. In addition, the General Partners shall promptly provide BFTCF or its representatives with copies of such insurance policies upon request from time to time. The General Partners shall review regularly all of the Partnership and Project insurance coverage to insure that it is adequate. In particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the then current full replacement value of the Improvements.

B. Subject to the terms of the Project Documents and to the requirements of Section 42 of the Code, the General Partners shall use reasonable efforts consistent with sound management practice to cause the Project to maximize income produced by the Project, including, if necessary, seeking any necessary approvals of, and implementing, appropriate adjustments in the rent schedule of the Property.

C. The General Partners shall hold for occupancy such percentage of the apartments in the Project in such a manner as to qualify the entire Project as a "qualified low income housing project" under Section 42(g) of the Code as interpreted from time to time in regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g) of the Code or which would cause the recapture of any low income housing tax credit under the Code without the Consent of the Investor Limited Partner.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other Agency designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information and shall take any and all other action required (i) to insure that the Partnership (and its Partners) will continue to qualify for the low-income housing credit described in Section 42 of the Code for all Low Income Units in the Project and (ii) unless the Consent of the Investor Limited Partner is received to act otherwise in a particular instance, to avoid recapture of such credit for failure to comply with the requirements of Section 42 of the Code.

E. The General Partners agree that, except as provided in or contemplated by the Commitments, neither they nor any Related Person will at any time bear the Economic Risk of Loss for payment of any Mortgage Loan. The General Partners agree that they will not cause any Limited Partner at any time to bear the Economic Risk of Loss for payment or performance under any Note or Mortgage; provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would cause it to bear the Economic Risk of Loss for payment of any Mortgage Loan.

F. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. No General Partner shall contract away the fiduciary duty owed at common law to the Limited Partners.

G. Any Affiliate of a General Partner rendering services to the Partnership must comply with the requirements as to experience of such Affiliate contained in Section II.A of the NASAA Guidelines.

H. The General Partners shall (i) not store (except in compliance with applicable Hazardous Waste Laws) or dispose of any Hazardous Material at the Project, or at or on any other Facility or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with applicable Hazardous Waste Laws); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at

or from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

I. The General Partners shall establish a reserve account for capital replacements, which account shall be funded by monthly deposits of $2,200 (or such lesser amount as shall be approved in writing by the Special Limited Partner from time to time) commencing on the Completion Date. Withdrawals from such reserve shall be utilized solely to fund capital repairs and improvements deemed necessary by the General Partners.

J. If requested to do so by the Investor Limited Partner at any time after the completion of the fourteenth year of the compliance period (as defined in Section 42(i)(1) of the Code), the General Partners shall submit a written request to the applicable housing credit agency of the State to find a Person to acquire the Partnership's interest in the Project and/or take such other action permitted or required by the Code as the Investor Limited Partner may reasonably request to effect a sale of the Project or to terminate the extended use commitment of Section 42(h)(6)(B) of the Code.

Section 6.5 <u>Representations and Warranties; Certain Indemnities</u>

A. The General Partners hereby jointly and severally represent and warrant to the Investor Limited Partner that the following are true as of the date hereof and will be true on the due date for the Second Installment (except for Sections 6.5A(xii), 6.5A(xiv) and 6.5A(xv), which are continuing representations with which the General Partners agree to comply at all times):

(i) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all recording requirements with each proper governmental authority necessary to establish the limited liability of the Limited Partners as provided herein.

(ii) No litigation or proceeding against the Partnership, any General Partner, the Builder or the Developer, nor any other litigation or proceeding directly affecting the Project, is pending before any court, administrative agency or other governmental authority which would, if adversely determined, have a material adverse effect on the Partnership, any General Partner, the Builder, the Developer or their respective businesses or operations, except for such matters as to which the likelihood of such a determination adverse to the Partnership is, in the opinion of Partnership Counsel or other counsel acceptable to the Investor Limited Partner, remote.

(iii) (a) No default by any General Partner, any Affiliate thereof having any relationship with the Project, or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents.

(b) Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

(c) All replacement reserves are fully funded to the extent required by the Project Documents and this Agreement (provided, however, that this representation shall not be deemed to apply to the First Installment).

(d) No failure or refusal of the Lender to make any advance required under the Construction Loan Agreement has occurred and is continuing.

(iv) No Partner or Related Person bears the Economic Risk of Loss with respect to the indebtedness evidenced by any Note and secured by any Mortgage, except as permitted by Article IIIA.

(v) All building, zoning and other applicable certificates, permits and licenses necessary to permit the construction, rehabilitation, repair, use, occupancy and operation of the Project have been obtained (other than prior to completion of the Project or a specified portion thereof, such as will be issued only after the completion of the Project or such specified portion thereof) and neither the Partnership nor the General Partners has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any governmental authority having jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

(vi) The Partnership owns the fee simple interest in the Property and has good and marketable title thereto, free and clear of any liens, charges or encumbrances other than the Mortgages, matters set forth in the Title Policy delivered at Investment Closing, encumbrances the Partnership is permitted to create under Sections 2.4 and 6.1, and mechanics' or other liens which have been bonded or insured against in such a manner as to preclude the holder of such lien or such surety or insurer from having any recourse to the Property or the Partnership for payment of any debt secured thereby. None of the liens, charges, encumbrances or exceptions set forth in the Title Policy delivered at Investment Closing has or will have a material adverse effect upon the construction or operation of the Project.

(vii) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be

made or taken, pertaining to the Partnership or the Property by any General Partner or Affiliate thereof which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of any such corporation or any agreement by which any such corporation or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree. Each such corporation is duly organized and validly existing under the law of the state of its incorporation.

(viii) No General Partner is in default in any material respect in the observance or performance of any provision of this Agreement to be observed or performed by such General Partner.

(ix) The Related Agreements are in full force and effect and no default by any party thereto (other than BFTCF or its Affiliates) has occurred or is continuing thereunder (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default in any material respect thereunder).

(x) No Event of Bankruptcy has occurred and is continuing with respect to the Partnership, any General Partner, the Developer or the Purchaser.

(xi) The entire Project will qualify, or on and after the Completion Date qualifies, as a "qualified low-income housing project" under Section 42(g) of the Code and all Low Income Units in the Project qualify as "low income" apartment units under Section 42 of the Code.

(xii) The General Partners satisfy the Designated Net Worth Standard.

(xiii) All tax returns, financial statements, Forms K-1 and reports due under Sections 12.1B. and 12.1E. have been properly filed and/or transmitted, as applicable.

(xiv) The Managing General Partner has at least two years' relevant real estate or other experience demonstrating the knowledge and experience to acquire and manage assets such as the Project, and has a financial condition commensurate with any financial obligations assumed in the operation of the Partnership (at minimum, an aggregate financial net worth, exclusive of home, automobile and home furnishings, of the greater of either $50,000 or an amount at least equal to 5% of the gross amount of all offerings sold by such General Partner within the prior twelve months plus 5% of the gross amount of the Capital Contribution of the Investor Limited Partner, to an aggregate maximum net worth of $1,000,000), except that the foregoing requirements with respect to net worth shall not apply where the Managing General Partner is a non-profit organization or an Affiliate thereof.

(xv) Any Affiliate of a General Partner rendering services to the Partnership shall have not less than four years' relevant experience in

the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(xvi) To the best of the General Partners' knowledge, no General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Facility or Vessel on which any Hazardous Material was or is stored, transported, or disposed of (except if such storage, transport or disposition was or is at all times in compliance with applicable Hazardous Waste Laws); (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with applicable Hazardous Waste Laws); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, Affiliate of a General Partner, or Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Facility or Vessel.

(xvii) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported or disposed of on the Land (except to the extent any such storage, transport or disposition was at all times in compliance with all Hazardous Waste Laws).

B. The General Partners jointly and severally agree to promptly indemnify, defend and hold harmless the Partnership and the Limited Partners from and against any and all claims, losses, damages and liabilities (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) which the Partnership and the Limited Partners may incur by reason of any liabilities to which either the Partnership or the Project is subject at the Admission Date; provided, however, that the foregoing indemnification shall not apply to the Mortgage, necessary contractual obligations normally incurred pursuant to the Commitments in connection with the operation of the Property, or to acts for which the General Partners are entitled to indemnification under Section 6.6.

C. The General Partners jointly and severally agree promptly to indemnify, defend, and hold harmless the Partnership and the Limited Partners from and against any claim, loss, damage or liability (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) on account of the presence or escape of any Hazardous Material at or from the Property (or at any other location). Any claim, loss, damage or liability described in the immediately preceding sentence may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of General Partners. Notwithstanding anything else set forth in this Agreement, this

indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

Section 6.6 Indemnification

Each General Partner (including any Retired General Partner) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any of its "Designated Affiliates" (as such term is defined in Section 6.7B.) and were the result of a course of conduct which the General Partners, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof; provided, however, that no indemnification shall be provided for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification in connection with a settlement which was so approved, the party seeking indemnification shall place before tne court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Securities Division and any other state securities administrator whose rules or published policies require such disclosure with respect to the issue of indemnification for securities law violations.

The Partnership shall not incur that cost of that portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

Section 6.7 Liability of General Partners to Limited Partners

A. No General Partner or Designated Affiliate (as defined in Section 6.7B) shall be liable, responsible or accountable for damages or otherwise to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or Designated Affiliate if that General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct on the part of that General Partner or Designated Affiliate.

B. As used in Sections 6.6 and 6.7, a "Designated Affiliate" is any Person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with any General Partner, (2) owns or controls 10% or more of the outstanding voting

securities of any General Partner, (3) is an officer, director, partner or trustee of any General Partner, or (4) if any General Partner is an officer, director, partner or trustee, of any company for which the General Partner acts in any such capacity.

Section 6.8 Certain Obligations of the Developer

A. The Partnership has entered into an agreement with the Developer pursuant to which the Developer is obligated to complete the construction of the Improvements and to pay certain development costs and other expenses as set forth in the Development Agreement.

B. The Developer has also agreed to deposit certain funds with the Escrow Agent in accordance with the Escrow Agreement. Funds held by the Escrow Agent shall be invested and disbursed in the manner and for the purposes set forth in the Escrow Agreement.

C. The undertakings of the Developer set forth in the Development Agreement and the Escrow Agreement are made for the benefit of and shall be enforceable by the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or the Development Agreement or any rights thereunder.

D. The General Partners hereby unconditionally jointly and severally guarantee to the Partnership and the Investor Limited Partners the due and punctual performance of all obligations of the Developer under the Development Agreement. The General Partners hereby agree that their obligations hereunder shall constitute a guaranty of payment and not of collection and shall be unconditional irrespective of the regularity or enforceability of this Agreement or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor or any other circumstances which might otherwise limit the recourse to the General Partners. The undertakings of the General Partners set forth in this Section 6.8 and in Section 6.9 are made for the benefit of the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.9 Obligation to Provide for Project Expenses

A. The General Partners agree that if the Partnership requires funds to (i) discharge Project Expenses (other than to make payments to Partners, payments of any outstanding Project Expense Loans or other obligations herein provided to be payable solely out of Cash Flow or distributions of proceeds from a Capital Transaction) during or in respect of the period commencing on the Admission Date and ending four years after the Development Obligation Date or (ii) assure maintenance by the Partnership of Surplus Cash of at least $1.00 at all times during such period, the General Partners shall furnish to the Partnership the funds required. (Except for amounts applied in accordance with Section 12.1C, any amounts applied to the payment of Project Expenses pursuant to Section 5(b) of the Escrow Agreement shall be deemed to have been

applied on behalf of the General Partners in accordance with the foregoing obligation.) Amounts so furnished to fund Project Expenses incurred prior to the Development Obligation Date shall be deemed Special Capital Contributions; amounts furnished to fund Project Expenses incurred on or after the Development Obligation Date shall constitute Project Expense Loans. Notwithstanding the foregoing, however, the General Partners shall not be obligated to make Project Expense Loans under this Section 6.9A. to the extent that the outstanding aggregate principal amount of such loans would exceed $400,000. Any such Project Expense Loans shall be repayable only as provided in Article X. The obligations of the General Partners under this Section 6.9A in respect of the period prior to the Development Obligation Date are hereby unconditionally guaranteed by the Developer.

B. Commencing on the fourth anniversary of the Development Obligation Date, the General Partners shall be obligated to make working capital advances to the Partnership when and as needed, except that the General Partners shall not be obligated to make further advances under this Section 6.9B to the extent that the aggregate outstanding balance of such advances shall exceed $200,000. Advances made pursuant to this Section 6.9B shall not bear interest and may be repaid from available funds of the Partnership.

Section 6.10 <u>Certain Payments to the General Partners and Affiliates</u>

A. For its services in connection with the development of the Property and the supervision to completion of the construction of the Improvements and as reimbursement for Development Advances, the Developer shall be entitled to receive the amounts set forth in the Development Agreement.

B. All of the Partnership's expenses shall be billed directly to, and paid by, the Partnership to the extent practicable. Subject to the terms of this Agreement, including without limitation Section 6.10C., reimbursements to a General Partner or any of its Affiliates by the Partnership shall be allowed as provided in this 6.10B. for the lower of (a) actual cost to the General Partners or any of their Affiliates of the Partnership's actual operating cash expenses or (b) the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographical location, including the following general functions of the Partnership:

(i) Partnership operations, which shall include without limitation the following: implementation of Partnership investment policies, implementation of periodic physical inspections and informal market surveys; direction and review of work of managers, contractors and leasing agents; payment of fees and expenses to independent contractors, mortgage brokers, brokers, leasing agents, consultants, insurance brokers, and other agents; implementation and review of reserves and working capital and recommendations with respect to changes thereto; preparation, presentation, and implementation of cash distribution decisions; financial analysis; preparation of Partnership status reports; initiation and implementation of any other positive action necessary to optimize the potential benefits for the Partnership; payment of any and all liabilities, losses, judgments, expenses (including attorneys' fees and

disbursements) and amounts paid in settlement of claims arising from any claims for personal injury, property damage, wrongful death and other risks arising out of the business of the Partnership; supervision and expenses of professionals employed by the Partnership in connection with any of the above, including attorneys, accountants, and appraisers; initiation and analysis of recommendations to sell the Project on acceptable terms of sale; and payment of audit and other fees;

(ii) Partnership accounting, which shall include without limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Cash Flow, profits and losses, tax credits and working capital requirements; preparation of regulatory and tax reports; costs of any computer equipment or services used for or by the Partnership; costs of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

(iii) legal services, which shall include without limitation the following: expenses of revising and amending this Agreement or converting, modifying, or terminating the Partnership or this Agreement; monitoring litigation, if any; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted therewith, subject to the provisions of Section 6.6; and costs of qualifying or licensing the Partnership;

(iv) tax services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation of Partnership Federal, state and local tax returns; review of tax projections;

(v) computer services, which shall include without limitation the following: costs of any computer equipment or services used for or by the Partnership, including processing of accounting records relating to the Partnership;

(vi) risk management, which shall include without limitation the following: inspection services, special consultant fees, premiums, loss adjustments, and any other expenses of insurance required in connection with the business of the Partnership; and

(vii) any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

C. Neither the General Partners nor any of their Affiliates shall be entitled to any compensation, fees or profits from the Partnership in connection with the acquisition, construction, development or rent-up of the Land or Improvements or for the administration of the Partnership's business or otherwise, except for (i) payments provided for or referred to in Sections 2.4(v) or 6.10A, (ii) payments of the Management Fee and Incentive Management Fee referred to in Article XI, (iii) fees and distributions under

Article X and (iv) such other fees and distributions as may be permitted to be paid by the Lender or the Agency out of the proceeds of any Mortgage Loan.

Section 6.11 Joint and Several Obligations

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

Section 6.12 Grant of Security Interest

In order to secure the performance by the General Partners and the Developer of their obligations to the Investor Limited Partner under this Agreement and all other agreements or instruments delivered concurrently herewith, the General Partners and the Developer hereby assign to the Investor Limited Partner all amounts otherwise payable to the General Partners and the Developer under this Agreement and the Development Agreement (as fees, distributions or otherwise), which assignment shall be deemed a grant of a security interest. The General Partners and the Developer hereby represent and warrant to the Investor Limited Partner that the security interest granted hereunder is and shall remain a perfected first security interest in the collateral herein described. At the request of the Investor Limited Partner, the General Partners and the Developer shall execute such documents and take such other actions as may be necessary or appropriate in the discretion of the Investor Limited Partner to further evidence and perfect the security interest granted hereby. This security interest will terminate when the obligations secured are performed to the satisfaction of the Investor Limited Partner.

ARTICLE VII

Withdrawal of a General Partner; New General Partners

Section 7.1 Voluntary Withdrawal

A. Except as effected under Section 6.12, no General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell, assign or encumber his Interest without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as such General Partner's successor or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Investor Limited Partner has consented thereto or if, pursuant to Section 7.5, such a consent is not required, and any Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

Section 7.2 Obligation to Continue

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partner shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such continuance. Within ten (10) days after the occurrence of such Retirement, the remaining General Partners, if any, shall notify the Investor Limited Partner thereof.

Section 7.3 Successor General Partner

A. Upon the occurrence of any Retirement, the remaining General Partners may designate a Person to become a successor General Partner to the Retired General Partner. Except as provided in Section 7.5 and subject to the provisions of Section 7.5, any Person so designated, subject to any Requisite Approvals, the Consent of the Investor Limited Partner and, if required by the Uniform Act or any other applicable law, the consent of any other Partner so required, shall become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

B. If any Retirement shall occur at a time when there is no remaining General Partner and no successor General Partner is to be admitted pursuant to Section 7.3A, then the Investor Limited Partner shall have the right, subject to any Requisite Approvals and the provisions of Sections 6.3C and 7.5, to designate a Person to become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

C. If the Investor Limited Partner elects to reconstitute the Partnership and admit a successor General Partner pursuant to this Section 7.3, the relationship of the Partners in the reconstituted Partnership shall be governed by this Agreement.

D. If any successor General Partner is to be the Managing General Partner, then such successor General Partner shall meet the requirements of Section 6.5A(xiv).

E. Upon the exercise by an Affiliate of an Investment General Partner of a right to become a General Partner under this Agreement, such Affiliate shall be deemed to have acknowledged that it is in privity with the limited partners of the Investment Partnership.

Section 7.4 Interest of Predecessor General Partner

A. Except as provided in Section 7.3A, no assignee or transferee of all or any part of the Interest as a General Partner of a General Partner shall have any automatic right to become a General Partner. Until the acquisition of the Interest of a Retiring General Partner pursuant to Section 7.4D or 7.8, such Interest shall be deemed to be that of an assignee and the holder thereof

shall be entitled only to such rights as an assignee may have as such under the laws of the State.

B. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 shall remain liable for all of his obligations under this Agreement, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the default, negligence or misconduct of a successor General Partner admitted in his place under this Agreement.

C. The estate (which term, for purposes of this Section 7.4C., shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable for all his liabilities and obligations hereunder, except as provided in this Section 7.4C. In the event of the death, insanity or incompetency of a General Partner, his estate shall remain liable for his obligations under Sections 6.8 and 6.9, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by him, but his estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after his death, insanity or incompetency unless it becomes a General Partner pursuant to Section 7.3A.

D. The disposition of the General Partner Interest of a General Partner who or which Retires voluntarily in compliance with this Agreement shall be accomplished in such manner as shall be acceptable to the remaining General Partners and shall be approved by Consent of the Investor Limited Partner. Except as provided in the preceding sentence, upon the Retirement of a General Partner (other than a General Partner who or which is removed as such pursuant to Section 4.7), such Retiring General Partner shall be deemed to have automatically transferred to the remaining General Partners, in proportion to their respective General Partner Interests, or, if there shall be no remaining General Partner, then to the Partnership for the benefit of the remaining Partners, all or such portion of the General Partner Interest of such Retiring General Partner which, when aggregated with the existing General Partner Interests of all such remaining General Partners, will be sufficient to assure such remaining General Partners a 1% interest in all profits, losses, credits and distributions of the Partnership under Article X. No documentation shall be necessary to effectuate such transfer, which shall be automatic, and no consideration shall be payable therefor. For the purposes of Article X, the effective date of the transfer pursuant to the provisions of this Section 7.4D of the General Partner Interest of a Retired General Partner shall be deemed to be the date on which such Retirement occurs. That portion of the General Partner Interest (the "Remaining Interest") of the Retiring General Partner which shall not have been transferred pursuant to this Section 7.4D shall be (i) purchased by the Partnership in accordance with the provisions of Section 7.8 in the case of a General Partner who or which Retires in violation of Section 7.1 hereof and (ii) in all other cases (except a removed General

Partner), shall be retained by such Retiring General Partner (or pass to legal representatives thereof) who or which shall have the status of a Special Limited Partner, but with the right to receive only that share of the profits, losses, credits and distributions of the Partnership to which the Retiring General Partner, as such, would have been entitled had he or it remained, reduced to the extent of the General Partner Interest transferred hereunder, but such Retiring Partner (or his or its legal representatives, as the case may be) shall not be considered to be a Special Limited Partner for the purpose of exercising any rights reserved to the Special Limited Partner under this Agreement or sharing the benefits allocated to the Special Limited Partner under Article X hereof and shall not participate in the votes or consents of the Limited Partners hereunder; provided, however, that in the case of a General Partner who or which Retires involuntarily without violation of this Agreement, the Partnership shall have the option (but not the obligation), exercisable by notice to the holder of such Interest within six months following the date of such Retirement, to acquire the Remaining Interest of such Retiring General Partner (or the Special Limited Partner Interest deriving therefrom) in accordance with the valuation and payment provisions of Section 7.8.

Section 7.5 Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interest

A. If an Event of Bankruptcy shall have occurred as to a General Partner, the Special Limited Partner may (i) replace such General Partner with a successor general partner (the "Successor") willing to serve as a General Partner and reallocate to the Successor (and the bankrupt General Partner hereby assigns to the Successor in such event) the interest of the bankrupt General Partner in profits, losses, credits, Cash Flow and net cash proceeds of a Capital Transaction (provided, however, that in no event shall any fees which are earned be so reallocated), or (ii) add an additional General Partner willing to serve as such with such of the powers of the bankrupt General Partner hereunder as the Special Limited Partner may designate and make a similar reallocation to that contemplated by the foregoing clause (i), which the bankrupt General Partner hereby ratifies in such event. Upon the selection of the Successor as aforesaid and his admission as a General Partner, the bankrupt General Partner shall not have any further rights, powers, liabilities or obligations under this Agreement and/or in respect of the Project, provided, however, that the bankrupt General Partner shall continue to be responsible for (1) any loss caused by the nonperformance of its obligations under this Agreement and/or in respect of the Project to be performed prior to the Development Obligation Date and (2) the furnishing of any funds required to be furnished by it under Sections 6.8 and 6.9 (any such sums advanced by the bankrupt General Partner pursuant to this clause (2) shall be deemed to be Development Advances except to the extent treated as Project Expense Loans or Special Capital Contributions pursuant to Section 6.9). If all or any part of the General Partner Interest of a General Partner is reallocated pursuant to this Section 7.5, such General Partner shall be entitled to receive the fair market value of the Interest (or portion thereof) so reallocated; such fair market value shall be determined and paid

in accordance with Section 7.8. No exercise of rights pursuant to this Section 7.5 need be delayed pending determination of such value.

B. From and after the date of the occurrence of an Event of Bankruptcy as to any General Partner or any Guarantor, the obligation of the Investor Limited Partner to pay the Installments shall be suspended, and such obligation shall be reinstated only when such Event of Bankruptcy shall have been cured in a manner approved in writing by the Investor Limited Partner.

C. Each Partner (including any General Partner removed as aforesaid) hereby irrevocably nominates and appoints the Special Limited Partner and each of its officers, with full power of substitution, as the attorney-in-fact of such Partner, in his name, place and stead, to make, execute and deliver any and all amendments to this Agreement, the Certificate, business certificates and instruments of like tenor which may be necessary or appropriate to give effect to the provisions of this Section 7.5.

D. Inasmuch as the interests of the Partners under this Agreement depend on the continuing existence of viable General Partners willing and able to perform the functions of the General Partners under this Agreement, the rights of, and payments to, the General Partners have been agreed on in consideration, among other things, of the agreement and ability of the General Partners to perform such functions, and the inclusion of this Section 7.5 in this Agreement has been a material inducement to the Investor Limited Partner to enter into this Agreement. Each Partner hereby ratifies and confirms any action authorized by the provisions of this Section 7.5.

Section 7.6 Designation of New General Partners

The General Partners may, with the written consent of all Partners, at any time designate new General Partners, each with such Interest as a General Partner in the Partnership as the General Partners may specify, subject to any Requisite Approvals.

Any new General Partner shall, as a condition of receiving any interest in the Partnership property, agree to be bound by the Project Documents and any other documents required in connection therewith and by the provisions of this Agreement, to the same extent and on the same terms as any other General Partner.

Section 7.7 Amendment of Certificate; Approval of Certain Events

Upon the admission of a new General Partner pursuant to the preceding provisions of this Article VII, the Schedule shall be amended to reflect such admission and an amendment to the Certificate, also reflecting such admission, shall be filed as required by the Uniform Act.

Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized under the provisions of this Agreement, and hereby ratifies and confirms each

amendment of this Agreement necessary or appropriate to give effect to any such transaction.

Section 7.8. Valuation and Sale of Interest of Former General Partner

A. Subject to the provisions of Section 7.4D, if the business of the Partnership is continued after the Retirement of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by this Agreement, the Partnership shall purchase such General Partner's Interest (which term, and words of like import, as used in this Section 7.8 shall refer only to the "Remaining Interest" of such Retiring General Partner as defined in Section 7.4D in all cases where applicable) for a price equal to the fair market value thereof (including the value of the Supervisory Management Agreement) as if such Interest were held until the end of a fifteen-year period commencing on the Completion Date and sold immediately thereafter (and that the Supervisory Management Agreement remained in effect through the date of sale). Such fair market value shall be determined by two independent appraisers, one selected by the former General Partner or its representative and one by the Partnership. If such appraisers are unable to agree on the value of the former General Partner's Interest, they shall jointly appoint an independent arbitrator whose determination shall be final and binding. The appraisers may act with or without a hearing, and the cost of the appraisal will be shared equally between such former General Partner and the Partnership. Notwithstanding the foregoing, if a General Partner is removed by the Investor Limited Partner for cause, or if a General Partner has voluntarily withdrawn from the Partnership in contravention of the terms of this Agreement, the purchase price paid to such General Partner for its Interest shall be reduced by an amount determined by an arbitrator mutually agreeable to counsel to the Partnership and counsel for the General Partner to adequately compensate the Partnership for the action of such General Partner leading to its removal, or for the fact of its violation of the terms of this Agreement. Except as otherwise specifically provided above to the contrary, any arbitration required under this Section 7.8A shall be conducted in accordance with Section 13.8D.

B. Promptly after the determination of the purchase price of a former General Partner's Interest pursuant to Section 7.8A., the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such purchase price, payable in five equal consecutive annual installments commencing on the first anniversary of the date of such note. If such promissory note is delivered following a removal without Cause, then the note will be secured by that General Partner's Interest. Such promissory note shall bear simple interest at the rate per annum which is at all times one percentage point below the Designated Prime Rate, payable on the last day of each calendar quarter during which such note is outstanding; provided, however, that if such note is delivered following a Retirement of a General Partner which is voluntary on its part in violation of this Agreement or a removal for Cause, then (i) such note shall neither be secured nor bear interest, and (ii) the principal payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn. Within 120 days after the determination of the purchase price

of the former General Partner's Interest, the Partnership may, with the consent of all remaining General Partners and the Consent of the Investor Limited Partner, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Person or Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its purchase price as determined by the appraisal and, if applicable, arbitration described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 7.8B.

ARTICLE VIII

Transfer of Limited Partner Interests

Section 8.1 Right to Assign

Except as restricted in this Article VIII or by operation of law, each Limited Partner shall have the right to assign his Interest in the Partnership, or in the capital, assets or property of the Partnership, or enter into any agreement as a result of which any Person shall become interested with him in the Partnership, without the written consent of the General Partners. Notwithstanding the foregoing, in no event shall any assignee of a Limited Partner have any right to become a Substitute Limited Partner without compliance with all applicable provisions of this Article VIII.

Section 8.2 Restrictions

A. No sale or exchange of the Interest of any Person as a Limited Partner shall be made if such sale or exchange would violate Section 13.1, except a sale pursuant to the Purchase Agreement.

B. In no event shall all or any part of a Limited Partner's Interest be assigned or transferred to a minor or to an incompetent.

C. The General Partners may require as a condition of any assignment of any Interest that the assignor assume all costs incurred by the Partnership in connection therewith.

D. Any assignment in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

Section 8.3 Substitute Limited Partners

No Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person, except, if required, any Requisite Approvals. Any Substitute Limited Partner shall, as a

condition of receiving any interest in the Partnership assets, agree to be bound (to the same extent as his assignor was bound) by the Project Documents and by the provisions of this Agreement.

Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of his assignor and, if necessary, an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act at least once each calendar quarter during which a Substitute Limited Partner is admitted, in order to effect the substitution thereof. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

In the event of the decease or incapacity of any Limited Partner, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

Any Limited Partner who shall assign all his Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

In the event of any assignment of a Limited Partner's Interest as a Limited Partner, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

In the case of any assignment of a Limited Partner's Interest as a Limited Partner, where the assignee does not become a Substitute Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

An assignee of a Limited Partner's Interest as a Limited Partner who does not become a Substitute Limited Partner as provided in Section 8.3 and who

desires to make a further assignment of his Interest shall be subject to the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Interest.

ARTICLE IX

Loans

A. All Partnership borrowings shall be subject to the restrictions of Section 6.1, this Article, the Project Documents and the Regulations. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliates; provided, however, that borrowings may not be made from any Investment General Partner or Affiliates thereof. The Partnership may accept Development Advances as and when permitted pursuant to the Development Agreement or this Agreement, and may issue instruments evidencing Project Expense Loans pursuant to Section 6.9.

B. If any Partner shall lend any monies to the Partnership, such loan shall be unsecured and the amount of any such loan shall not be an increase of his Capital Contribution. Until such time as the General Partners and the Developer shall have performed fully their obligations to furnish funds pursuant to Sections 6.8 and 6.9 hereof and pursuant to the Development Agreement, any loan from a General Partner or an Affiliate of a General Partner shall be an obligation of the Partnership to the Partner or Affiliate only if it constitutes a borrowing permitted by Section 6.8 or 6.9 or pursuant to the Development Agreement and shall be repayable as therein provided. Subject to the preceding sentence, any loans to the Partnership by a General Partner or an Affiliate of a General Partner may be made on such terms and conditions as may be agreed on by the Partnership, consistent with good business practices.

C. Notwithstanding the preceding provisions, the Partnership shall not borrow any funds from a general partner of a Limited Partner or an Affiliate of a general partner of a Limited Partner (the "Limited Partner Entities"), except that the Partnership may accept loans from a Limited Partner Entity or allow a Limited Partner Entity to post letters of credit for the Partnership, provided that the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the Partnership; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality.

ARTICLE X

Profits, Losses and Distributions

Section 10.1 Profits, Losses and Tax Credits

A. Except as otherwise specifically provided in this Article, for each fiscal year or portion thereof, profits, tax-exempt income, losses and non-deductible, non-capitalizable expenditures incurred and/or accrued by the Partnership, shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

B. Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third, Fifth, Sixth, Seventh, Eighth and Ninth of Section 10.5C.

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third, Fifth, Sixth, Seventh, Eighth and Ninth of Section 10.5C; and

Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

C. If the Partnership (i) incurs recourse obligations or Partner Non-Recourse Debt (including without limitation Project Expense Loans), (ii) accepts Special Capital Contributions pursuant to Section 6.9 or (iii) incurs losses from extraordinary events which are not recovered from insurance or otherwise (the items referred to in clauses (i), (ii) and (iii) being hereinafter referred to collectively as the "Section 10.1C Items") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions (consisting of operating expenses and not cost recovery deductions) attributable to the Section 10.1C Items shall be allocated to the General Partners; and second, the balance of such deductions shall be allocated as provided in Section 10.1A. For purposes of this Section 10.1C., extraordinary events includes casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of a legal duty by the Partnership or by the General Partners, and deductions resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.1C. shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

D. Notwithstanding the foregoing provisions of Sections 10.1.A. and 10.1.B., in no event shall any losses be allocated to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Limited Partners by virtue of the application of this Section 10.1D shall be allocated as required under Treasury Regulation Section 1.704-1(b). For purposes of this Section 10.1D, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

E. The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as profits and losses under Section 10.1 except as provided in Section 10.4B.

F. Tax credits under Section 42 of the Code shall be allocated among the Partners in the same manner as the deductions attributable to the expenditures creating the tax credit are allocated among the Partners in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii).

Section 10.2 Minimum Gain Chargebacks and Qualified Income Offset

A. If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year. A Partner is not subject to this

Partnership Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(f) under Section 704 of the Code.

B. If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section 704 of the Code.

C. If a Limited Partner unexpectedly receives (1) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (2) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) such Partner's share of Partner Non-Recourse Debt Minimum Gain and (iii) the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.2C, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

Section 10.3 Distributions Upon Dissolution

A. Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1B and 10.3B. In the event that a General Partner has a negative balance in his Capital Account following the liquidation of the Partnership or his Interest after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs, such General Partner shall pay to the Partnership in cash an amount equal to the negative balance in his Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the

Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

B. With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1B, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3B, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Section 1.704-1(b). This Section 10.3B is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3B or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investor Limited Partner.

Section 10.4 <u>Special Provisions</u>

A. Except as otherwise provided in this Agreement, all profits, losses and credits shared by the respective classes composed of the Special Limited Partners and the General Partners shall be allocated among the members of such class in accordance with the percentages set forth opposite their respective names in the Schedule. The Investor Limited Partner and Special Limited Partner each shall be deemed to have been admitted to the Partnership as of the first day of the month during which its actual admission occurs for purposes of allocating profits and losses.

B. Income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners for tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

C. If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Project and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.5C or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Sec-

tion 10.5C or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

D. In the event that any fee payable to any General Partner or any Affiliate shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

E. All Partnership expenditures which are subject to Section 709(a) of the Code shall be allocated among the Partners in accordance with the amount of such expenditures attributable to the acquisition of their respective Interests.

F. In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

(1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

(2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.5A.

(3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.5C.

(4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.2A or 10.2B.

(5) Capital Accounts shall be increased by any qualified income offset under Section 10.2C.

(6) Capital Accounts shall be increased by allocations of profits under Section 10.1A.

(7) Capital Accounts shall be reduced by allocations of losses under Section 10.1A.

(8) Capital Accounts shall be reduced by allocations of losses under Section 10.1B.

(9) Capital Accounts shall be increased by allocations of profits under Section 10.1B.

G. Notwithstanding the other provisions of this Article X, the General Partners shall be allocated not less than 1% of each material item of Partnership income, gain, loss, deduction or credit for each taxable year; provided, however, that temporary nonconformance with this Section 10.4G shall be permitted to the extent allowed by Revenue Procedure 89-12 or successor provisions. Subject to the foregoing, in the event that the allocation of a material Partnership item to the General Partners hereunder shall not equal 1% of the aggregate amount allocable to all the Partners without giving effect to this provision, then the amount of such Partnership item(s) otherwise allocable to the Limited Partners hereunder shall be correspondingly reduced in order to assure the General Partners of its or their 1% share. Any such reduction shall be applied to reduce the shares of all classes of Limited Partners in proportion to their respective interests in such item.

H. To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amount they would have reflected if adjustments required by Section 10.2 had not occurred. Furthermore, if for any fiscal year the application of the provisions of Section 10.2 would cause a distortion in the economic sharing arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, the General Partners may request a waiver from the Service of the application in whole or in part of Section 10.2 in accordance with Treasury Regulation Section 1.704-2(f)(4).

I. To the extent that interest on obligations to the General Partners or their Affiliates is determined to be deductible by the Partnership in excess of the stated amount of interest payable thereunder, the corresponding additional interest deduction shall be allocated solely to the General Partners.

J. For purposes of determining each Partner's proportionate share of excess Partnership Non-Recourse Liabilities pursuant to Treasury Regulation Section 1.752-3(a)(3), the Investor Limited Partner shall be deemed to have a 99% interest in profits of the Partnership and the General Partners shall be deemed to have a 1% interest in profits of the Partnership.

Section 10.5 Distributions Prior to Dissolution

A. (i) Subject to any Requisite Approvals and subject to subparagraph (ii) immediately following Cash Flow for each fiscal year (or fractional portion thereof) after the Development Obligation Date shall be distributed, within 90 days after the end of each fiscal year, in the following order of priority:

First, to the Investor Limited Partner until the Investor Limited Partner has received distributions under this Section 10.5A (exclusive of distributions constituting Recapture Amount) and Qualifying Escrow Distributions, in the aggregate, equal to the Cumulative Priority Distribution;

Second, to the repayment of any Project Expense Loans then outstanding;

Third, to the payment of the Incentive Management Fee; and

Fourth, any balance, 50% to the Investor Limited Partner and 50% to the General Partners;

(ii) Subject to any Requisite Approvals, at any time after the fifteenth anniversary of the Completion Date, the Investor Limited Partner may by written notice to the General Partner elect, in its sole discretion, to terminate the Supervisory Management Agreement and require that Cash Flow for each fiscal year (or fractional portion thereof) from and after such election be paid or distributed, within 90 days after the end of each fiscal year, in the following order of priority:

First, to the Investor Limited Partner until the Investor Limited Partner has received distributions under this Section 10.5A (exclusive of distributions constituting Recapture Amount) and Qualifying Escrow Distributions, in the aggregate, equal to the Cumulative Priority Distribution;

Second, to the payment of any Project Expense Loans then outstanding; and

Third; any balance, to the Investor Limited Partner and the General Partners in the percentages set forth below:

Year Following Election	Investor Limited Partner	General Partner
First	50%	50%
Second	60%	40%
Third	70%	30%
Fourth	80%	20%
Fifth and Thereafter	90%	10%

(iii) The foregoing notwithstanding, if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise have been paid or distributed to the General Partners pursuant to this Section 10.5A shall be reduced by such Recapture Amount and the amount which would otherwise have been distributed to the Investor Limited Partner pursuant to this Section 10.5A shall be increased by such Recapture Amount.

B. Definition of Cash Flow

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the profits or losses of the Partnership from and after the Completion Date (as said profits and losses shall be determined for purposes of Section 10.1A), but subject to any applicable requirement of any Lender or Agency, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Partnership profits and losses, but payable only from Cash Flow for such year pursuant to this Agreement, (4) funds released from any reserve or escrow account other than for payments of capital expenditures and (5) income amounts received during the year but accrued and reflected in profits and losses for another year.

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to reserve accounts (and interest accruing thereon to the extent retained therein) required by the Agency or the Lender or pursuant to the Project Documents or Section 6.4I, (3) other reasonable payments to the Partnership reserve accounts determined by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership reserve accounts, (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Partnership profits and losses (except for any such payments of items referred to in this clause (b) made out of (x) Capital Contributions, proceeds of a Capital Transaction or other sources not included in determining such profits and losses, or (y) Cash Flow) and (6) income amounts reflected in profits and losses for the year but actually received by the Partnership in another year; and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such profits and losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

C. Distributions of Other Than Cash Flow

Prior to dissolution, if the General Partners shall determine that there are proceeds available for distribution from a Capital Transaction, such proceeds shall be applied and distributed as follows:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership (other than items listed in the ensuing clauses of this Section 10.5C);

Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.5C);

Third, to the payment to each Limited Partner of an amount sufficient to bring to zero its Adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Third, the amount available for distribution shall be distributed ratably among the Limited Partners in accordance with their respective Adjusted Capital Contributions;

Fourth, to the repayment of any outstanding Project Expense Loans;

Fifth, to the payment to each General Partner of an amount sufficient to bring to zero his adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Fifth, the amount available for distribution shall be distributed ratably among the General Partners in accordance with their respective Adjusted Capital Contributions;

Sixth, to the Investor Limited Partner an amount equal to 200% of the excess (if any) of (a) the amount of the Cumulative Priority Distribution over (b) the sum of (i) prior distributions under this Clause Sixth, (ii) prior Qualifying Escrow Distributions and (iii) prior distributions of Cash Flow to the Investor Limited Partner (exclusive of amounts thereof constituting Recapture Amounts);

Seventh, to the Investor Limited Partner an amount equal to (a) 200% of the excess of the Recapture Amount determined under Section 10.5F over the sum of all Cash Flow distributions theretofore made to the Investor Limited Partner to effect payment of Recapture Amounts less (b) amounts previously paid to the Investor Limited Partner pursuant to this Clause Seventh;

Eighth, $10,000 to the Special Limited Partner; and

Ninth, the balance of such proceeds, if any, shall be distributed 50% to the Investor Limited Partner and 50% to the General Partners.

D. All distributions to the respective classes composed of the Special Limited Partner and the General Partners shall be shared by the members of such classes in accordance with the percentages set forth opposite their respective names in the Schedule, except as otherwise provided in this Agreement.

E. Notwithstanding the foregoing, funds of the Partnership from the Designated Proceeds shall be applied in accordance with the provisions of the Development Agreement.

F. (i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low income unit" (as defined in Section 42(i)(3) of the Code), and as a result thereof all or any portion of credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code (such an occurrence being referred to herein as a "Recapture Event"), the Investor Limited Partner shall become entitled to additional cash distributions equal to the "Recapture Amount".

(ii) The Recapture Amount is an amount that, after deduction of all federal income taxes payable by the Investor Limited Partner (or its partners) as computed under Section 10.5F(iv) below, is equal to the sum of (a) the "credit recapture amount" allocable to the Investor Limited Partner as defined in Section 42(j) of the Code (but not including interest payable pursuant to Section 42(j)(2)(B) of the Code) plus (b) the amount of credits allocable to the Investor Limited Partner which are disallowed in the year of the Recapture Event and in each subsequent year.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be made prior to (a) in the case of the "credit recapture amount", the year of the Recapture Event and (b) in the case of any credits disallowed with respect to any year subsequent to the Recapture Event, in each such subsequent year.

(iv) Determination of the Recapture Amount shall be made on the assumption that receipt or accrual by each partner of the Investor Limited Partner of any amounts distributable to such partner under Subsection (iii) above will currently be subject to United States federal income tax at the highest marginal rate applicable to individuals for the year(s) in question (giving effect to the application of the alternative minimum tax).

(v) All computations required under this Section 10.5F shall be made reasonably by the Investor Limited Partner, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the

Managing General Partner in writing. Within 15 days following receipt of such computation, the Managing General Partner may request that the Accountants determine whether such computations are reasonable and are not erroneous. If the Accountants determine that such computations are unreasonable or contain errors, then the Accountants shall determine what they believe to be the appropriate computations. If the Investor Limited Partner does not agree with the determination of the Accountants, then another accounting firm other than the Accountants to be selected jointly by the Investor Limited Partner and the Managing General Partner or, if they cannot agree, by the American Arbitration Association, from among the ten largest national accounting firms, shall make such computations. The computations of the Investor Limited Partner, the Accountants, or the other accounting firm so selected, whichever is applicable, shall be final, binding and conclusive upon the parties. All fees and expenses payable to an accounting firm other than the Accountants under this paragraph shall be borne solely by the Managing General Partner. All fees and expenses payable to the American Arbitration Association shall be borne equally by the General Partners and the Investor Limited Partner.

(vi) In the event that a claim is made by the Service which, if successful, would result in the determination that a Recapture Event has occurred, the Investor Limited Partner hereby agrees to take such action in connection with contesting such claim as the Managing General Partner shall reasonably request in writing from time to time; provided, that: (i) within 30 days after receiving notice of such claim, the Managing General Partner shall request that such claim be contested; (ii) the Investor Limited Partner shall not enter into a settlement or compromise with the Service with respect to, or shall otherwise concede, any claim which the Managing General Partner has requested be contested without the prior written consent of the Managing General Partner, which shall not be unreasonably withheld or delayed; and (iii) notwithstanding the foregoing, the Investor Limited Partner, in its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Service and pay (or cause its partners to pay) the tax claimed and sue for a refund in the appropriate United States District Court and/or the Court of Federal Claims, considering, however, in good faith such request as the Managing General Partner shall make concerning the most appropriate forum in which to proceed, in which event the Managing General Partner shall, if the Managing General Partner desires, contest such claim in the United States District Court or the Court of Federal Claims. The Investor Limited Partner agrees to notify the Managing General Partner in writing of any such claim and agrees not to make payment of the tax for at least 30 days after giving such notice and agrees to give the Managing General Partner any information that is relevant and material to contest such claim and to cooperate in all reasonable respects with the Managing General Partner in good faith in order to contest any such claim effectively. The Managing General Partner and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder. All reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its partners in contesting a claim or with respect to such litigation shall be borne by the Managing General Partner.

(vii) If any claim referred to above shall be made by the Service and the Managing General Partner shall have reasonably requested the Investor Limited Partner or its partners to contest such claim as above provided and shall have duly complied with all of the terms of the foregoing provisions, the Recapture Amount as a consequence of such claim shall become fixed upon the Final Determination of the liability of the Investor Limited Partner or its partners for the tax claimed and after giving effect to any refund obtained, together with interest thereon; but in all other cases the Recapture Amount shall become fixed at the time the Investor Limited Partner or its partners agree to the adjustments relating to such claim.

ARTICLE XI

Management Agent

A. The General Partners shall have responsibility for obtaining a Management Agent acceptable to the Lender and the Agency to manage the Project in accordance with the requirements of the Lender and the Agency. The General Partners shall cause the Partnership to enter into the Management Agreement with the Management Agent, which may be an Affiliate of a General Partner. Subject to the Regulations, the Management Agent shall be entitled to receive a reasonable and competitive Management Fee (determined by reference to arm's-length property management arrangements for comparable properties in force in the general locality of the Project) not to exceed the lesser of 5% of gross rental income or the maximum amount permitted by the Agency or the Lender. If at any time after the Completion Date:

(i) the Project shall be subject to a substantial building code violation or violations which shall not have been cured within 90 days after notice from the applicable governmental agency or department or unless such violation(s) is (are) being validly contested by the General Partners by proceedings which operate to prevent any fines or criminal penalties from being levied against the Partnership or unless in the case of any such violation not susceptible of cure within such 90-day period, the General Partners are diligently making reasonable efforts to cure the same,

(ii) operating revenues of the Project in respect of any period of twenty-four consecutive calendar months after the Completion Date shall be insufficient to permit the Partnership to pay when due on a current basis all Partnership obligations in respect of such twenty-four month period,

(iii) the representation and warranty set forth in Section 6.5A(xi) could not be accurately made or a Recapture Event shall have occurred, or

(iv) the Management Agent or its agents or employees have demonstrated incompetence or malfeasance in the management of the Project,

then the General Partners shall forthwith give to the Special Limited Partner notice of such event, and thereafter the Partnership shall, subject to any Requisite Approvals, forthwith terminate its management agreement with the Management Agent, unless the approval of the Special Limited Partner is obtained to the retention of the Management Agent as the manager of the Property. If such approval is not so obtained, the General Partners shall immediately proceed to select a qualified Person (which, in the event the terminated Management Agent was an Affiliate of the General Partners, shall be unaffiliated with any General Partner) as the new Management Agent for the Property, which selection shall be subject to any Requisite Approvals; and, after such selection, no Management Fee shall be payable to any Person which is an Affiliate of a General Partner unless the management contract with any such Person shall provide for the right of the Partnership to terminate the same upon the occurrence of the circumstance described in this Article XI. In the event that for any reason the initial Management Agent shall cease to serve as Management Agent of the Property, Boston Financial Property Management (or an Affiliate thereof) shall have the right to become Management Agent, subject to any Requisite Approvals and to the approval of the General Partners (which shall not be unreasonably withheld). By its execution hereof, the Management Agent agrees that the provisions of this Section which limit the amount of the Management Fee and provide for the termination of the Management Agent under the circumstances herein described are hereby incorporated into any present or future Management Agreement (which shall be deemed amended hereby to the extent necessary to give effect to such provisions).

B. In addition, at or prior to the Investment Closing, the Partnership shall enter into the Supervisory Management Agreement with the Supervisory Management Agent. Such agreement shall provide for payment of an Incentive Management Fee to the Supervisory Management Agent in consideration of the services provided for therein.

ARTICLE XII

Books and Reporting, Accounting, Tax Election, Etc.

Section 12.1 Books, Records and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis. The books and records of the Partnership (including all records required to be maintained under the Uniform Act) shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal

year of the Partnership by the Accountants, except with respect to fiscal year 1993. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners' equity and cash flows for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare a schedule of all loans to the Partnership, setting forth the Section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership, and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project, the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereof. Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the reports required by Sections VII.C and J of the NASAA Guidelines, including, without limitation, quarterly unaudited financial statements within 20 days following the end of each calendar quarter. The Accountants shall also review and sign the Federal and state income tax returns of the Partnership. The General Partners shall complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 55 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within such time periods, shall fail to transmit the annual balance sheet and financial statements to the Investor Limited Partner within the time period set forth above or shall fail to deliver any of the information required by Section 12.1E below within 20 days after the end of any applicable quarter of the Partnership's fiscal year, the General Partners shall pay as damages the sum of $250 per day (plus interest at the Designated Prime Rate plus 3% per annum) to the Investor Limited Partner until such Form K-1, balance sheet and financial statements and information required pursuant to Section 12.1E are received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners and failure to so pay shall constitute a default of the General Partners under Section 6.3C hereof. In addition, if the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Incentive Management Fee and to the payment of any Cash Flow to which they may otherwise be entitled under Section 10.5A. Such payments of the Incentive Management Fee and Cash Flow shall only be restored upon the payment of such damages in full and any amount of such damages not so paid shall be deducted

against payments of the Incentive Management Fee and Cash Flow otherwise due to the General Partners or their Affiliates.

Such reports and estimates shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Forms K-1. The General Partners shall immediately furnish all necessary documentation and other information to prepare such tax returns and such Forms K-1 to such accountants. Such firm of accountants may be paid out of funds held under the Escrow Agreement as provided in Section 5(b) thereof, and such payments will be deemed a part of, and be applied against, the measure of damages set forth above; provided, however, that such damages shall not be limited to the funds held in escrow and scheduled to be released in any year.

D. Every Limited Partner shall at all times have access to the records of the Partnership and may inspect and copy any of them. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

E. Within 15 days following the end of each of the first three quarters of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a statement of cash available for distribution and reserves for such quarter; (iv) a statement describing (a) any new agreement, contract or arrangement between the Partnership and a General Partner or an Affiliate of a General Partner, and (b) the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to any General Partner or Affiliate of a General Partner and (v) a report of the significant activities of the Partnership during the fiscal quarter. In addition, if requested by the Investor Limited Partner in writing, within a reasonable time after receipt of such a request, each General Partner shall send to the Investor Limited Partner such recent financial statements (including a balance sheet and statement of income) as shall have been so requested.

F. The General Partners shall provide the Investor Limited Partner with (i) a copy of each draw request for construction or development costs as such requests are made to the Lender; (ii) a copy of each inspection report, evaluation or similar report issued to the Partnership by the Agency or the Lender promptly upon receipt thereof; (iii) a copy of each low-income housing tax credit compliance report delivered to or prepared by the applicable tax credit monitoring agency or agencies with respect to the Project; (iv) prompt notice of any casualty or other significant adverse event relating to the Partnership and (v) such other information as the Investor Limited Partner may

specifically request from time to time with regard to the business or operations of the Partnership.

G. By the 15th day of each month prior to the Development Obligation Date, the General Partners shall provide the Investor Limited Partner with a brief written summary of the status of the construction, development, lease-up and operations of the Project during the prior month.

H. An annual pro forma operating budget shall be prepared by the General Partners and furnished to the Investor Limited Partner within 90 days after the beginning of each calendar year. In addition, the General Partners shall prepare and furnish to the Investor Limited Partner an estimate of the profits and losses of the Partnership for Federal income tax purposes for the current fiscal year not later than September 30 of each year.

Section 12.2 Bank Accounts

The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine with the approval of the Lender and the Agency, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners shall determine. All deposits (including security deposits and other funds required to be escrowed by the Lender and the Agency) and other funds not needed in the operation of the business shall be deposited, to the extent permitted by applicable requirements of the Lender and the Agency, in interest-bearing accounts or invested in short-term United States Government obligations maturing within one year.

Section 12.3 Elections

Subject to the provisions of Section 12.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as they consider to be most advantageous to the Limited Partners. Notwithstanding the foregoing, however, unless the Consent of the Investor Limited Partner is obtained permitting a different cost recovery schedule, the Partnership shall depreciate its personal and real property utilizing the alternative depreciation system of Section 168(g)(2) of the Code.

Section 12.4 Special Adjustments

In the event of a transfer of all or any part of the interest of any Partner or in the event an election pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) is made by the Investment Partnership, the Partnership shall elect, if requested by the transferee or by the Investment Partnership (as the case may be), pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Notwithstanding anything to the contrary contained in Article X, any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

Section 12.5 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

ARTICLE XIII

General Provisions

Section 13.1 Restrictions on Transfer

A No sale, transfer, exchange or other disposition of any Interest in the Partnership may be made except in compliance with the Regulations.

B Neither this Section 13.1 nor any other provision of this Agreement shall, however, in any event impair, or be a defense to, the obligation to purchase the Interest of the Investor Limited Partner set forth in the Purchase Agreement.

C Any sale, exchange or other transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

Section 13.2 Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by certified or registered mail, postage prepaid, (ii) deposited with Federal Express or similar overnight delivery service, (iii) transmitted by telecopier or other facsimile transmission, answerback requested, or (iv) delivered personally, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.2, and a copy to A. Wayne Rich, 1633 East Vine, Suite 201, Kissimmee, FL 34744.

(b) If to a Partner, at his address set forth in the Schedule, with a copy to Boston Financial, 101 Arch Street, Boston, Massachusetts 02110, Attention: Investor Services Department, and a copy to A. Wayne Rich, 1633 East Vine, Suite 201, Kissimmee, FL 34744.

Section 13.3 Word Meanings

The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and

neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" or "Articles" are to Sections or Articles of this Agreement, unless reference is expressly made to a different document.

Section 13.4 Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.5 Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.6 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

Section 13.7 Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.8 Separability of Provisions; Rights and Remedies; Arbitration

A. Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B. Each of the parties hereto irrevocably waives during the term of the Partnership (including any periods during which the business of the Partnership is required to be continued under Article VII) any right (i) that such party may have to maintain any action for partition with respect to the property of the Partnership, and (ii) any right to commence an action seeking dissolution of the Partnership (unless the Consent of the Investor Limited Partner has been obtained).

C. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the

parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Partners shall be enforceable in equity as well as at law or otherwise.

D. In any instance in which any matter is to be determined by Arbitration under the provisions of this Agreement, such matter shall be submitted to arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules in Boston, Massachusetts, and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

E. Each Partner irrevocably:

(i) agrees that any suit, action or other legal proceeding arising out of this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby shall be brought in the courts of record of Suffolk County of the Commonwealth of Massachusetts or the courts of the United States located in Boston, Massachusetts;

(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding;

(iii) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and

(iv) designates the Secretary of State of the Commonwealth of Massachusetts as his or its agent to accept and acknowledge in his or its behalf service of any and all process in any such suit or proceeding brought in any such court and agrees and consents that any such service of process shall be of the same force and validity as if service had been made personally upon him or it in the Commonwealth of Massachusetts in compliance with the requirements of such service in the Commonwealth of Massachusetts and waives all claim of error by reason of any such service. Such agent shall not have any power or authority to enter any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against him or it or to conduct the defense of any such suit, action or any other proceedings except as expressly authorized by him or it. A copy of any service or process shall be sent by the party commencing such suit to the affected Partner.

Section 13.9 Effective Date of Admission

Any Partner admitted to the Partnership during any calendar month shall be deemed to have been admitted as of the first day of such calendar month for all purposes of this Agreement including the allocation of profits, losses and credits under Article X; provided, however, that if regulations are issued by the Service or an amendment to the Code is adopted which would require, in the opinion of the Accountants, that a Partner be deemed admitted on a date other than as of the first day of such month, then the General Partners shall select a permitted admission date which is most favorable to the Partner.

The date of this Agreement set forth in the heading hereof has been chosen solely for convenience of reference, and the effective date of this Agreement for all purposes shall be the date the Certificate evidencing this Agreement is filed in the Filing Office or, if no such filing is required, on the Admission Date.

Section 13.10 Amendment Procedure

This Agreement may be amended by the General Partners with the Consent of the Investor Limited Partner or in the manner provided in Section 4.7, subject to the following:

(i) The term of the Partnership shall not be extended beyond December 31, 2048 without the written approval of all Partners.

(ii) This Section 13.10 shall not be amended without the written approval of all Partners.

(iii) This Agreement shall not be modified or amended in such a manner as to increase the amount of Capital Contributions or reduce the interest of any Limited Partner in profits, losses, credits or Cash Flow of the Partnership or otherwise increase the liability of any Limited Partner without the written approval of each Limited Partner affected thereby.

(iv) Without the written approval of all Partners, no amendment hereof may reduce the percentage in interest of Partners required hereunder for the taking or omission of any action or for the consent to any action proposed to be taken or omitted.

(v) The General Partners may, without the consent of any other Partner, make non-substantive amendments to this Agreement and the Certificate.

(vi) Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of the Lender or the Agency under the terms of any Project Document without the prior written approval of such Lender or the Agency.

(vii) Article X may be amended only by the General Partners with the prior written consent of the Investor Limited Partner.

Section 13.11 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

AFFORDABLE/CITRUS GLEN, INC.

By: [signature]
Title: PRESIDENT

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL TAX CREDIT, FUND VII, A LIMITED PARTNERSHIP

By: Arch Street VII, Inc., its Managing General Partner

By: [signature]
Title: Vice President

DEVELOPER:
(pursuant to Section 6.12)

STATE HOUSING & DEVELOPMENT, INC.

By: [signature]
Title: PRESIDENT

ORIGINAL (AND WITHDRAWING) LIMITED PARTNER:

____
RENÉE FOWLER

SPECIAL LIMITED PARTNER:

SLP, INC.

By: [signature]
Title: Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

FLORIDA AFFORDABLE HOUSING, INC.

By: [signature]
Title: President

Section 13.11 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

AFFORDABLE/CITRUS GLEN, INC.

By:____________________
Title:____________________

ORIGINAL (AND WITHDRAWING) LIMITED PARTNER:

RENEE FOWLER

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL TAX CREDIT, FUND VII, A LIMITED PARTNERSHIP

By: Arch Street VII, Inc., its Managing General Partner

By:____________________
Title: Vice President

SPECIAL LIMITED PARTNER:

SLP, INC.

By:____________________
Title: Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

FLORIDA AFFORDABLE HOUSING, INC.

By:
Title: Executive Director

DEVELOPER:
(pursuant to Section 6.12)

STATE HOUSING & DEVELOPMENT, INC.

By:____________________
Title:____________________

STATE OF Florida)
) SS.
COUNTY OF Palm Beach)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named Renée Fowler, known to me to be the person who executed the foregoing instrument and, being duly sworn, acknowledged that she did sign the same as her free act and deed.

WITNESS my hand and official seal this 27th day of December, 1993.

Notary Public

My Commission expires:

OFFICIAL NOTARY SEAL
JEAN C GRILL
NOTARY PUBLIC STATE OF FLORIDA
COMMISSION NO. CC242110
MY COMMISSION EXP. NOV. 16,1996

STATE OF __________)
) SS.
COUNTY OF__________)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named ______________, known to me to be the __________________ of Affordable/Citrus Glen, Inc., a corporation who, being duly sworn, acknowledged that he [she] did sign the same as his [her] free act and deed and that same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this _____ day of ___________, 199_.

Notary Public

My Commission expires:__________

STATE OF ________)
) SS.
COUNTY OF________)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named Renée Fowler, known to me to be the person who executed the foregoing instrument and, being duly sworn, acknowledged that she did sign the same as her free act and deed.

WITNESS my hand and official seal this ____ day of __________, 199_.

Notary Public

My Commission expires:__________

STATE OF FLORIDA)
) SS.
COUNTY OF Osceola)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named A. WAYNE RICH, known to me to be the President of Affordable/Citrus Glen, Inc., a corporation who, being duly sworn, acknowledged that he [she] did sign the same as his [her] free act and deed and that same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this 28th day of December, 1993.

Margaret T. Waller
Notary Public

My Commission expires:__________

MARGARET T. WALLER
MY COMMISSION # CC 313810
EXPIRES: September 21, 1997
Bonded Thru Notary Public Underwriters

STATE OF *FLORIDA*)
) SS.
COUNTY OF *Osceola*)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named *A. Wayne Rich*, known to me to be the *President* of State Housing & Development, Inc., a corporation who, being duly sworn, acknowledged that he [she] did sign the same as his [her] free act and deed and that same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this *28th* day of *December*, 199*3*.

Margaret T. Waller
Notary Public

My Commission expires:

MARGARET T. WALLER
MY COMMISSION # CC 313810
EXPIRES: September 21, 1997
Bonded Thru Notary Public Underwriters

STATE OF *Florida*)
) SS.
COUNTY OF *Osceola*)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named *Thomas E. Hanna*, known to me to be the *President* of Florida Affordable Housing, Inc., a corporation who, being duly sworn, acknowledged that he [she] did sign the same as his [her] free act and deed and that same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this *28th* day of *December*, 199*3*.

Theresa M. Crudup
Notary Public

My Commission expires:

THERESA M. CRUDUP
MY COMMISSION # CC 312141
EXPIRES: August 30, 1997
Bonded Thru Notary Public Underwriters

COMMONWEALTH OF MASSACHUSETTS)
) SS.
COUNTY OF SUFFOLK)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named Phyllis Miller, Vice President of Arch Street VII, Inc. in its capacity as Managing General Partner of Boston Financial Tax Credit Fund VII, A Limited Partnership who, being duly sworn, acknowledged that he/she did sign the same as his/her free act and deed and that the same is the duly authorized free act and deed of said corporation and limited partnership.

WITNESS my hand and official seal this 23rd day of December, 1993.

Virginia K. Allen
Notary Public

My Commission Expires: 1-3-97

COMMONWEALTH OF MASSACHUSETTS)
) SS.
COUNTY OF SUFFOLK)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named Phyllis Miller, Vice President of SLP, Inc. who, being duly sworn, acknowledged that he/she did sign the foregoing instrument and that the same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this 23rd day of December, 1993.

Virginia K. Allen
Notary Public

My Commission Expires: 1-3-97

AFFORDABLE/CITRUS GLEN, LTD.

As of December 1, 1993

SCHEDULE A

Name and Business Address	Capital Contributions	Percentage of Partnership Interests for Class
GENERAL PARTNER:		
Affordable/Citrus Glen, Inc. 499 Boynton Bay Circle Boynton Beach, Florida 33435	$85,015	100%
SPECIAL LIMITED PARTNER:		
SLP, Inc. 101 Arch Street Boston, Massachusetts 02110	$ 10.00	100%
INVESTOR LIMITED PARTNER:		
Boston Financial Tax Credit Fund VII, A Limited Partnership 101 Arch Street Boston, Massachusetts 02110	$4,581,360	100%

* $1,696,800 has been paid in as of the date of the Investment Closing; the balance is to be paid in pursuant to Section 5.1A, subject to adjustment and conditions to payment as provided herein.

Exhibit 1

AFFORDABLE/CITRUS GLEN, LTD.

SECOND INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the general partner (the "General Partner") of Affordable/Citrus Glen, Ltd., a Florida limited partnership (the "Partnership"), does hereby certify to Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership ("BFTCF"), pursuant to Section 5.1C(a) of the First Amended and Restated Agreement and Certificate and Supplemental Affidavit of Capital Contributions of Limited Partnership of the Partnership, dated as of December 1, 1993 (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Second Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Second Installment is $1,060,500.

3. The 50% Completion Date has occurred.

4. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

5. No event has occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

6. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

7. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A (vi) of the Partnership Agreement.

Capitalized terms not defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 199_.

AFFORDABLE/CITRUS GLEN, INC.

By:____________________________
Title:_________________________

Exhibit 2

AFFORDABLE/CITRUS GLEN, LTD.

THIRD INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the general partner (the "General Partner") of Affordable/Citrus Glen, Ltd., a Florida limited partnership (the "Partnership"), does hereby certify to Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership ("BFTCF"), pursuant to Section 5.1C(a) of the First Amended and Restated Agreement and Certificate and Supplemental Affidavit of Capital Contributions of Limited Partnership of the Partnership, dated as of December 1, 1993 (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Third Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Third Installment is $1,220,215. The undersigned acknowledges that $796,015 of the Third Installment is subject to the provisions of the Escrow Agreement.

3. The Completion Date has occurred.

4. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

5. No event has occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

6. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

7. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A (vi) of the Partnership Agreement.

Capitalized terms not defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of _________, 199_.

AFFORDABLE/CITRUS GLEN, INC.

By: ____________________
Title: ____________________

AFFIDAVIT OF CAPITAL CONTRIBUTIONS

BEFORE ME, the undersigned personally appeared the authorized officer of Affordable/Citrus Glen, Inc., constituting the general partner of Affordable/Citrus Glen, Ltd. (the "Partnership"), who, upon being sworn, certified as follows:

1. The amount of capital contributions of the limited partners is $4,581,360.

2. The anticipated amount of the capital contributions of the limited partners that is allocated for the purpose of transacting business in Florida is $4,581,360.

This 28 day of December, 1993.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury we declare that we have read the foregoing and that the facts alleged are true, to the best of our knowledge and belief.

GENERAL PARTNER:

AFFORDABLE/CITRUS GLEN, INC.

By: [signature]
Title: PRESIDENT

STATE OF FLORIDA)
) : SS
OSCEOLA COUNTY)

BEFORE ME, the undersigned officer, a Notary Public authorized to administer oaths and to take acknowledgments in and for the State and County set forth above, personally appeared A. WAYNE RICH President, of Affordable/Citrus Glen, Inc., (the "General Partner"), known to me and known by me to be the persons who executed the foregoing Affidavit, and they acknowledged to me and before me that they executed this Affidavit as General Partner of said Partnership.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 28th day of December, 1993.

(SEAL)

[signature]
Notary Public, State of Florida
My Commission Expires:

MARGARET T. WALLER
MY COMMISSION # CC 313810
EXPIRES: September 21, 1997
Bonded Thru Notary Public Underwriters

WOODS LANE, A LIMITED PARTNERSHIP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of July 30, 1993, among Woods Lane Management Company, Inc., an Arkansas corporation, as General Partner; SLP, Inc., a Massachusetts corporation, as Special Limited Partner; James E. Lindsey as Trustee of the Lindsey Family Trust, Joyce R. Mayfield and Velma Jeanne Rutledge as Original (and Withdrawing) Limited Partners and Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership, as Investor Limited Partner.

Preliminary Statement

The Partnership was organized as a limited partnership under the Uniform Act pursuant to an Agreement of Limited Partnership dated as of November 24, 1992 (the "Limited Partnership Agreement") and a Certificate of Limited Partnership dated as of November 24, 1992 (the "Limited Partnership Certificate") filed with the Secretary of State of the State of Arkansas (the "Filing Office") on December 1, 1992 by John R. Rutledge as General Partner and James E. Lindsey, Joyce R. Mayfield and Velma Jeanne Rutledge as limited partners (as such, the "Original Limited Partners"). An Amendment to Agreement and Certificate of Limited Partnership, dated July 26, 1993 and filed with the Filing Office on July 26, 1993, provided for the substitution of Woods Lane Management Company, Inc. for John R. Rutledge as General Partner. The Limited Partnership Agreement as so amended and the Limited Partnership Certificate as so amended are herein collectively called the "Original Partnership Agreement".

The purposes of this amendment to, and restatement of, the Original Partnership Agreement are (i) to enable the Partnership to admit BFTCF as the Investor Limited Partner and SLP as the Special Limited Partner, (ii) to provide for the withdrawal of the Original Limited Partners as Limited Partners and (iii) to set out more fully the rights, obligations and duties of the Partners.

Now, therefore, it is agreed and certified, and the Original Partnership Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I

Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"Accountants" means Tanneberger & Spivey, of Fayetteville, Arkansas or any other firm of certified public accountants as may be engaged by the General Partners with the Consent of the Investor Limited Partner.

"Adjusted Capital Contribution" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) minus (i) all distributions of Capital Transaction proceeds theretofore made by the Partnership to such Partner which are expressly identified in Section 10.5C as distributions in reduction of Adjusted Capital Contributions, (ii) in the case of the Investor Limited Partner, any amount paid to it pursuant to Section 5.1B(iv), and (iii) in the case of the General Partners, distributions theretofore made to them under Section 10.5A and any Special Capital Contributions.

"Adjustment Fraction" means a fraction separately determined as to each fiscal year, the numerator of which shall be the Consumer Price Index most recently published before the end of such fiscal year, and the denominator of which shall be the Consumer Price Index most recently published prior to the Admission Date.

"Admission Date" means July 30, 1993.

"Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person that, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Agency" means, as applicable, the Authority and/or any other government agency having jurisdiction over the particular matter to which reference is being made.

"Agreement" means this First Amended and Restated Agreement of Limited Partnership, as amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to the sum of its paid-in Capital Contribution plus the Associated Expenditures.

"Annual GP Return" means, as to any fiscal year of the Partnership, the excess of (a) the product of $200,000 (pro rated if such fiscal year is a partial year) multiplied by the Adjustment Fraction, over (b) the amount of

the Incentive Management Fee payable for such year. For any year in which the Project is sold and the funds in the replacement reserve referred to in Section 6.4I are available for distribution, the Annual GP Return shall be increased by 100% of the amount of such available reserves. Also, for any fiscal year during which there is no Mortgage Loan, the Annual GP Return shall be increased by the total debt service which would have been payable during such year pursuant to the Thirty Year Mortgage, which amount is hereby agreed to be $311,024.

"Arbitration" has the meaning given it in Section 13.8D and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign," "assignee" and "assignor" shall have correlative meanings, except in each case where the sense of this Agreement requires a different construction.

"Associated Expenditures" means $603,820, representing the sum of the acquisition, offering, financing and related expenditures of BFTCF associated with its investment in the Partnership.

"Authority" means the Arkansas Development Finance Authority.

"BFTCF" means Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership, and its successors.

"Boston Financial" means The Boston Financial Group Limited Partnership, a Massachusetts limited partnership, and its successors.

"Breakeven" means the first day following a period of six consecutive calendar months commencing on or after Final Closing during each of which at least 93% of the apartments in the Project are occupied by Qualified Tenants (if an apartment which was initially occupied by a Qualified Tenant becomes vacant but continues to be made available for occupancy only by Qualified Tenants, such apartment shall be deemed to continue to be occupied for purposes of determining 93% occupancy) and, as determined by the Accountants, the Project has produced income (other than rental subsidies) actually received by the Partnership on a cash basis from normal operations plus rental subsidies on an accrual basis at least equal to all cash requirements of the Project on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service at the greater of actual levels or the levels in effect following Permanent Mortgage Commencement, whether or not Permanent Mortgage Commencement shall have occurred and reserve requirements imposed upon the Project by the Project Documents) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. The determination of the Accountants that Breakeven has occurred shall be subject to confirmation by the Investor Limited Partner

pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received the Accountants' determination letter, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement and Breakeven shall be deemed to have occurred.

"Builder" means Lindsey Construction Company, Inc., an Arkansas corporation.

"Buildings" means the building or buildings located on the Land which, in the aggregate, are to contain upon completion of construction 156 dwelling units.

"Capital Account" means, with respect to any Partner, the Capital Account maintained by the Partnership with respect to such Partner, consisting of (a) the amount of cash such Partner has contributed to the Partnership plus (b) the fair market value of any property such Partner has contributed to the Partnership net of liabilities assumed by the Partnership or to which such property is subject plus (c) the amount of profits and tax-exempt income allocated to such Partner less (d) the amount of losses allocated to such Partner less (e) the amount of all cash distributed to such Partner less (f) the fair market value of any property distributed to such Partner net of liabilities assumed by such Partner or to which such property is subject less (g) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as additions to the basis of Partnership property, and subject to such other adjustments as may be required under the Code.

"Capital Contribution" means the total amount of cash contributed or agreed to be contributed to the Partnership by each Partner as shown in the Schedule. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect to the Partnership interest of such then Partner. The term "Capital Contribution" shall include any Special Capital Contributions.

"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the sale, refinancing or other disposition of all or substantially all of the assets of the Partnership, but excluding loans to the Partnership (other than a refinancing of any Mortgage Loan) and contributions of capital to the Partnership by the Partners.

"Cash Flow" has the meaning provided in Section 10.5B.

"Certificate" means the certificate of limited partnership of the Partnership under the Uniform Act, as amended from time to time in accordance with the terms hereof and the Uniform Act.

"Class Contribution" means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Investor Limited Partner or the Special Limited Partner).

"Cure Period" means, with respect to the occurrence of a specified default or cause, a period of 30 days (or such longer period of time as shall be necessary for the party responsible for such cure to achieve such cure through diligent and good faith effort and provided there has been no default declared under or institution of proceedings to foreclose any Mortgage) following the giving of notice thereof to such party specifying in reasonable detail the default or cause to be cured.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder at the time of reference thereto.

"Commitments" means and includes, collectively, the Mortgage Loan Commitments and any documents and other instruments delivered to or required by the Lender or the Agency by or from the Partnership in connection with any of such Commitments, the Mortgage Loan or the Project, as amended from time to time.

"Completion Date" means the later of: (i) the date on which BFTCF shall have received copies of all requisite certificates or permits permitting occupancy of 100% of the apartment units in the Project as issued by each Agency having jurisdiction; provided, however, that if such certificates or permits are of a temporary nature, the "Completion Date" shall not be deemed to have occurred unless that work remaining to be done is of a nature which would not impair the permanent occupancy of any of such apartment units; or (ii) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is substantially complete. Any representation by the General Partners under this Agreement that the Completion Date has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received any such General Partners' representation, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement.

"Consent of the Investor Limited Partner" means the prior written consent or approval of the Investment Partnership, or, if at any time there is more than one Investor Limited Partner, the prior written consent or approval of at least 51% in interest of the Investor Limited Partners. The consent of the Investment Partnership shall be effective only if granted in conformity with the applicable provisions, if any, of the Investment Partnership Agreement. For purposes of the foregoing, the General Partners shall be entitled to rely on a certificate executed and delivered by the general partner of the Investment Partnership confirming that such consent was granted in conformity with such provisions.

"Construction Contract" means the construction contract between the Developer and the Builder providing for the construction of the Improvements in accordance with the Commitments, as amended from time to time.

"Consumer Price Index" means the Consumer Price Index for All Urban Consumers, All Cities, for All Items (base 1982-84 = 100) published by the

United States Bureau of Labor Statistics. In the event such index is not in existence when any determination relying on such index under this Agreement is to be made, the most comparable governmental index published in lieu thereof shall be substituted therefor.

"Cumulative Priority Distribution" means, as of a point in time, the amount, on a cumulative basis, of the Priority Distribution to which the Investor Limited Partner shall become entitled hereunder.

"Designated Net Worth Standard" means, as of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be (a) set forth in any regulations, memoranda, published ruling or revenue procedure of the Service for classification for Federal income tax purposes as a partnership rather than an association taxable as a corporation, or (b) sufficient to support the issuance by Special Tax Counsel of an opinion to the same effect. Notwithstanding the preceding sentence, at a minimum, the aggregate net worth of the General Partners exclusive of home, automobiles and home furnishings shall be equal to the greater of (i) $50,000, or (ii) 5% of the gross amount of the aggregate Capital Contributions and fees and other compensation payable to the General Partners and their Affiliates as provided in this Agreement plus 5% of the gross amount of all securities offerings sold within the prior 12 months and sponsored by the General Partners, to an aggregate maximum net worth of $1,000,000; this sentence shall not apply to a non-profit organization or an Affiliate thereof.

"Designated Prime Rate" means the annual rate of interest which is at all times equal to the lesser of (i) the Base Rate plus 1%, with calculations of interest to be made on a daily basis and on the basis of a 360-day year and (ii) the maximum rate permitted by law; the term "Base Rate" in this sentence means the rate of interest announced from time to time by The Bank of Boston at its head office in Boston, Massachusetts as its base rate.

"Designated Proceeds" means the proceeds of the Mortgage Loan, any Surplus Cash of the Partnership as of the first anniversary of the Completion Date (to the extent not otherwise covered by this Designated Proceeds definition) which is permitted by the Lender and the Agency to be utilized for any of the purposes set forth in clauses (i) through (v) of the definition of "Development Costs" in the Development Agreement, the Capital Contributions (excluding any Special Capital Contributions and Capital Contributions of the General Partners in excess of the amounts permitted under Section 4.1), and any insurance proceeds arising out of casualties prior to the Development Obligation Date. Surplus Cash of the Partnership as of the Completion Date shall be determined by the Accountants on an audited basis within a reasonable time after the Completion Date or in conjunction with their audit of the Partnership for the fiscal year in which the Completion Date occurs.

"Developer" means Woods Lane Development Joint Venture.

"Development Agreement" means the Development Agreement of even date herewith between the Partnership and the Developer.

"Development Advances" has the meaning set forth in the Development Agreement.

"Development Obligation Date" means the latest of (i) the first anniversary of the Completion Date, (ii) Final Closing or (iii) achievement of Breakeven.

"Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Escrow Agent" means Merrill Lynch Trust Company, as escrow agent under the Escrow Agreement, or any successor thereto acting in such capacity.

"Escrow Agreement" means the escrow agreement among the Partnership, the Escrow Agent, the Developer and the Investment Partnership relating to certain amounts paid to the Developer pursuant to the Development Agreement.

"Event of Bankruptcy" means, as to a specified Person:

(i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or ordering the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by him to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of his property, or the making by him of any assignment for the benefit of creditors, or the failure of such Person generally to pay his debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or

(iii) in the case of a Person who is a General Partner, the voluntary withdrawal of such Person as a General Partner in violation of the terms of this Agreement.

"Facility" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

"Filing Office" has the meaning given it in the Preliminary Statement of this Agreement.

"Final Closing" means the date upon which all of the following events have occurred: (i) the Completion Date, (ii) Permanent Mortgage Commencement, (iii) the Project's being free of any mechanics' or other liens (except for the Mortgage and liens either bonded against in such a manner as to preclude the holder thereof from having any recourse to the Project or the Partnership for payment of any debt secured thereby or affirmatively insured against (in such manner as precludes recourse to the Partnership for any loss incurred by the insurer) by the Title Policy or by another policy of title insurance issued to the Partnership by a reputable title insurance company in an amount satisfactory to Special Tax Counsel (or by an endorsement of either such title policy)), (iv) the issuance by the Agency to the Partnership of the final allocation on Forms 8609 of low income housing tax credits pursuant to Section 42 of the Code for the Project, (v) the disbursement of proceeds under the Mortgage Loan has been made in the full amount thereof, (vi) all amounts due in connection with the construction of the Project have been paid or provided for and (vii) all deadlines set forth in the Mortgage Loan for the completion or satisfaction of requirements related to the construction and development of the Project have been satisfied in compliance with the Project Documents.

"Final Determination" means the earliest to occur of (a) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (b) the date on which the Service has entered into a binding agreement with the Partnership with respect to such issue or on which the Service has reached a final administrative determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (c) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired, or (d) the date on which the applicable statute of limitations for raising an issue regarding a Federal income tax matter with respect to the Partnership has expired.

"First Installment Balance" has the meaning given it in Section 5.1A.

"General Partner" or "General Partners" means any Person or Persons designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein, in such Person's capacity as a General Partner of the Partnership. If at any time the Partnership shall have a sole General Partner, the term "General Partners" shall be construed as singular.

"Guarantors" means that Person referred to as such in the Purchase Agreement.

"Guaranty" means the Commercial Continuing Guarantys entered into in connection with the Mortgage Loan.

"Hazardous Material" shall have the collective meanings given to the terms "hazardous material," "hazardous substances," "hazardous wastes," "toxic substances" and analogous terms in the Hazardous Waste Laws. In addition, the term "Hazardous Material" shall also include oil and any other substance known to be hazardous.

"Hazardous Waste Laws" means and includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act; the Toxic Substances Control Act and any other federal, state or local statutes, ordinances, regulations or by-laws dealing with Hazardous Material, as the same may be amended from time to time and including any regulations promulgated thereunder.

"Immediate Family" means, with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (by adoption or otherwise), children-in-law, grandchildren and grandchildren-in-law.

"Improvements" means the Buildings and any related facilities to be constructed and/or rehabilitated in accordance with the Commitments.

"Incentive Management Agreement" means the Supervisory Management Agreement between the Partnership and the General Partners pursuant to which the General Partners are to provide certain supplemental management services with respect to the Project.

"Incentive Management Fee" means the fee payable to the General Partners under the Supervisory Management Agreement for its services thereunder.

"Inspecting Architect" means Fugitt & Associates Architects, Inc., of Fayetteville, Arkansas or any successor to such firm.

"Installment" means the First Installment or the Second Installment, as the context may require, of Capital Contributions of the Investor Limited Partner.

"Interest", or words of like import, shall mean all the interest of a Partner in Cash Flow and Capital Transaction proceeds pursuant to Section 10.5 and any other distributions, capital, profits and losses, tax credits, and otherwise in the Partnership, including all allocations and distributions and all rights under this Agreement, and also shall include such interests and rights of such Partner in any successor partnership formed pursuant to this Agreement, and, in the case of the General Partners for purposes of Sections 4.7 or 7.8, shall include without limitation the Annual GP Return to the extent payable pursuant to Section 10.5A, clause third, the excess Thirty Year Mortgage balance to the extent payable pursuant to Section 10.5C, clause fourth, their fees under the Supervisory Management Agreement, their rights (or rights of their Affiliates) to brokerage commissions as set forth in Article III.E and their rights to purchase the Project or interests therein as set forth in Article III.F

"Investment Agreement" means the Investment and Security Agreement of even date herewith among BFTCF, the Partnership, the General Partners and others providing, among other things, for the investment of BFTCF in the Partnership.

"Investment Closing" means the date upon which this Agreement is filed with the Filing Office or, if no such filing is required, the date of delivery of this Agreement.

"Investment General Partner" means Arch Street VII, Inc., a Massachusetts corporation and Arch Street VII Limited Partnership, a Massachusetts limited partnership, and their respective successors as the general partners of the Investment Partnership.

"Investment Partnership" means BFTCF.

"Investment Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of BFTCF as amended from time to time.

"Investor Limited Partner" means, initially, BFTCF and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

"Land" means the parcels of land on which the Improvements are located in Rogers, Arkansas, as described in the Mortgage.

"Lender" means Worthen National Bank of Arkansas, of Little Rock, Arkansas, as maker of the Mortgage Loan together with its successors and assigns in such capacity.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership. Such terms shall include the Special Limited Partner, the Original Limited Partners, the Investor Limited Partner and any Persons who may succeed to the Interests of such Limited Partners.

"Loan Agreement" means the loan agreement dated December 28, 1992 between the Partnership and the Lender providing for the disbursement of the proceeds of the Mortgage Loan.

"Low Income Unit" means any of the 156 dwelling units in the Project which are to be held for occupancy by the Partnership in such manner as to qualify such units as qualified low-income housing units under Section 42(i)(3) of the Code.

"Management Agent" means Lindsey Management Company, Inc. or any successor thereto as the management agent for the Project.

"Management Agreement" means the management contract or agreement by and between the Partnership and the Management Agent which has received all Requisite Approvals.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent for management services in accordance with the Management Agreement which shall be subject to any Requisite Approvals.

"Managing General Partner" means any Managing General Partner designated as provided in Section 6.3B.

"Mortgage" means any mortgage indebtedness of the Partnership evidenced by any Note and secured by any mortgage on the Property from the Partnership to any Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which were required by the Lender as a condition to making such Mortgage Loan. In case any Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Loan" means the loan secured by a Mortgage in the original principal amount of $3,450,000 and on those terms in effect on the Admission Date, as it may be amended, modified or refinanced as permitted pursuant to this Agreement.

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989; amended and effective September 14, 1989; amended and effective August 27, 1990, further amended October 24, 1991, by the North American Securities Administrators Association, Inc.

"Note" means and includes any Note from the Partnership to a Lender evidencing a Mortgage Loan, and shall also mean and include any note supplemental to said original note issued to a Lender or any note issued to a Lender in substitution for any such original note.

"Original Limited Partner" means any of the Persons specified as an Original Limited Partner in Section 4.2C.

"Original Partnership Agreement" has the meaning specified in the Preliminary Statement.

"Partner" means any General Partner or Limited Partner.

"Partner Non-Recourse Debt" means any Partnership liability (1) that is considered non-recourse under Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (2) for which any Partner or Related Person bears the Economic Risk of Loss.

"Partner Non-Recourse Debt Minimum Gain" means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Section 1.704-2(d).

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted.

"Partnership Counsel" means Butler, Hicky & Long, of Forrest City, Arkansas, or such other counsel as the General Partners may designate from time to time as counsel for the Partnership.

"Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d) under Section 704 of the Code.

"Partnership Non-Recourse Liability" means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

"Payment Certificate" has the meaning given it in Section 5.1C(a).

"Permanent Mortgage Commencement" means the first date on which (i) the principal amount and date of maturity of the Mortgage Loan have been finally determined, (ii) the full amount of the proceeds of the Mortgage Loan have been disbursed to the Partnership and (iii) amortization of the Mortgage Loan has commenced.

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

"Priority Distribution" means, as to any fiscal year of the Partnership, the product of the "Applicable Amount" times the Adjustment Fraction determined in accordance with the following sentences. The "Applicable Amount" shall be zero until the first anniversary of the Completion Date and $10,000 per annum (pro rated for periods of less than a full fiscal year during which such Applicable Amount shall apply) thereafter.

"Project" or "Property" means the Land and the Improvements.

"Project Documents" means and includes the Construction Contract, the Mortgage, Commitments, Management Agreement and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"Project Expenses" means (i) up to and including the Development Obligation Date, those expenses, properly accruable through such date which

may be properly charged as operating expenses of the Project under standard accounting procedures and which are allocable, in accordance with generally accepted accounting principles, to apartment units for which all requisite approvals for occupancy have been obtained; such operating expenses may include real estate taxes and debt service with respect to the Mortgage Loan (to the extent such operating expenses are not funded out of Designated Proceeds), but shall not include any costs required to be capitalized in accordance with generally accepted accounting principles; and (ii) after the Development Obligation Date, all the costs and expenses of any type incurred incidental to the ownership and operation of the Project, including, without limitation, taxes, capital improvements reasonably deemed necessary by the General Partners and not funded out of any reserves for such, and the cost of operations, debt service, maintenance and repairs, and the funding of any reserves required to be maintained by the Lender and the Agency or pursuant to Section 6.4I hereof, but shall not include (i) repayments of Project Expense Loans or advances made pursuant to Section 6.9B or (ii) distributions to Partners pursuant to Article X.

"Project Expense Loan" means a loan to the Partnership pursuant to Section 6.9A and which is repayable without interest and only as provided in Article X.

"Purchase Agreement" means the Purchase and Guaranty Agreement of even date herewith pursuant to which the Purchaser has agreed, among other things, to purchase the Interest of the Investor Limited Partner under specified circumstances.

"Purchaser" means Arkansas Apartment Investment Company, Inc., an Arkansas corporation, as purchaser under the Purchase Agreement.

"Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

"Qualified Tenant" means a tenant (i) with income not exceeding the percentage of area gross median income set forth in Section 42(g)(1)(A) or (B) of the Code (whichever is applicable) who leases an apartment unit in the Project under a lease having an original term of not less than six months at a rent not in excess of that specified in Section 42(g)(2) of the Code, and (ii) complying with any other requirements imposed by the Project Documents.

"Qualifying Escrow Distributions" means any sums distributed to BFTCF by the Escrow Agent pursuant to Section 4(a) of the Escrow Agreement.

"Recapture Amount" has the meaning specified in Section 10.5F.

"Recapture Event" has the meaning specified in Section 10.5F.

"Regulations" means the rules and regulations of any Agency which are applicable to the Project or the Partnership.

"Related Agreements" means the Investment Agreement and each other agreement (other than this Agreement) constituting an exhibit thereto or executed in connection therewith.

"Related Person" has the meaning set forth in Treasury Regulation Section 1.752-4(b) or any successor regulation thereto.

"Requisite Approvals" means any required approvals of the Lender or any Agency to an action proposed to be taken by the Partnership.

"Retirement" (including the forms "Retire" and "Retired") means, as to a General Partner, and shall be deemed to have occurred automatically upon, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law, death, incapacity or pursuant to any terms of this Agreement. A General Partner which is a corporation or partnership also will be deemed to have Retired upon the sale or other disposition (except by reason of death of a shareholder or partner) of a controlling interest in a corporate General Partner or of a general partner interest in a General Partner which is a partnership. Without limitation of the foregoing, any event occurring as to an individual or corporate general partner of a General Partner which is a partnership which would constitute a Retirement as to an individual or corporate General Partner as provided above, shall also be deemed to constitute the Retirement of any such General Partner which is a partnership. For purposes of this definition, "controlling interest" shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Retirement of an entity General Partner shall not be deemed to have occurred if the controlling interest shall be transferred to any Person approved in writing by the Investor Limited Partner, and the Investor Limited Partner hereby agrees to give its approval with respect to any Person (including without limitation any of Sarah Lindsey, James Earl Lindsey, John David Lindsey, Job Branch, James Barre, Edward Calhoun, Richard Parker, Joyce R. Mayfield, John R. Rutledge, John Rutledge, Jr., Adam Rutledge and Nathan Rutledge if any one or group of them then meets the following conditions) if, at the time of such controlling interest transfer, such Person (or group of not more than three persons together) has a net worth of at least $1,000,000, has financial liquidity of at least $200,000 and possesses demonstrated competence and experience in the operation and management of apartment properties which are comparable in size to the Project and which must comply with the operating and reporting requirements set forth in Section 42 of the Code.

"Satisfactory Operations" shall be deemed to exist at a particular point in time if (i) the Partnership shall be satisfying the conditions to Breakeven determined with reference to the six month period immediately preceding such point in time as demonstrated by financial data reasonably satisfactory to the Investor Limited Partner and (ii) a representative of the Investor Limited Partner either shall have inspected the Property and determined in writing that its maintenance and operations are consistent with sound business practices or has waived such inspection in writing.

"Schedule" means the schedule of partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"Service" means the Internal Revenue Service.

"SLP" means SLP, Inc., a Massachusetts corporation.

"Special Capital Contribution" means a capital contribution described in and made pursuant to Section 6.9A.

"Special Limited Partner" means SLP as Special Limited Partner and its successors in such capacity.

"Special Tax Counsel" means Peabody & Brown, of Boston, Massachusetts, or other counsel acceptable to the Investment Partnership.

"State" means the State of Arkansas.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Surplus Cash" means any unrestricted cash remaining on hand after (1) the payment of (a) all sums due or currently required to be paid under the terms of any Mortgage or Note; (b) all amounts required to be deposited in the reserve fund for replacement pursuant to the Project Documents and in no event less than the amounts required pursuant to Section 6.4I; and (c) all obligations of the Partnership other than the Mortgage Loan unless funds for payment are set aside; and (2) the segregation and recording of (a) an amount equal to the aggregate of all special funds to be maintained by the Partnership under the Project Documents or this Agreement, including full funding of all mortgage insurance premium, real estate tax, insurance, and other escrows; (b) all tenant security deposits or prepaid rents held; and (c) all accounts and accrued items payable. Notwithstanding the foregoing, Surplus Cash as of a given date shall also include rental assistance payments properly accrued but not received through such date but received thereafter.

"Thirty Year Mortgage" means an hypothetical Mortgage Loan in the initial principal amount of $3,450,000, bearing interest at 8.25% per annum and payable over a thirty year term commencing on the Admission Date in equal monthly payments of $25,918.70, which is sufficient to amortize the entire principal balance over said thirty year term.

"Title Policy" means the owner's policy of title insurance issued to the Partnership by First American Title Insurance Company as endorsed to increase the amount thereof to $6,793,000 and to update such policy to a date not earlier than 10 days prior to the date of the Investment Closing.

"Uniform Act" means the Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

"Vessel" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

ARTICLE II

Continuation; Name; and Purpose

Section 2.1 Continuation

The parties hereto hereby agree to continue the limited partnership known as Woods Lane, A Limited Partnership, formed pursuant to the provisions of the Uniform Act.

Section 2.2 Name and Office; Agent for Service

A. The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be at 3900 Front Street, Fayetteville, Arkansas, 72702. The General Partners may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

B. The name and address of the agent for service of process required to be maintained under the Uniform Act shall be:

James E. Lindsey
3900 Front Street
Fayetteville, Arkansas 72702

Section 2.3 Purpose

The purpose of the Partnership is to acquire, construct, develop, repair, improve, maintain, operate, lease, dispose of and otherwise deal with the Project in accordance with any applicable Regulations and the provisions of this Agreement. The Partnership shall not engage in any other business or activity.

Section 2.4 Authorized Acts

In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Article VI, the Partnership is hereby authorized:

(i) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(ii) To acquire, construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the Property or any other assets of the Partnership, to the extent permitted by the Commitments.

(iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any Mortgage and in connection therewith to execute any extensions, renewals, or modifications of such Mortgage.

(v) To employ any Person, including any Affiliate, to perform services for, or to sell goods to, the Partnership (including without limitation management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an Affiliate shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length.

(vi) To execute any and all notes, mortgages and security agreements in order to secure loans from the Lender and any and all other documents, including but not limited to the Project Documents, required by the Lender or any Agency in connection with each Mortgage and Mortgage Loan and the acquisition, construction, rehabilitation, repair, development, improvement, maintenance and operation of the Property, or otherwise required by the Lender or any Agency in connection with the Property.

(vii) To execute contracts with any Agency.

(viii) To execute leases of some or all of the apartment units of the Project.

(ix) To modify or amend the terms of any agreement or contract which the General Partners are authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (1) materially adversely affect the Partnership or the Limited Partners, or (2) be in contravention of any of the terms or conditions of this Agreement.

(x) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

(xi) To execute the Related Agreements and any notices, documents or instruments permitted or required to be executed or delivered in connection therewith or pursuant thereto.

Section 2.5 Term and Dissolution

A. The Partnership shall continue in full force and effect until December 31, 2023, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) The sale or other disposition of all or substantially all the assets of the Partnership;

(ii) The Retirement of a General Partner unless the business of the Partnership is continued pursuant to Article VII or Section 4.7;

(iii) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investor Limited Partner and any Requisite Approvals; or

(iv) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or for purposes of this paragraph their trustee, receiver, successor or legal representative) shall cause the cancellation of the Certificate and shall sell the Project and liquidate all other Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (other than Project Expense Loans). No part or interest in the Project shall be distributed in kind. The Partnership shall not be merged with any other entity.

ARTICLE III

Financing and Disposition of Property

A. The Partnership shall be authorized to obtain the Mortgage Loan to finance the acquisition, development and construction of the Property and (to the extent permitted by the Lender) to meet the initial expenses of operating the Project, and shall secure the same by the Mortgage. The Mortgage shall provide that no Partner or Related Person shall bear the Economic Risk of Loss for all or any part of such Mortgage Loan except to the extent that the General Partners or their Affiliates may have liability for the Mortgage Loan pursuant to the Guaranty.

The General Partners are specifically authorized, for and on behalf of the Partnership, to execute the Project Documents and any permitted amendments thereto and, subject to the limitations set forth herein, such other documents as they deem necessary or appropriate in connection with the acquisition, development, operation and financing of the Property.

B. Each General Partner shall be bound by the terms of the Project Documents. Any incoming General Partner shall as a condition of receiving any interest in the Property agree to be bound by the Project Documents to the same extent and on the same terms as the other General Partners. Upon any dissolution of the Partnership or any transfer of the Property while any Mortgage is held by any Lender, no title or right to the possession and control of the Property and no right to collect the rents therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to the Lender and the Agency to the Project Documents and the provisions of this Agreement. The Project Documents shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as the corresponding Mortgage Loans shall be outstanding.

C. The Partnership may increase the amount of the Mortgage Loan or refinance, modify or amend any Mortgage, including any required transfer or conveyance of Partnership assets for security or mortgage purposes, and may sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership; provided, however, that the terms of any such increase, refinancing, modification, amendment, sale, exchange or other transfer or conveyance effected after the Admission Date must either receive the Consent of the Investor Limited Partner before such transaction shall be binding on the Partnership or be a sale in compliance with Article III.F below. Notwithstanding the foregoing, no such Consent shall be required for the leasing of apartments to tenants in the normal course of operations; provided, however, unless such Consent is obtained the Partnership shall lease the Project in such a manner as to qualify as a "qualified low-income housing project" under Section 42(g)(1) of the Code, and shall lease all of the Low Income Units in the Project to Qualified Tenants. Commencing on the seventh anniversary of the Admission Date, the General Partners shall use their best efforts in good faith to obtain for the Partnership, subject to the aforesaid Consent of the Investor Limited Partner, a modification of the Mortgage Loan or a replacement therefor which shall have the effect of extending the maturity date to a time not earlier than the end of the "compliance period" for the Project (as provided in Section 42 of the Code). The Investor Limited Partner shall not unreasonably withhold its Consent hereunder with respect to any modification, amendment or refinancing of the Mortgage Loan, and it shall be deemed unreasonable for the Investor Limited Partner to withhold its Consent solely because such amended, modified or refinanced Mortgage Loan (a) provides for the elimination of personal liability of the Guarantors for repayment of the Mortgage Loan or (b) includes a provision making exercise by the Investor Limited Partner of its rights under Section 4.7A without Lender consent a default thereunder.

D. Except as specifically permitted in Article IX.C, the Partnership may not borrow funds from an Investment General Partner or from any Affiliate of an Investment General Partner.

E. Upon the sale of the Property by the Partnership, the General Partners shall have the right to engage a licensed real estate broker (which may be an Affiliate of the General Partners) to effect such sale, but in no event shall the real estate commissions paid to such broker, when combined with the commissions paid to all other brokers in the transaction, exceed the lesser of (i) that which is reasonable, customary, and competitive with those paid in similar transactions in the same geographic area or (ii) 5% of the sales price of the Property.

F. Notwithstanding anything to the contrary set forth in Article III.C hereof, upon a sale of the Project, the procedure shall be as follows:

(a) Subject to the provisions of Article III.F(c) below, the Special Limited Partner shall have the right at any time after the end of the fourteenth year of the "compliance period" (as defined in Section 42(i)(1) of the Code) to require, by notice to the General Partners, that the General Partners submit a written request (the "Termination of the Extended Use Notice") to the Authority to find a person to acquire the Project pursuant to the provisions of the Declaration of Land Use Restrictive Covenants For Low-Income Housing Tax Credits entered into by the Partnership as required by the Authority (the "Extended Use Agreement") in accordance with the provisions of Section 42(h)(6) of the Code. If the General Partners shall fail to submit the Termination of the Extended Use Notice within seven days of the Special Limited Partner's request therefor, then the Special Limited Partner shall have the right at any time thereafter to submit the Termination of the Extended Use Notice to such housing credit agency. If within one year of the housing credit agency's receipt of the Termination of the Extended Use Notice, the housing credit agency presents a "qualified contract," as said term is defined in Section 42(h)(6)(F) of the Code (hereinafter "Qualified Contract"), for the acquisition of the Project, then the General Partners shall cause the Partnership promptly to sell the Project in accordance with the terms of said Qualified Contract.

(b) Subject to the provisions of Article III.F(c) below, at any time during the last year of the aforesaid compliance period or at any time thereafter, the Special Limited Partner shall have the right to require, by notice to the General Partners (the "Required Sale Notice"), that the General Partners promptly use their best efforts to obtain a buyer for the Project on the most favorable terms then obtainable. In this connection, the General Partners shall have the right to retain the services of a licensed real estate broker to effect such sale, and such licensed real estate broker may be an Affiliate of the General Partners, provided the terms of compensation are in accordance with Article III.E hereof. The General Partners shall submit the terms of any proposed sale to the Investor Limited Partner for its approval as provided in Article III.C hereof. If the General Partners shall fail to so obtain a buyer for the Project within six months of the Required Sale Notice or if the Investor Limited Partner in its sole discretion shall withhold its consent to any proposed sale to such buyer, then the Special Limited Partner

shall have the right at any time thereafter to obtain a buyer for the Project on terms acceptable to the Investor Limited Partner (but not less favorable to the Partnership than any proposed sale previously rejected by the Investor Limited Partner). In the event that the Special Limited Partner so obtains a buyer, it shall notify the General Partners in writing with respect to the terms and conditions of the proposed sale, and, provided the Investor Limited Partner approves the terms of such sale, the General Partners shall cause the Partnership promptly to sell the Project to such buyer.

(c) Notwithstanding anything contained in Article III.F(a) or (b) above, if the Investor Limited Partner is prepared to accept an offer for the purchase of the Project or the Interests of the Investor and Special Limited Partners, or if there is a sale of the Project pursuant to Section 4.7(a)(iv) hereof, unless such sale is a public sale as to which the General Partners have been given notice, as provided by applicable law, then the General Partners shall have the right (subject to the conditions noted below) to notify each such Partner of the election of the General Partners to purchase the Project (or the Interest of the Investor Limited Partner) on all of the terms and conditions set forth in said offer, provided notice of such election is delivered to said Partners within fifteen business days after the General Partners are notified that the other Partners have approved the terms and conditions of the proposed sale to the party making the offer. If the General Partners do not timely notify the other Partners of its election, or if at the time such notice could be given there shall be a material uncured event of default by a General Partner or a General Partner Affiliate under any of the Related Agreements, then the foregoing right of first refusal shall lapse, and the General Partners shall cause the Partnership to sell the Project (or the Interest of the Investor Limited Partner) to such buyer. If the General Partners has timely notified the other Partners of their election to exercise the foregoing right of first refusal, the General Partners, on behalf of the Partnership on their own behalf, shall proceed to effect such purchase and sale as contemplated by said offer. If the General Partners shall then fail to so effect such purchase and sale, then, in addition to any other rights which the Partnership may have, all rights of the General Partners pursuant to this Article III.F shall terminate forever.

(d) A sale of the Project prior to the end of the aforesaid compliance period may only take place if the conditions of Section 42(j)(6) of the Code will be satisfied upon such sale either (i) by having the purchaser of the Project post the required bond on behalf of the Partnership, or (iii) with the Consent of the Investor Limited Partner, by having the Partnership post such bond.

G. Upon request from the Special Limited Partner from time to time, the General Partners shall furnish promptly to the Special Limited Partner all information then available to the General Partners which is materially related to determining the fair market value of the Project, including without limitation any and all appraisals and other valuations.

ARTICLE IV

Partners; Capital

Section 4.1 General Partners

Woods Lane Management Company, Inc., an Arkansas corporation shall be the General Partner of the Partnership, and its address and Capital Contribution are set forth in the Schedule. In no event shall the aggregate Capital Contributions of the General Partners (excluding any Special Capital Contributions) exceed $175,000 without the Consent of the Investor Limited Partner.

Section 4.2 Limited Partners

A. SLP shall be the Special Limited Partner and is hereby admitted to the Partnership, and its address and Capital Contribution are set forth in the Schedule.

B. BFTCF is the Investor Limited Partner, and its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

C. The Original Limited Partners are James E. Lindsey as Trustee of the Lindsey Family Trust, Joyce R. Mayfield and Velma Jeanne Rutledge. By their execution of this Agreement, the Original Limited Partners hereby withdraw as Limited Partners, and the Original Limited Partners, as such, shall have no further rights or obligations with respect to the Partnership as of the Admission Date.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash, if any, contributed by the Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution. The Schedule shall be amended and, if necessary or appropriate, amendments to the Certificate shall be filed from time to time to reflect the withdrawal or admission of Partners, any changes in the Interest held by a Partner arising from the transfer of an Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an Interest. The original Capital Account established for each such substituted Partner shall be in the same amount as, and shall replace, the Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of this Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner", as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to the Interest of a

Partner by assignment of all or any part of a Partner's Interest. To the extent a substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such substituted Partner and his Capital Contribution shall be in proportion to the Interest he receives and the Capital Account of the Partner who retains a partial Interest in the Partnership and his Capital Contribution shall continue, and not be replaced, in proportion to the Interest he retains. Any special basis adjustments under Section 743 of the Code resulting from an election by the Partnership pursuant to Section 754 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for the Partners pursuant to this Section 4.3. Nothing in this Section 4.3 shall affect the limitations on transferability of Interests set forth in Article VII, Article VIV or Section 13.1.

Section 4.4 Withdrawal of Capital

A Partner shall not have the right to withdraw from the Partnership all or any part of his Capital Contribution. No Partner shall have any right to demand and receive property of the Partnership in return for his Capital Contribution or in respect of his Interest, except as may be specifically provided in this Agreement.

Section 4.5 Liability of Limited Partners

A. No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contribution as and when due hereunder. After its Capital Contribution shall be fully paid, no Limited Partner shall, except as otherwise required by the Uniform Act, be required to make any further capital contributions or payments or lend any funds to the Partnership.

B. BFTCF is a Massachusetts limited partnership. In no event shall any Person who is at any time a general or limited partner in BFTCF, or any partner or Affiliate of an Investment General Partner, have any personal liability for the payment or performance of any obligation of BFTCF under the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFTCF to contribute capital to the Partnership. All parties dealing with BFTCF shall look solely to the assets of BFTCF for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 4.6 Additional Limited Partners

A. The General Partners may admit additional Limited Partners only with the Consent of the Investor Limited Partner.

B. Any incoming Limited Partner shall, by his execution of this Agreement and as a condition to receiving any interest in the Partnership property, agree to be bound by the Project Documents to the same extent and in the same terms as the other Limited Partners.

C. Upon the admission of any additional Limited Partners, an amendment to this Agreement and, if necessary or appropriate, the Certificate reflecting such admission shall be filed with each appropriate governmental authority. Such amendment shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

Section 4.7 Certain Restricted Rights of Investor Limited Partners

A. Subject to the provisions hereinafter set forth in this Section 4.7 and to the Regulations, and except to the extent exercise of any of the following rights would cause a default under the Mortgage Loan, or a default or violation of the terms of the Extended Use Agreement (as defined in Article III.F), in addition to the other rights provided for in this Agreement, the Investor Limited Partners by a vote of Investor Limited Partners representing 51% of the Investor Limited Partner Class Contribution (or such higher percentage or such additional consents as may be required under the applicable laws of the State), shall have the further right:

(i) to amend this Agreement, subject to the provisions of Section 13.12; provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers, obligations or duties of the affected General Partner or its General Partner Interest or distributions or alter any of the provisions of Section 4.7B.;

(ii) to dissolve the Partnership;

(iii) to remove any or all of the General Partners (provided that where removal for cause is proposed in cases not involving fraud or wilful misconduct of James E. Lindsey, such removal shall be effective only if, the circumstances constituting such cause shall not have been remedied or cured, as the case may be, within the Cure Period) and elect one or more new General Partners; and

(iv) to approve or disapprove the sale at any one time of all or substantially all of the assets of the Partnership.

B. The Interest of any General Partner removed pursuant to this Section 4.7 shall be valued and sold pursuant to Section 7.8.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified

mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Limited Partners.

D. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available on request to any Limited Partner or its representative at its cost.

ARTICLE V

Capital Contributions of Investor Limited Partner

Section 5.1 Installments of Capital Contributions

A. The Investor Limited Partner shall contribute as its Capital Contribution the sum of $2,574,180 payable in two installments (the "Installments"): the first Installment (the "First Installment"), in the amount of $2,098,180, shall be payable on the date of the Investment Closing; and the second Installment (the "Second Installment"), in the amount of $476,000, shall be payable on the Completion Date. Notwithstanding the foregoing, however, payment of $190,680 of the First Installment (the "First Installment Balance") shall be deferred until thirty (30) days following the date of Investment Closing.

B. The Capital Contribution of the Investor Limited Partner shall be subject to reduction in the manner provided in this Section 5.1B.

(i) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit (as hereinafter defined) properly allocable to the Investor Limited Partner for any year is less than the target amount of $475,701 (provided that the target amount for 1993 shall be $100,000 and for 2003 shall be $375,701 reduced by any excess over $100,000 of the actual Annual Credit in 1993), then (except as otherwise provided in subparagraph (iv) below) the Capital Contribution of the Investor Limited Partner shall be reduced in the aggregate by the "Adjustment Factor" (as hereinafter defined) for each $1.00 that the Annual Credit properly allocable to the Investor Limited Partner is less than such target amount for each year affected. The "Adjustment Factor" shall be an amount equal to $0.594 (except that the Adjustment Factor shall be $0.50 with respect to any Annual Credit shortfall for all years if the determination thereof by the Accountants, for purposes of the "First Payment Date" as set forth in the Escrow Agreement, occurs on or before July 31, 1994), increased by 8% per annum non compounded commencing on the Admission Date and continuing until the payment of the amount of such reduction in full. The provisions of this clause (i) shall not apply to any reduction in Annual Credit for 1993 or 1994 to which clause (ii) below applies.

(ii) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit properly allocable to

the Investor Limited Partner is less than the target amounts of $100,000 in 1993 or $475,701 in 1994 but the reduced Annual Credit will be properly allocable to the Investor Limited Partner in 2003 or 2004, respectively, then the Capital Contribution of the Investor Limited Partner shall be reduced by $0.75 for each $1 that the Annual Credit properly allocable to the Investor Limited Partner is less than such respective target amounts for 1993 or 1994, provided that the aforesaid target amounts for 1993 and 1994 in this clause (ii) shall be reduced by the same percentage by which there is a reduction in the Annual Credit for 1993 or 1994 pursuant to the foregoing subparagraph (i).

(iii) For the purposes of this Section 5.1B., the term "Annual Credit" shall mean the amount of the aggregate annual "low-income housing credit" allowable to the Partners under Section 42(a) of the Code; provided, however, that in determining such amount the following adjustments shall be made:

(a) no amount of any increase in the credit allowable pursuant to Section 42(f)(3) of the Code shall be considered in determining the Annual Credit unless such increase is allowable during the second year of the "credit period";

(b) the Annual Credit shall be determined without regard to the following: (x) in the case of subparagraph (i) above, the adjustments to the amount allowable for the first year of the "credit period" pursuant to Sections 42(f)(2) or 42(f)(3)(B) of the Code; (y) any reduction to the number of Low Income Units which occurs subsequent to the second year of the "credit period"; or (z) a failure of a portion of the Project to qualify as a "qualified low-income building" which occurs subsequent to the second year of the "credit period".

(iv) The General Partners shall forthwith pay to the Investor Limited Partner the amount to which it is entitled by reason of any reduction pursuant to paragraph (i) or (ii), such payment to be made within thirty (30) days of the date of the determination in question. Any such payment by the General Partners shall not constitute a Capital Contribution, loan or advance to the Partnership and shall not be reimbursable by the Partnership, but shall be treated as a payment by the General Partners to the Investor Limited Partner for breach of warranty by the General Partners to the Investor Limited Partner. If full payment of such amount is not received within such thirty (30)-day period, the unpaid balance shall thereafter bear interest at the Designated Prime Rate. Notwithstanding the foregoing, however, to the extent that any reduction in Annual Credit properly allocable to the Investor Limited Partner referred to in subparagraph (i) above (determined as if clauses (y) and (z) of subparagraph (iii)(b) above did not apply) is due solely to a change in federal income tax law or regulations occurring after the Admission Date, then the amount which would have been payable by the General Partners pursuant to this subparagraph (iv) shall not be so paid but instead such amount (determined pursuant to subparagraph (i) except that the Adjustment Factor shall be $0.50 and no interest shall be

included) (the "Law Change Amount") shall be recovered by the Investor Limited Partner by temporarily amending Section 10.5A clauses first through fourth and the Supervisory Management Agreement to provide (A) for the distribution to the Investor Limited Partner of 50% of the sum of (a) all Cash Flow which but for this amendment would have been distributed to all of the Partners pursuant to Section 10.5A clauses first through fourth plus (b) the Incentive Management Fee for such year, (B) that the Incentive Management Fee shall then be the lesser of the remaining 50% of such sum or the amount payable but for this amendment and (C) that any portion of such remaining 50% not paid as the Incentive Management Fee shall then be distributed to the General Partners as Cash Flow. Such temporary amendment shall remain in force until the Law Change Amount shall have been distributed to the Investor Limited Partner pursuant to clause (A), at which point such amendment shall then terminate and the current provisions of Section 10.5A and the Supervisory Management Agreement shall again apply.

C. The obligation of the Investor Limited Partner to make each Installment (except as otherwise provided) is subject to each of the following conditions:

(a) The General Partners shall have executed and delivered to the Investor Limited Partner a certificate (the "Payment Certificate"), in the form attached hereto as Exhibit 1 (relating to the Second Installment), dated the date such Installment is to be paid to the Partnership and attaching the Title Policy endorsement referred to therein.

(b) In the case of the First Installment, all Requisite Approvals to the admission of BFTCF as Investor Limited Partner pursuant to this Agreement shall have been obtained and the Project shall have received credit allocation from the State or reservation or conditional commitment therefor in the amount of at least $480,506.

(c) Each of the representations and warranties set forth in Section 6.5 shall in all material respects be true and correct.

(d) No event shall have occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

(e) No event shall have occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under the provisions of Section 7.5 which has not been cured as therein provided.

(f) Notwithstanding the foregoing, if an Installment has not become due because of a failure to satisfy any condition to the payment thereof, but such condition can be satisfied by the payment of money, then in the discretion of the Investor Limited Partner such Installment may be collected notwithstanding the failure to satisfy such condition, provided that when such Installment is released from escrow (1) the amount required to satisfy such condition is disbursed directly to the requisite parties for the purpose of satisfying such condition, and (2) any

acceleration of maturity of indebtedness and any other default and any action or proceeding which was the basis of the failure to satisfy such condition or which resulted from such failure has been effectively waived and, in the case of any such action or proceeding, terminated with prejudice.

ARTICLE VI

Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) any applicable law or regulation, or (ii) any agreement between the Partnership and any Lender or Agency.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership, except as specifically permitted by Article IX, or

(ii) following completion of construction of the Improvements, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the use of the Property, or

(iii) to acquire any real property in addition to the Property (other than easements or similar rights necessary or convenient for the operation of the Project), or

(iv) to bear, or cause or permit any Related Person to bear, the Economic Risk of Loss with respect to all or any portion of any Note or Mortgage or the indebtedness secured thereby, except as provided in Article III.A., or

(v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause 6.1B(v), accounts receivable in the ordinary course of business from Persons other than the General Partners or their Affiliates shall not be deemed to be advances or loans), or

(vi) to lease any Low Income Unit in the Project to other than Qualified Tenants or otherwise operate the Project in such a manner or take any action which could cause any Low Income Unit in the Project to fail to be treated as a qualified low-income housing unit under Section 42(i)(3) of the Code or which would cause the recapture by the Partnership of any low-income housing credit under Section 42 of the Code, or

(vii) to amend any Project Document, or to permit any party thereunder to waive any provision thereof, to the extent that the effect of such amendment or waiver would be to eliminate, diminish or defer any obligation or undertaking of the Partnership, the General Partners or their Affiliates which accrues, directly or indirectly, to the benefit of, or provides additional security or protection to, the Investor Limited Partner (notwithstanding that the Investor Limited Partner is neither a party to nor express beneficiary of such provision or was not a Partner when such provision became effective), or

(viii) to increase or refinance any Mortgage or to sell or convey the Property, except as provided in Article III.C., and except that the General Partners may cause the Partnership to grant easements and similar rights affecting the Land to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project, or

(ix) to cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership, or

(x) to pledge or assign any of the Capital Contribution of the Investor Limited Partner or the proceeds thereof, or

(xi) to amend any of the Related Agreements.

(xii) to approve any changes to the plans and specifications for the Project which would result, either individually or in the aggregate, in an overall development cost increase in excess of $25,000 (provided, however, that any Consent of the Investor Limited Partner required under this clause (ix) shall not be unreasonably withheld.

C. The General Partners shall not (a) cause the Partnership to utilize Cash Flow to acquire interests in other limited partnerships or (b) cause the Partnership to invest the proceeds of any sale or refinancing of the Project unless a sufficient portion thereof is distributed to the Investment Partnership to enable each limited partner thereof, assuming that he is in a combined federal, state and local marginal income tax bracket of 35%, to pay the federal, state and local income tax liability arising from the sale or refinancing which generated such proceeds, and in any event sale or refinancing proceeds shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the final closing of the admission of limited partners into the Investor Limited Partner occurs, except to the extent of any reserves retained therefrom.

Section 6.2 Independent Activities

Any Partner may engage independently or with others in other business ventures of every nature and description including, without limitation, the ownership, operation, management, and development of real estate, regardless of whether such real estate directly competes with the Project, and neither the Partnership nor any Partner shall have any rights by reason of this Agreement in and to such independent ventures or the income or profits derived therefrom.

Section 6.3 Business Management and Control; Designation of Managing General Partner; Tax Matters Partner; Certain Rights of the Special Limited Partner

A. The General Partners shall have the exclusive right to manage the business of the Partnership. No Limited Partner (except one who may also be a General Partner and then only in his capacity as General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

B. The powers and duties of the General Partners hereunder may be exercised in the first instance by one or more Managing General Partners who, subject to the terms and provisions of this Agreement, shall manage the business and affairs of the Partnership. Each Managing General Partner is hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by any Lender or Agency) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder. Woods Lane Management Company, Inc. is hereby designated as the initial Managing General Partner; if such Person shall become unable to serve in such capacity or shall cease to be a General Partner, the remaining General Partners may from time to time designate from among themselves by consent one or more substitute or additional Managing General Partners. If for any reason no designation is in effect, the powers of the Managing General Partners shall be exercised by the majority consent of the remaining General Partners. A designation of a successor as Managing General Partner or the designation of an additional Managing General Partner pursuant to Section 7.3 or 7.5 shall supersede any designation or other exercise of rights pursuant to this Section 6.3B. Any action required or permitted to be taken by a corporate General Partner (or corporate general partner of a General Partner which is a partnership) hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose.

C. In the event that (i) the Partnership is in material default of any of its obligations under the Project Documents, which default, in the reasonable judgment of the Special Limited Partner, threatens an assignment or foreclosure of any Mortgage, (ii) any General Partner or the Purchaser is in default in any material respect under any of its obligations under this Agreement or any of the Related Agreements, (iii) a Recapture Event shall have occurred or (iv) if a sole General Partner shall Retire, the Special Limited

Partner may, at its election, give notice of such default or event to the then General Partners, if any, and, (1) (in the case of a default) if such default is not cured within the Cure Period, or (2) (in the event of such Retirement or Recapture Event) promptly after the occurrence of such event, the Special Limited Partner or any Entity of which a majority of the stock or beneficial interest is owned, directly or indirectly, by the Special Limited Partner or Boston Financial, may, with the Consent of the Investor Limited Partner, elect to become an additional General Partner with all the rights and privileges of a General Partner. The Special Limited Partner shall provide the General Partners with true and correct copies of the written instruments evidencing such Consent of the Investor Limited Partner within ten days after the Special Limited Partner's receipt thereof. Upon such election by the Special Limited Partner or such Entity and such Consent, the Special Limited Partner or such Entity shall automatically become and shall be deemed a General Partner and each Partner hereby irrevocably appoints the Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement and the Certificate necessary or appropriate to confirm the foregoing. If the Special Limited Partner or such Entity shall become an additional General Partner as herein stated, its Interest shall not be increased thereby (except that the Special Limited Partner may assign its Interest to such Entity). In the event of the admission of the Special Limited Partner or such Entity as a General Partner pursuant to this Section 6.3, and if there are then any other General Partners, the Special Limited Partner or such Entity shall have managerial rights, authority and voting rights of 51% on any matters to be decided or voted upon by the General Partners or the Managing General Partner, as the case may be, and the rights and authority of the remaining General Partners or the Managing General Partner, as the case may be, shall be deemed equally divided among them.

D.1 The Managing General Partner is hereby designated as the Tax Matters Partner ("TMP") for the Partnership. Upon the Retirement of the Person serving as the TMP, any successor to the Interest of the TMP pursuant to the applicable provisions of this Agreement shall be designated as the successor TMP, but such designee shall not become the TMP until the designation of such Person has been approved by Consent of the Investor Limited Partner.

D.2 The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Service, and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Partnership expense and shall be paid by the Partnership. Such counsel shall be responsible for representing the Partnership; it shall be the responsibility of the General Partners and of the Investor Limited Partner, at their own expense, to employ tax counsel to represent their respective separate interests.

D.3 The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Partner who so requests in writing, a copy of each notice or other communication received by the TMP from the Service (except such notices or communications as are sent directly to such requesting Partner by the

Service). All reasonable third party costs and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and shall be paid by the Partnership.

D.4 The TMP shall have no authority, without the Consent of the Investor Limited Partner, to (i) enter into a settlement agreement with the Service which purports to bind Partners other than the TMP, (ii) file a petition as contemplated in Section 6226(a) or 6228 of the Code, (iii) intervene in any action as contemplated in Section 6227(b) of the Code, (iv) file any request contemplated in Section 6227(b) of the Code, or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

D.5 The relationship of the TMP to the Investor Limited Partner is that of a fiduciary, and the TMP hereby acknowledges its fiduciary obligation to perform its duties in such manner as will serve the best interests of the Partnership and the Investor Limited Partner.

D.6 The Partnership shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably incurred by the TMP in any civil, criminal or investigative proceeding in which the TMP is involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what it reasonably believed to be in the best interests of the Partnership or its Partners. The TMP shall not be indemnified under this provision against any liability to the Partnership or its Partners to any greater extent than the indemnification allowed by Section 6.6 of this Agreement. The indemnification provided by this subparagraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Partners, or otherwise.

Section 6.4 Duties and Obligations of the General Partners

A. The General Partners shall use their best efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, and shall devote to Partnership business such time and effort as may be necessary to (i) supervise the activities of the Management Agent, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto, (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by any Lender or Agency, (iv) elect to defer the commencement of the credit period for all or any portion of the low-income housing tax credit allowable to the Partners under Section 42(g) of the Code, to the extent that any such deferral may be in the best economic interest of the Investor Limited Partner, (v) cause the Project to be insured against fire and other risks covered by such insurance in the maximum amount required by any Lender and/or the Agency or by good management practices, in any event in an amount equal to the full replacement value of the Improvements, (vi) obtain and keep in force during the term of the Partnership adequate business or rental interruption and workmen's compensation insurance satisfactory to each Lender and to the Agency,

(vii) obtain and keep in force during the term of the Partnership public liability insurance for the benefit of the Partnership and its Partners in amounts from time to time reasonably acceptable to the Agency and the Special Limited Partner, which amounts shall in no event be less than $5,000,000, (viii) enforce all contracts entered into for the benefit of the Partnership, (ix) construct and operate the Property in compliance with all applicable Hazardous Waste Laws, and (x) do all other things which may be reasonably necessary to manage the affairs and business of the Partnership. Further, in the event of any casualty and provided that the insurance proceeds shall be made available therefor, the General Partners shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence. All of the insurance policies required by this Section 6.4A shall (a) be written by insurance companies rated A or better by Best's, (b) include the Investor Limited Partner and the Special Limited Partner as named insureds, and (c) include a provision requiring the insurance company to notify the Investor Limited Partner and the Special Limited Partner in writing 30 days prior to the cancellation of any such policy. In addition, the General Partners shall promptly provide BFTCF or its representatives with copies of such insurance policies upon request from time to time. The General Partners shall review regularly all of the Partnership and Project insurance coverage to insure that it is adequate. In particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the then current full replacement value of the Improvements.

B. Subject to the terms of the Project Documents and to the requirements of Section 42 of the Code, the General Partners shall use reasonable efforts consistent with sound management practice to cause the Project to maximize income produced by the Project, including, if necessary, seeking any necessary approvals of, and implementing, appropriate adjustments in the rent schedule of the Property.

C. The General Partners shall hold for occupancy such percentage of the apartments in the Project in such a manner as to qualify the entire Project as a "qualified low income housing project" under Section 42(g) of the Code as interpreted from time to time in regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g) of the Code or which would cause the recapture of any low income housing tax credit under the Code without the Consent of the Investor Limited Partner.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other Agency designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information and shall take any and all other action required (i) to insure that the Partnership (and its Partners) will continue to qualify for the low-income housing credit described in Section 42 of the Code for all Low Income Units in the Project and (ii) unless the Consent of the Investor Limited Partner is received to act otherwise in a particular

instance, to avoid recapture of such credit for failure to comply with the requirements of Section 42 of the Code.

E. The General Partners agree that, except as provided in Article III.A hereof, neither they nor any Related Person will at any time bear the Economic Risk of Loss for payment of any Mortgage Loan. The General Partners agree that they will not cause any Limited Partner at any time to bear the Economic Risk of Loss for payment or performance under any Note or Mortgage; provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would cause it to bear the Economic Risk of Loss for payment of any Mortgage Loan.

F. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. No General Partner shall contract away the fiduciary duty owed at common law to the Limited Partners.

G. Any Affiliate of a General Partner rendering services to the Partnership must comply with the requirements as to experience of such Affiliate contained in Section II.A of the NASAA Guidelines.

H. The General Partners shall (i) not store (except in compliance with applicable Hazardous Waste Laws) or dispose of any Hazardous Material at the Project, or at or on any other Facility or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with applicable Hazardous Waste Laws); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

I. The General Partners shall establish a reserve account for capital replacements, which account shall be funded by monthly deposits of $150 per year per apartment unit (or such lesser amount as shall be (a) necessary for any month to maintain the reserve account balance at $150,000 or (b) otherwise approved in writing by the Special Limited Partner from time to time) commencing on the Completion Date. Withdrawals from such reserve shall be

utilized solely to fund capital repairs and improvements deemed necessary by the General Partners. The General Partners shall permit the Project to be inspected at reasonable intervals by the Special Limited Partner or its agents, and shall cause the Partnership to apply funds in the aforesaid replacement reserve account to make all repairs and replacements of which the General Partners shall be notified by the Special Limited Partner or its agent in writing to be appropriate to maintain the Project in good condition in accordance with prudent and customary practices for projects similar to the Project. Any dispute between the General Partners and the Special Limited Partner as to the nature or extent of such repairs or replacements shall be resolved by the determination of a professional engineer licensed in the State, doing business in Fayetteville or Little Rock, Arkansas and experienced in determining the need for repairs and replacements to projects similar to the Project. In the event of a dispute, the Special Limited Partner shall give notice to the General Partners proposing at least three engineers meeting the aforesaid qualifications and selecting one, which selection shall govern unless, within 10 days after such notice is given, the General Partners shall give notice selecting a different engineer from among those proposed by the Special Limited Partner, in which case the selection by the General Partners shall govern. The fees and expenses of the engineer, up to a maximum of $5,000 for the resolution of a particular dispute, shall be paid by the Partnership for no more than one dispute arising in each calendar year; all other fees and expenses of the engineer shall be paid for by the Special Limited Partner.

J. If requested to do so by the Investor Limited Partner at any time after the completion of the fourteenth year of the compliance period (as defined in Section 42(i)(1) of the Code), the General Partners shall submit a written request to the applicable housing credit agency of the State to find a Person to acquire the Partnership's interest in the Project and/or take such other action permitted or required by the Code as the Investor Limited Partner may reasonably request to effect a sale of the Project or to terminate the extended use commitment of Section 42(h)(6)(B) of the Code.

Section 6.5 <u>Representations and Warranties; Certain Indemnities</u>

A. The General Partners hereby jointly and severally represent and warrant to the Investor Limited Partner that the following are true as of the date hereof and will be true on the due date for the Second Installment (except for Sections 6.5A(xii), 6.5A(xiv) and 6.5A(xv), which are continuing representations):

(i) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all recording requirements with each proper governmental authority necessary to establish the limited liability of the Limited Partners as provided herein.

(ii) No litigation or proceeding against the Partnership, any General Partner, the Builder, the Developer or the Guarantors, nor any other litigation or proceeding directly affecting the Project, is pending before any court, administrative agency or other governmental authority

which would, if adversely determined, have a material adverse effect on the Partnership, any General Partner, the Builder, the Developer, the Guarantors or their respective businesses or operations, except for such matters as to which the likelihood of such a determination adverse to the Partnership is, in the opinion of Partnership Counsel or other counsel acceptable to the Investor Limited Partner, remote.

(iii) (a) No default by any General Partner, any Affiliate thereof having any relationship with the Project, or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents.

(b) Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

(c) All replacement reserves are fully funded to the extent required by the Project Documents and this Agreement (provided, however, that this representation shall not be deemed to apply to the First Installment).

(d) No failure or refusal of the Lender to make any advance under the Loan Agreement has occurred and is continuing.

(iv) No Partner or Related Person bears the Economic Risk of Loss with respect to the indebtedness evidenced by any Note and secured by any Mortgage, except as permitted by Article III.A.

(v) All building, zoning and other applicable certificates, permits and licenses necessary to permit the construction, rehabilitation, repair, use, occupancy and operation of the Project have been obtained (other than prior to completion of the Project or a specified portion thereof, such as will be issued only after the completion of the Project or such specified portion thereof) and neither the Partnership nor the General Partners has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any governmental authority having jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

(vi) The Partnership owns the fee simple interest in the Property and has good and marketable title thereto, free and clear of any liens, charges or encumbrances other than the Mortgage Loan, matters set forth in the Title Policy delivered at Investment Closing, encumbrances the Partnership is permitted to create under Sections 2.4 and 6.1, and mechanics' or other liens which have been bonded or insured against in such a manner as to preclude the holder of such lien or such surety or insurer from having any recourse to the Property or the Partnership for payment of any debt secured thereby. None of the liens, charges,

encumbrances or exceptions set forth in the Title Policy delivered at Investment Closing has or will have a material adverse effect upon the construction or operation of the Project.

(vii) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Partnership or the Property by any General Partner or Affiliate thereof which is a corporation have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws of any such corporation or any agreement by which any such corporation or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree. Each such corporation is duly organized and validly existing under the law of the state of its incorporation.

(viii) No General Partner is in default in any material respect in the observance or performance of any provision of this Agreement to be observed or performed by such General Partner.

(ix) The Related Agreements are in full force and effect and no default by any party thereto (other than BFTCF or its Affiliates) has occurred or is continuing thereunder (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default in any material respect thereunder).

(x) No Event of Bankruptcy has occurred and is continuing with respect to the Partnership, any General Partner, the Developer, the Purchaser or the Guarantors, and the Guarantors have a net worth on the Admission Date of at least $3,000,000.

(xi) The entire Project will qualify, or on and after the Completion Date qualifies, as a "qualified low-income housing project" under Section 42(g) of the Code and all Low Income Units in the Project qualify as "low income" apartment units under Section 42 of the Code.

(xii) The General Partners satisfy the Designated Net Worth Standard.

(xiii) All tax returns, financial statements, Forms K-1 and reports due under Sections 12.1B. and 12.1E. have been properly filed and/or transmitted, as applicable.

(xiv) The Managing General Partner or its Affiliates has at least two years' relevant real estate or other experience demonstrating the knowledge and experience to acquire and manage assets such as the Project, and has a financial condition commensurate with any financial obligations assumed in the operation of the Partnership (at minimum, an aggregate financial net worth, exclusive of home, automobile and home furnishings, of the greater of either $50,000 or an amount at least equal to 5% of the gross amount of all offerings sold by such General Partner within the prior twelve months plus 5% of the gross amount of the Capital

Contribution of the Investor Limited Partner, to an aggregate maximum net worth of $1,000,000), except that the foregoing requirements with respect to net worth shall not apply where the Managing General Partner is a non-profit organization or an Affiliate thereof.

(xv) Any Affiliate of a General Partner rendering services to the Partnership shall have not less than four years' relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(xvi) No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Facility or Vessel on which any Hazardous Material was or is stored, transported, or disposed of (except if such storage, transport or disposition was or is at all times in compliance with applicable Hazardous Waste Laws); (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with applicable Hazardous Waste Laws); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, Affiliate of a General Partner, or Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Facility or Vessel.

(xvii) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported or disposed of on the Land (except to the extent any such storage, transport or disposition was at all times in compliance with all Hazardous Waste Laws).

(xviii) The amount of the Annual Credit (as defined in Section 5.1B(iii)) shall be at least $480,506.

(xix) The Partnership's basis in the Project as of December 31, 1992 was greater than 10% of the Partnership's reasonably expected basis in the Project as of December 31, 1994.

B. The General Partners jointly and severally agree to promptly indemnify, defend and hold harmless the Partnership and the Limited Partners from and against any and all claims, losses, damages and liabilities (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) which the Partnership and the Limited Partners may incur by reason of any liabilities to which either the Partnership or the Project is subject at the Admission Date; provided, however, that the foregoing indemnification shall not apply to the Mortgage,

necessary contractual obligations normally incurred pursuant to the Commitments in connection with the operation of the Property, or to acts for which the General Partners are entitled to indemnification under Section 6.6.

C. The General Partners jointly and severally agree promptly to indemnify, defend, and hold harmless the Partnership and the Limited Partners from and against any claim, loss, damage or liability (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) on account of the presence or escape of any Hazardous Material at or from the Property (or at any other location). If the General Partners are not diligently and in good faith defending the Limited Partners against any claim, loss, damage or liability described in the immediately preceding sentence, then such claim, loss, damage or liability may be defended, compromised, settled, or pursued by the Limited Partners with counsel of the Limited Partners' selection, but at the expense of General Partners. Notwithstanding anything else set forth in this Agreement, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

Section 6.6 Indemnification

Each General Partner (including any Retired General Partner) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any of its "Designated Affiliates" (as such term is defined in Section 6.7B.) and were the result of a course of conduct which the General Partners, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof; provided, however, that no indemnification shall be provided for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification in connection with a settlement which was so approved, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri Securities Division and any other state securities administrator whose rules or published policies require such disclosure with respect to the issue of indemnification for securities law violations.

The Partnership shall not incur that cost of that portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

Section 6.7 <u>Liability of General Partners to Limited Partners</u>

A. No General Partner or Designated Affiliate (as defined in Section 6.7B) shall be liable, responsible or accountable for damages or otherwise to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or Designated Affiliate if that General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct on the part of that General Partner or Designated Affiliate.

B. As used in Sections 6.6 and 6.7, a "Designated Affiliate" is any Person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with any General Partner, (2) owns or controls 10% or more of the outstanding voting securities of any General Partner, (3) is an officer, director, partner or trustee of any General Partner, or (4) if any General Partner is an officer, director, partner or trustee, of any company for which the General Partner acts in any such capacity.

Section 6.8 <u>Certain Obligations of the Developer</u>

A. The Partnership has entered into an agreement with the Developer pursuant to which the Developer is obligated to complete the construction of the Improvements and to pay certain development costs and other expenses as set forth in the Development Agreement.

B. The Developer has also agreed to deposit certain funds with the Escrow Agent in accordance with the Escrow Agreement. Funds held by the Escrow Agent shall be invested and disbursed in the manner and for the purposes set forth in the Escrow Agreement.

C. The undertakings of the Developer set forth in the Development Agreement and the Escrow Agreement are made for the benefit of the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or the Development Agreement or any rights thereunder.

D. The General Partners hereby unconditionally jointly and severally guarantee to the Partnership and the Investor Limited Partners the due and punctual performance of all obligations of the Developer under the Development Agreement. The General Partners hereby agree that their obligations hereunder shall constitute a guaranty of payment and not of collection and shall be unconditional irrespective of the regularity or enforceability of this Agreement or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor or any other circumstances which might otherwise limit the recourse to the General Partners. The undertakings of the General Partners set forth in this Section 6.8 and in Section 6.9 are made for the benefit of the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner,

notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.9 Obligation to Provide for Project Expenses

A. The General Partners agree that if the Partnership requires funds to (i) discharge Project Expenses (other than to make payments to Partners, payments of any outstanding Project Expense Loans or other obligations herein provided to be payable solely out of Cash Flow or distributions of proceeds from a Capital Transaction) during or in respect of the period commencing on the Admission Date and ending five years after the Development Obligation Date or (ii) assure maintenance by the Partnership of Surplus Cash of at least $1.00 at all times during such period, the General Partners shall furnish to the Partnership the funds required. (Except for amounts applied in accordance with Section 12.1C, any amounts applied to the payment of Project Expenses pursuant to Section 5(b) of the Escrow Agreement shall be deemed to have been applied on behalf of the General Partners in accordance with the foregoing obligation.) Amounts so furnished to fund Project Expenses incurred prior to the Development Obligation Date shall be deemed Special Capital Contributions; amounts furnished to fund Project Expenses incurred on or after the Development Obligation Date shall constitute Project Expense Loans. Notwithstanding the foregoing, however, the General Partners shall not be obligated to make Project Expense Loans under this Section 6.9A. to the extent that the outstanding aggregate principal amount of such loans would exceed $350,000. Any such Project Expense Loans shall be repayable only as provided in Article X. The obligations of the General Partners under this Section 6.9A in respect of the period prior to the Development Obligation Date are hereby unconditionally guaranteed by the Developer.

B. Commencing on the fifth anniversary of the Development Obligation Date, the General Partners shall be obligated to make working capital advances to the Partnership when and as needed, except that the General Partners shall not be obligated to make further advances under this Section 6.9B to the extent that the aggregate outstanding balance of such advances shall exceed $75,000. Advances made pursuant to this Section 6.9B shall not bear interest and may be repaid from available funds of the Partnership.

Section 6.10 Certain Payments to the General Partners and Affiliates

A. For its services in connection with the development of the Property and the supervision to completion of the construction of the Improvements and as reimbursement for Development Advances, the Developer shall be entitled to receive the amounts set forth in the Development Agreement.

B. All of the Partnership's expenses shall be billed directly to, and paid by, the Partnership to the extent practicable. Subject to the terms of this Agreement, including without limitation Section 6.10C., reimbursements to a General Partner or any of its Affiliates by the Partnership shall be allowed as provided in this 6.10B. for the lower of (a) actual cost to the General Partners or any of their Affiliates of the Partnership's actual operating cash expenses or (b) the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geo-

graphical location, including the following general functions of the Partnership:

(i) Partnership operations, which shall include without limitation the following: implementation of Partnership investment policies, implementation of periodic physical inspections and informal market surveys; direction and review of work of managers, contractors and leasing agents; payment of fees and expenses to independent contractors, mortgage brokers, brokers, leasing agents, consultants, insurance brokers, and other agents; implementation and review of reserves and working capital and recommendations with respect to changes thereto; preparation, presentation, and implementation of cash distribution decisions; financial analysis; preparation of Partnership status reports; initiation and implementation of any other positive action necessary to optimize the potential benefits for the Partnership; payment of any and all liabilities, losses, judgments, expenses (including attorneys' fees and disbursements) and amounts paid in settlement of claims arising from any claims for personal injury, property damage, wrongful death and other risks arising out of the business of the Partnership; supervision and expenses of professionals employed by the Partnership in connection with any of the above, including attorneys, accountants, and appraisers; initiation and analysis of recommendations to sell the Project on acceptable terms of sale; and payment of audit and other fees;

(ii) Partnership accounting, which shall include without limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Cash Flow, profits and losses, tax credits and working capital requirements; preparation of regulatory and tax reports; costs of any computer equipment or services used for or by the Partnership; costs of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

(iii) legal services, which shall include without limitation the following: expenses of revising and amending this Agreement or converting, modifying, or terminating the Partnership or this Agreement; monitoring litigation, if any; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted therewith, subject to the provisions of Section 6.6; and costs of qualifying or licensing the Partnership;

(iv) tax services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation of Partnership Federal, state and local tax returns; review of tax projections;

(v) computer services, which shall include without limitation the following: costs of any computer equipment or services used for or by the Partnership, including processing of accounting records relating to the Partnership;

(vi) risk management, which shall include without limitation the following: inspection services, special consultant fees, premiums, loss adjustments, and any other expenses of insurance required in connection with the business of the Partnership; and

(vii) any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

C. Neither the General Partners nor any of their Affiliates shall be entitled to any compensation, fees or profits from the Partnership in connection with the acquisition, construction, development or rent-up of the Land or Improvements or for the administration of the Partnership's business or otherwise, except for (i) payments provided for or referred to in Sections 2.4(v) or 6.10A, (ii) payments of the Management Fee and Incentive Management Fee referred to in Article XI, (iii) fees and distributions under Article X and (iv) such other fees and distributions as may be permitted to be paid by the Lender or the Agency out of the proceeds of any Mortgage Loan.

Section 6.11 <u>Joint and Several Obligations</u>

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

Section 6.12 <u>Grant of Security Interest</u>

In order to secure the performance by the General Partners and the Developer of their obligations to the Investor Limited Partner under this Agreement and all other agreements or instruments delivered concurrently herewith, the General Partners and the Developer hereby assign to the Investor Limited Partner all amounts otherwise payable to the General Partners and the Developer under this Agreement and the Development Agreement (as fees, distributions or otherwise), which assignment shall be deemed a grant of a security interest. The General Partners and the Developer hereby represent and warrant to the Investor Limited Partner that the security interest granted hereunder is and shall remain a perfected first security interest in the collateral herein described. At the request of the Investor Limited Partner, the General Partners and the Developer shall execute such documents and take such other actions as may be necessary or appropriate in the discretion of the Investor Limited Partner to further evidence and perfect the security interest granted hereby.

ARTICLE VII

Withdrawal of a General Partner; New General Partners

Section 7.1 <u>Voluntary Withdrawal</u>

A. Except as effected under Section 6.12, no General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell,

assign or encumber his Interest without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as such General Partner's successor or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Investor Limited Partner has consented thereto or if, pursuant to Section 7.5, such a consent is not required, and any Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

Section 7.2 <u>Obligation to Continue</u>

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partner shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such continuance. Within ten (10) days after the occurrence of such Retirement, the remaining General Partners, if any, shall notify the Investor Limited Partner thereof.

Section 7.3 <u>Successor General Partner</u>

A. Upon the occurrence of any Retirement, the remaining General Partners may designate a Person to become a successor General Partner to the Retired General Partner. Except as provided in Section 7.5 and subject to the provisions of Section 7.5, any Person so designated, subject to any Requisite Approvals, the Consent of the Investor Limited Partner and, if required by the Uniform Act or any other applicable law, the consent of any other Partner so required, shall become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

B. If any Retirement shall occur at a time when there is no remaining General Partner and no successor General Partner is to be admitted pursuant to Section 7.3A, then the Investor Limited Partner shall have the right, subject to any Requisite Approvals and the provisions of Sections 6.3C and 7.5, to designate a Person to become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

C. If the Investor Limited Partner elects to reconstitute the Partnership and admit a successor General Partner pursuant to this Section 7.3, the relationship of the Partners in the reconstituted Partnership shall be governed by this Agreement.

D. If any successor General Partner is to be the Managing General Partner, then such successor General Partner shall meet the requirements of Section 6.5A(xiv).

Section 7.4 Interest of Predecessor General Partner

A. Except as provided in Section 7.3A, no assignee or transferee of all or any part of the Interest as a General Partner of a General Partner shall have any automatic right to become a General Partner. Until the acquisition of the Interest of a Retiring General Partner pursuant to Section 7.4D or 7.8, such Interest shall be deemed to be that of an assignee and the holder thereof shall be entitled only to such rights as an assignee may have as such under the laws of the State.

B. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 shall remain liable for all of his obligations under this Agreement, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the default, negligence or misconduct of a successor General Partner admitted in his place under this Agreement.

C. The estate (which term, for purposes of this Section 7.4C., shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable for all his liabilities and obligations hereunder, except as provided in this Section 7.4C. In the event of the death, insanity or incompetency of a General Partner, his estate shall remain liable for his obligations under Sections 6.8 and 6.9, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by him, but his estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after his death, insanity or incompetency unless it becomes a General Partner pursuant to Section 7.3A.

D. The disposition of the General Partner Interest of a General Partner who or which Retires voluntarily in compliance with this Agreement shall be accomplished in such manner as shall be acceptable to the remaining General Partners and shall be approved by Consent of the Investor Limited Partner. Except as provided in the preceding sentence, upon the Retirement of a General Partner (other than a General Partner who or which is removed as such pursuant to Section 4.7), such Retiring General Partner shall be deemed to have automatically transferred to the remaining General Partners, in proportion to their respective General Partner Interests, or, if there shall be no remaining General Partner, then to the Partnership for the benefit of the remaining Partners, all or such portion of the General Partner Interest of such Retiring General Partner which, when aggregated with the existing General Partner Interests of all such remaining General Partners, will be sufficient to assure such remaining General Partners a 1% interest in all profits, losses, credits

and distributions of the Partnership under Article X. No documentation shall be necessary to effectuate such transfer, which shall be automatic, and no consideration shall be payable therefor. For the purposes of Article X, the effective date of the transfer pursuant to the provisions of this Section 7.4D of the General Partner Interest of a Retired General Partner shall be deemed to be the date on which such Retirement occurs. That portion of the General Partner Interest (the "Remaining Interest") of the Retiring General Partner which shall not have been transferred pursuant to this Section 7.4D shall be (i) purchased by the Partnership in accordance with the provisions of Section 7.8 in the case of a General Partner who or which Retires in violation of Section 7.1 hereof and (ii) in all other cases (except a removed General Partner), shall be retained by such Retiring General Partner (or pass to legal representatives thereof) who or which shall have the status of a Special Limited Partner, but with the right to receive only that share of the profits, losses, credits and distributions of the Partnership to which the Retiring General Partner, as such, would have been entitled had he or it remained, reduced to the extent of the General Partner Interest transferred hereunder, but such Retiring Partner (or his or its legal representatives, as the case may be) shall not be considered to be a Special Limited Partner for the purpose of exercising any rights reserved to the Special Limited Partner under this Agreement or sharing the benefits allocated to the Special Limited Partner under Article X hereof and shall not participate in the votes or consents of the Limited Partners hereunder; provided, however, that in the case of a General Partner who or which Retires involuntarily without violation of this Agreement, the Partnership shall have the option (but not the obligation), exercisable by notice to the holder of such Interest within six months following the date of such Retirement, to acquire the Remaining Interest of such Retiring General Partner (or the Special Limited Partner Interest deriving therefrom) in accordance with the valuation and payment provisions of Section 7.8.

Section 7.5 <u>Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interest</u>

A. If an Event of Bankruptcy shall have occurred as to a General Partner (an Event of Bankruptcy as to all General Partners shall be deemed to have occurred if an Event of Bankruptcy shall occur as to any Guarantor unless, within 30 days after the occurrence of the Guarantor's Event of Bankruptcy, the obligations of such Guarantor under the Purchase Agreement are assumed on a joint and several basis by one or more replacement Guarantors who together at such time have (as shown on AICPA reviewed financial statements if so requested by the Special Limited Partner) a net worth of at least $1,500,000 and financial liquidity of at least $500,000, in each case exclusive of homes and home furnishings) the Special Limited Partner may (i) replace such General Partner with a successor general partner (the "Successor") willing to serve as a General Partner and reallocate to the Successor (and the bankrupt General Partner hereby assigns to the Successor in such event) the interest of the bankrupt General Partner in profits, losses, credits, Cash Flow and net cash proceeds of a Capital Transaction (provided, however, that in no event shall any fees which are earned be so reallocated), or (ii) add an additional General Partner willing to serve as such with such

of the powers of the bankrupt General Partner hereunder as the Special Limited Partner may designate and make a similar reallocation to that contemplated by the foregoing clause (i), which the bankrupt General Partner hereby ratifies in such event. Upon the selection of the Successor as aforesaid and his admission as a General Partner, the bankrupt General Partner shall not have any further rights, powers, liabilities or obligations under this Agreement and/or in respect of the Project, provided, however, that the bankrupt General Partner shall continue to be responsible for (1) any loss caused by the nonperformance of its obligations under this Agreement and/or in respect of the Project to be performed prior to the Development Obligation Date and (2) the furnishing of any funds required to be furnished by it under Sections 6.8 and 6.9 (any such sums advanced by the bankrupt General Partner pursuant to this clause (2) shall be deemed to be Development Advances except to the extent treated as Project Expense Loans or Special Capital Contributions pursuant to Section 6.9). If all or any part of the General Partner Interest of a General Partner is reallocated pursuant to this Section 7.5, such General Partner shall be entitled to receive the fair market value of the Interest (or portion thereof) so reallocated; such fair market value shall be determined and paid in accordance with Section 7.8. No exercise of rights pursuant to this Section 7.5 need be delayed pending determination of such value.

B. From and after the date of the occurrence of an Event of Bankruptcy as to any General Partner, the Developer or the Purchaser or any Guarantor referred to in the Purchase Agreement, the obligation of the Investor Limited Partner to pay the Installments shall be suspended, and such obligation shall be reinstated only when such Event of Bankruptcy shall have been cured in a manner approved in writing by the Investor Limited Partner.

C. Each Partner (including any General Partner removed as aforesaid) hereby irrevocably nominates and appoints the Special Limited Partner and each of its officers, with full power of substitution, as the attorney-in-fact of such Partner, in his name, place and stead, to make, execute and deliver any and all amendments to this Agreement, the Certificate, business certificates and instruments of like tenor which may be necessary or appropriate to give effect to the provisions of this Section 7.5.

D. Inasmuch as the interests of the Partners under this Agreement depend on the continuing existence of viable General Partners willing and able to perform the functions of the General Partners under this Agreement, the rights of, and payments to, the General Partners have been agreed on in consideration, among other things, of the agreement and ability of the General Partners to perform such functions, and the inclusion of this Section 7.5 in this Agreement has been a material inducement to the Investor Limited Partner to enter into this Agreement. Each Partner hereby ratifies and confirms any action authorized by the provisions of this Section 7.5.

Section 7.6 Designation of New General Partners

The General Partners may, with the written consent of all Partners, at any time designate new General Partners, each with such Interest as a General

Partner in the Partnership as the General Partners may specify, subject to any Requisite Approvals.

Any new General Partner shall, as a condition of receiving any interest in the Partnership property, agree to be bound by the Project Documents and any other documents required in connection therewith and by the provisions of this Agreement, to the same extent and on the same terms as any other General Partner.

Section 7.7 Amendment of Certificate; Approval of Certain Events

Upon the admission of a new General Partner pursuant to the preceding provisions of this Article VII, the Schedule shall be amended to reflect such admission and an amendment to the Certificate, also reflecting such admission, shall be filed as required by the Uniform Act.

Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized under the provisions of this Agreement, and hereby ratifies and confirms each amendment of this Agreement necessary or appropriate to give effect to any such transaction.

Section 7.8. Valuation and Sale of Interest of Former General Partner

A. Subject to the provisions of Section 7.4D, if the business of the Partnership is continued after the Retirement of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by this Agreement, the Partnership shall purchase such General Partner's Interest (which term, and words of like import, as used in this Section 7.8 shall refer only to the "Remaining Interest" of such Retiring General Partner as defined in Section 7.4D in all cases where applicable and shall not include the rights of the Retiring General Partner (or rights of its Affiliates) to brokerage commissions as set forth in Article III.E and its rights to purchase the Project or interests therein as set forth in Article III.F (the "Broker/Purchase Rights")) for a price equal to the fair market value thereof. Such fair market value shall be determined based on the "capitalization of income" appraisal method by two independent appraisers, one selected by the former General Partner or its representative and one by the Partnership. If such appraisers are unable to agree on the value of the former General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The appraisers may act with or without a hearing, and the cost of the appraisal will be shared equally between such former General Partner and the Partnership. Notwithstanding the foregoing, if a General Partner is removed by the Investor Limited Partner for cause, or if a General Partner has voluntarily withdrawn from the Partnership in contravention of the terms of this Agreement, the purchase price paid to such General Partner for its Interest shall be reduced by an amount determined by an arbitrator mutually agreeable to counsel to the Partnership and counsel for the General Partner to adequately compensate the Partnership for the action of such General Partner

leading to its removal, or for the fact of its violation of the terms of this Agreement.

B. Promptly after the determination of the purchase price of a former General Partner's Interest pursuant to Section 7.8A., the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such purchase price, payable in four equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times one percentage point over the Designated Prime Rate, payable on the last day of each calendar quarter during which such note is outstanding, and shall be secured by a pledge to the former General Partner of its entire Partnership interest, the Partnership shall extend the term of the Management Agreement with the then existing Management Agent to the date on which the Project is sold or the Partnership is liquidated, whichever is earlier (subject, however, to the termination provisions set forth in Article XI.A hereof) and the Broker/Purchase Rights shall remain in effect; provided, however, that if such note is delivered following a Retirement of a General Partner which is voluntary on its part in violation of this Agreement or a removal for cause, then (i) such note shall not be secured, (ii) the principal and interest payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn and interest shall accrue at one percentage point below the Designated Prime Rate, (iii) no extension of the term of the Management Agreement shall be permitted, and (iv) the Broker/Purchase Rights shall terminate. Within 120 days after the determination of the purchase price of the former General Partner's Interest, the Partnership may, with the consent of all remaining General Partners and the Consent of the Investor Limited Partner, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Person or Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its purchase price as determined by the appraisal and, if applicable, arbitration described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 7.8B.

ARTICLE VIII

Transfer of Limited Partner Interests

Section 8.1 Right to Assign

Except as restricted in this Article VIII or by operation of law, each Limited Partner shall have the right to assign his Interest in the Partnership, or in the capital, assets or property of the Partnership, or enter into any agreement as a result of which any Person shall become interested with him in the Partnership, without the written consent of the General Partners. Notwithstanding the foregoing, in no event shall any assignee of a

Limited Partner have any right to become a Substitute Limited Partner without compliance with all applicable provisions of this Article VIII.

Section 8.2 Restrictions

A. No sale or exchange of the Interest of any Person as a Limited Partner shall be made if such sale or exchange would violate Section 13.1, except a sale pursuant to the Purchase Agreement.

B. In no event shall all or any part of a Limited Partner's Interest be assigned or transferred to a minor or to an incompetent.

C. The General Partners may require as a condition of any assignment of any Interest that the assignor assume all costs incurred by the Partnership in connection therewith.

D. Any assignment in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

Section 8.3 Substitute Limited Partners

No Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person, except, if required, any Requisite Approvals. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership assets, agree to be bound (to the same extent as his assignor was bound) by the Project Documents and by the provisions of this Agreement.

Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of his assignor and, if necessary, an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act at least once each calendar quarter during which a Substitute Limited Partner is admitted, in order to effect the substitution thereof. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

In the event of the decease or incapacity of any Limited Partner, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the

assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

Any Limited Partner who shall assign all his Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

In the event of any assignment of a Limited Partner's Interest as a Limited Partner, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

In the case of any assignment of a Limited Partner's Interest as a Limited Partner, where the assignee does not become a Substitute Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

An assignee of a Limited Partner's Interest as a Limited Partner who does not become a Substitute Limited Partner as provided in Section 8.3 and who desires to make a further assignment of his Interest shall be subject to the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Interest.

ARTICLE IX

Loans

A. All Partnership borrowings shall be subject to the restrictions of Section 6.1, this Article, the Project Documents and the Regulations. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliates; provided, however, that borrowings may not be made from any Investment General Partner or Affiliates thereof. The Partnership may accept Development Advances as and when permitted pursuant to Section 6.8, and may issue instruments evidencing Project Expense Loans pursuant to Section 6.9.

B. If any Partner shall lend any monies to the Partnership, such loan shall be unsecured and the amount of any such loan shall not be an increase of his Capital Contribution. Until such time as the General Partners and the Developer shall have performed fully their obligations to furnish funds pursuant to Sections 6.8 and 6.9 hereof and pursuant to the Development Agreement, any loan from a General Partner or an Affiliate of a General

Partner shall be an obligation of the Partnership to the Partner or Affiliate only if it constitutes a borrowing permitted by Section 6.8 or 6.9 or pursuant to the Development Agreement and shall be repayable as therein provided. Subject to the preceding sentence, any loans to the Partnership by a General Partner or an Affiliate of a General Partner may be made on such terms and conditions as may be agreed on by the Partnership, consistent with good business practices.

C. Notwithstanding the preceding provisions, the Partnership shall not borrow any funds from a general partner of a Limited Partner or an Affiliate of a general partner of a Limited Partner (the "Limited Partner Entities"), except that the Partnership may accept loans from a Limited Partner Entity or allow a Limited Partner Entity to post letters of credit for the Partnership, provided that the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the Partnership; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality.

ARTICLE X

Profits, Losses and Distributions

Section 10.1 Profits, Losses and Tax Credits

A. Except as otherwise specifically provided in this Article, for each fiscal year or portion thereof:

(1) Losses and non-capitalizable expenditures incurred and/or accrued by the Partnership, shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

(2) Profits and tax exempt income incurred and/or accrued by the Partnership shall be allocated in the same shares as losses pursuant to clause (1) until the Investor Limited Partner shall have been allocated profits and tax exempt income on a cumulative basis equal to all losses and non-deductible, non-capitalizable expenditures allocated to it on a cumulative basis pursuant to clause (1), and thereafter profits and tax exempt income shall be allocated among the Partners in those shares as if such profits and tax exempt income were cash distributed pursuant to Section 10.5A.

B. Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third through Ninth (except Clause Sixth) of Section 10.5C.

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third through Ninth (except Clause Sixth) of Section 10.5C; and

Second, the balance, if any, of such losses shall be allocated 1% to the General Partners and 99% to the Investor Limited Partner.

C. If the Partnership (i) incurs recourse obligations or Partner Non-Recourse Debt (including without limitation Project Expense Loans), (ii) accepts Special Capital Contributions pursuant to Section 6.9 or (iii) incurs losses from extraordinary events which are not recovered from insurance or otherwise (the items referred to in clauses (i), (ii) and (iii) being hereinafter referred to collectively as the "Section 10.1C Items") in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions (consisting of operating expenses and not cost recovery deductions) attributable to the Section 10.1C Items shall be allocated to the General Partners; and second, the balance of such deductions shall be allocated as provided in Section 10.1A. For purposes of this Section 10.1C., extraordinary events includes casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of a legal duty by the Partnership or by the General Partners, and deductions

resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.1C. shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

D. Notwithstanding the foregoing provisions of Sections 10.1.A. and 10.1.B., in no event shall any losses be allocated to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Limited Partners by virtue of the application of this Section 10.1D shall be allocated as required under Treasury Regulation Section 1.704-1(b). For purposes of this Section 10.1D, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

E. The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as profits and losses under Section 10.1 except as provided in Section 10.4B.

F. Tax credits under Section 42 of the Code shall be allocated among the Partners in the same manner as the deductions attributable to the expenditures creating the tax credit are allocated among the Partners in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii).

Section 10.2 Minimum Gain Chargebacks and Qualified Income Offset

A. If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year. A Partner is not subject to this Partnership Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(f) under Section 704 of the Code.

B. If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall

be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section 704 of the Code.

C. If a Limited Partner unexpectedly receives (1) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (2) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) such Partner's share of Partner Non-Recourse Debt Minimum Gain and (iii) the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.2C, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

Section 10.3 Distributions Upon Dissolution

A. Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1B and 10.3B. In the event that a General Partner has a negative balance in his Capital Account following the liquidation of the Partnership or his Interest after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs, such General Partner shall pay to the Partnership in cash an amount equal to the negative balance in his Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

B. With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1B, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3B, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted

basis for such assets as determined under Section 1.704-1(b). This Section 10.3B is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3B or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investor Limited Partner.

Section 10.4 Special Provisions

A. Except as otherwise provided in this Agreement, all profits, losses and credits shared by the respective classes composed of the Special Limited Partners and the General Partners shall be allocated among the members of such class in accordance with the percentages set forth opposite their respective names in the Schedule. The Investor Limited Partner and Special Limited Partner each shall be deemed to have been admitted to the Partnership as of the first day of the month during which its actual admission occurs for purposes of allocating profits and losses.

B. Income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners for tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

C. If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Project and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.5C or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.5C or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

D. In the event that any fee payable to any General Partner or any Affiliate shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

E. All Partnership expenditures which are subject to Section 709(a) of the Code shall be allocated among the Partners in accordance with the amount of such expenditures attributable to the acquisition of their respective Interests.

F. In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

(1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

(2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.5A.

(3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.5C.

(4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.2A or 10.2B.

(5) Capital Accounts shall be increased by any qualified income offset under Section 10.2C.

(6) Capital Accounts shall be increased by allocations of profits under Section 10.1A.

(7) Capital Accounts shall be reduced by allocations of losses under Section 10.1A.

(8) Capital Accounts shall be reduced by allocations of losses under Section 10.1B.

(9) Capital Accounts shall be increased by allocations of profits under Section 10.1B.

G. Notwithstanding the other provisions of this Article X, the General Partners shall be allocated not less than 1% of each material item of Partnership income, gain, loss, deduction or credit for each taxable year; provided, however, that temporary nonconformance with this Section 10.4G shall be permitted to the extent allowed by Revenue Procedure 89-12 or successor provisions. Subject to the foregoing, in the event that the allocation of a material Partnership item to the General Partners hereunder shall not equal 1% of the aggregate amount allocable to all the Partners without giving effect to this provision, then the amount of such Partnership item(s) otherwise allocable to the Limited Partners hereunder shall be correspondingly reduced in order to assure the General Partners of its or their 1% share. Any such reduction shall be applied to reduce the shares of all classes of Limited Partners in proportion to their respective interests in such item.

H. To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amount they would have reflected if adjustments required by

Section 10.2 had not occurred. Furthermore, if for any fiscal year the application of the provisions of Section 10.2 would cause a distortion in the economic sharing arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, the General Partners may request a waiver from the Service of the application in whole or in part of Section 10.2 in accordance with Treasury Regulation Section 1.704-2(f)(4).

I. To the extent that interest on obligations to the General Partners or their Affiliates is determined to be deductible by the Partnership in excess of the stated amount of interest payable thereunder, the corresponding additional interest deduction shall be allocated solely to the General Partners.

J. For purposes of determining each Partner's proportionate share of excess Partnership Non-Recourse Liabilities pursuant to Treasury Regulation Section 1.752-3(a)(3), the Investor Limited Partner shall be deemed to have a 99% interest in profits of the Partnership and the General Partners shall be deemed to have a 1% interest in profits of the Partnership.

Section 10.5 Distributions Prior to Dissolution

A. Subject to any Requisite Approvals, (i) Cash Flow in respect of the period commencing on the first anniversary of the Completion Date shall be distributed to the Investor Limited Partner pursuant to Clause First below (up to the maximum amount permitted thereby), with any balance distributed to the General Partners and (ii) Cash Flow for each fiscal year (or fractional portion thereof) after the Development Obligation Date shall be distributed, within 90 days after the end of each fiscal year, in the following order of priority (except to the extent amended as provided in Section 5.1B(iv)):

First, to the Investor Limited Partner until the Investor Limited Partner has received distributions under this Section 10.5A (exclusive of distributions constituting Recapture Amount) and Qualifying Escrow Distributions, in the aggregate, equal to the Cumulative Priority Distribution;

Second, to the repayment of any Project Expense Loans then outstanding; and

Third, to the payment to the General Partners of an amount equal to the Annual GP Return;

Fourth, any balance, 50% to the Investor Limited Partner and 50% to the General Partners;

provided, however, that (i) the General Partners shall not be entitled to any distributions or loan repayments under this Section 10.5A unless the Partnership shall be achieving Satisfactory Operations at the time of such distribution or loan repayment and (ii) if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise have been paid or distributed to the General Partners pursuant to

this Section 10.5A shall be reduced by such Recapture Amount and the amount which would otherwise have been distributed to the Investor Limited Partner pursuant to this Section 10.5A shall be increased by such Recapture Amount.

B. Definition of Cash Flow

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the profits or losses of the Partnership from and after the Completion Date (as said profits and losses shall be determined for purposes of Section 10.1A), but subject to any applicable requirement of any Lender or Agency, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Partnership profits and losses, but payable only from Cash Flow for such year pursuant to this Agreement, (4) funds released from any reserve or escrow account other than for payments of capital expenditures and (5) income amounts received during the year but accrued and reflected in profits and losses for another year.

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to reserve accounts (and interest accruing thereon to the extent retained therein) required by the Agency or the Lender or pursuant to the Project Documents or Section 6.4I, (3) other reasonable payments to the Partnership reserve accounts determined by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership reserve accounts, (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Partnership profits and losses (except for any such payments of items referred to in this clause (b) made out of (x) Capital Contributions, proceeds of a Capital Transaction or other sources not included in determining such profits and losses, or (y) Cash Flow) and (6) income amounts reflected in profits and losses for the year but actually received by the Partnership in another year; and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such profits and losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

C. Distributions of Other Than Cash Flow

Prior to dissolution, if the General Partners shall determine that there are proceeds available for distribution from a Capital Transaction, such proceeds shall be applied and distributed as follows:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership (other than items listed in the ensuing clauses of this Section 10.5C);

Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.5C);

Third, to the Investor Limited Partner an amount equal to 100% of the excess (if any) of (a) the amount of the Cumulative Priority Distribution over (b) the sum of (i) prior distributions under this Clause Third, (ii) prior Qualifying Escrow Distributions and (iii) prior distributions of Cash Flow to the Investor Limited Partner (exclusive of amounts thereof constituting Recapture Amounts);

Fourth, to the General Partners an amount equal to the excess (if any), as of the date of the Capital Transaction in question, of (a) the outstanding principal balance of the Thirty Year Mortgage over (b) the actual outstanding balance of the Mortgage Loan;

Fifth, to the payment to each Limited Partner of an amount sufficient to bring to zero its Adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Fifth, the amount available for distribution shall be distributed ratably among the Limited Partners in accordance with their respective Adjusted Capital Contributions;

Sixth, to the repayment of any outstanding Project Expense Loans;

Seventh, to the payment to each General Partner of an amount sufficient to bring to zero his Adjusted Capital Contribution; provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Seventh, the amount available for distribution shall be distributed ratably among the General Partners in accordance with their respective Adjusted Capital Contributions;

Eighth, $10,000 to the Special Limited Partner; and

Ninth, the balance of such proceeds, if any, shall be distributed 50% to the Investor Limited Partner and 50% to the General Partners.

Notwithstanding the foregoing, however, if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise be paid or distributed to the General Partners pursuant to this Section 10.5C shall be reduced by such Recapture Amount and the amount which would have otherwise been distributed to the Investor Limited Partner pursuant to this Section 10.5C shall be increased by such Recapture Amount.

D. All distributions to the respective classes composed of the Special Limited Partner and the General Partners shall be shared by the members of such classes in accordance with the percentages set forth opposite their respective names in the Schedule, except as otherwise provided in this Agreement.

E. Notwithstanding the foregoing, funds of the Partnership from the Designated Proceeds shall be applied in accordance with the provisions of the Development Agreement.

F. (i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low income unit" (as defined in Section 42(i)(3) of the Code), and as a result thereof all or any portion of credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code (such an occurrence being referred to herein as a "Recapture Event"), the Investor Limited Partner shall become entitled to additional cash distributions equal to the "Recapture Amount". Any reduction in Annual Credit below the target amounts referred to in Section 5.1B shall not be considered in determining the Recapture Amount pursuant to this Section 10.5F.

(ii) The Recapture Amount is an amount equal to the sum of (a) the "credit recapture amount" allocable to the Investor Limited Partner as defined in Section 42(j)(2)(A) of the Code (but not including interest payable pursuant to Section 42(j)(2)(B) of the Code) plus (b) the amount of credits allocable to the Investor Limited Partner which are disallowed (A) in the year of the Recapture Event and (B) in each subsequent year except for any portion of the disallowed credit in such a subsequent year which is allocable to the Investor Limited Partner in a year following such subsequent year. Notwithstanding anything to the contrary in this Section 10.5F, in no event shall the additional cash distributions to be paid to the Investor Limited Partner pursuant to this Section 10.5F exceed one dollar for each dollar of tax credit lost to the Investor Limited Partner pursuant to a Recapture Event.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be made prior to (a) in the case of the "credit recapture amount", the year of the Recapture Event and (b) in the case of any credits disallowed with respect to any year subsequent to the Recapture Event, in each such subsequent year.

(iv) [Intentionally omitted]

(v) All computations required under this Section 10.5F shall be made reasonably by the Investor Limited Partner, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Managing General Partner in writing. Within 15 days following receipt of such computation, the Managing General Partner may request that the Accountants determine whether such computations are reasonable and are not erroneous. If the Accountants determine that such computations are unreasonable or contain errors, then the Accountants shall determine what they believe to be the appropriate computations. If the Investor Limited Partner does not agree with the determination of the Accountants, then another accounting firm other than the Accountants to be selected jointly by the Investor Limited Partner and the Managing General Partner or, if they cannot agree, by the American Arbitration Association, from among the ten largest national accounting firms, shall make such computations. The computations of the Investor Limited Partner, the Accountants, or the other accounting firm so selected, whichever is applicable, shall be final, binding and conclusive upon the parties. All fees and expenses payable to an accounting firm other than the Accountants under this paragraph shall be borne solely by the Managing General Partner. All fees and expenses payable to the American Arbitration Association shall be borne equally by the General Partners and the Investor Limited Partner.

(vi) In the event that a claim is made by the Service which, if successful, would result in the determination that a Recapture Event has occurred, the Investor Limited Partner hereby agrees to take such action in connection with contesting such claim as the Managing General Partner shall reasonably request in writing from time to time; provided, that: (i) within 30 days after receiving notice of such claim, the Managing General Partner shall request that such claim be contested; (ii) the Investor Limited Partner shall not enter into a settlement or compromise with the Service with respect to, or shall otherwise concede, any claim which the Managing General Partner has requested be contested without the prior written consent of the Managing General Partner, which shall not be unreasonably withheld or delayed; and (iii) notwithstanding the foregoing, the Investor Limited Partner, in its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Service and pay (or cause its partners to pay) the tax claimed and sue for a refund in the appropriate United States District Court and/or the United States Claims Court, considering, however, in good faith such request as the Managing General Partner shall make concerning the most appropriate forum in which to proceed, in which event the Managing General Partner shall, if the Managing General Partner desires, contest such claim in the United States District Court or the Court of Federal Claims. The Investor Limited Partner agrees to notify the Managing General Partner in writing of any such claim and agrees not to make payment of the tax for at least 30 days after giving such notice and agrees to give the Managing General Partner any information that is relevant and material to contest such claim and to cooperate in all reasonable respects with the Managing General Partner in good faith in order to contest any such claim effectively. The Managing General Partner and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder. All reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its

partners in contesting a claim or with respect to such litigation which are approved in advance by the Managing General Partner shall be borne by the Managing General Partner, provided, however, that if the Managing General Partner shall fail to give such approval when requested, then the Investor Limited Partner shall have the right to cease contesting or to compromise such claim.

(vii) If any claim referred to above shall be made by the Service and the Managing General Partner shall have reasonably requested the Investor Limited Partner or its partners to contest such claim as above provided and shall have duly complied with all of the terms of the foregoing provisions, the Recapture Amount as a consequence of such claim shall become fixed upon the Final Determination of the liability of the Investor Limited Partner or its partners for the tax claimed and after giving effect to any refund obtained, together with interest thereon; but in all other cases the Recapture Amount shall become fixed at the time the Investor Limited Partner or its partners agree to the adjustments relating to such claim.

ARTICLE XI

Management Agent

A. The General Partners shall have responsibility for obtaining a Management Agent acceptable to the Lenders and the Agency to manage the Project in accordance with the requirements of the Lender and the Agency. The General Partners shall cause the Partnership to enter into the Management Agreement with the Management Agent, which may be an Affiliate of a General Partner. Subject to the Regulations, the Management Agent shall be entitled to receive a Management Fee equal to 6% of gross rental income (or, if higher or lower, a reasonable and competitive Management Fee (determined by reference to arm's-length property management arrangements with non-Affiliated management companies for comparable properties in force in the general locality of the Project), but in no event in excess of the maximum amount permitted by the Agency or the Lender. If at any time after the Completion Date:

(i) the Project shall be subject to a substantial building code violation or violations which shall not have been cured within 90 days after notice from the applicable governmental agency or department or unless such violation(s) is (are) being validly contested by the General Partners by proceedings which operate to prevent any fines or criminal penalties from being levied against the Partnership or unless in the case of any such violation not susceptible of cure within such 90-day period, the General Partners are diligently making reasonable efforts to cure the same,

(ii) operating revenues of the Project in respect of any period of twenty-four consecutive calendar months after the Completion Date shall be insufficient to permit the Partnership to pay when due on a current basis all Partnership obligations in respect of such twenty-four month

period, (unless the Management Agent shall pay the obligations for said period for which there is a shortfall in revenues),

(iii) the representation and warranty set forth in Section 6.5A(xi) could not be accurately made or a Recapture Event shall have occurred, and the circumstances preventing the making of such representation and warranty or causing such Recapture Event shall not have been cured by the Management Agent without material harm to the Partnership within the Cure Period, or

(iv) the Management Agent has demonstrated incompetence or malfeasance in the management of the Project (including without limitation in the supervision of its agents or employees), and the circumstances constituting such incompetence or malfeasance shall not have been cured by the Management Agent without material harm to the Partnership within the Cure Period,

then the General Partners shall forthwith give to the Special Limited Partner notice of such event, and thereafter the Partnership shall, subject to any Requisite Approvals, forthwith terminate its management agreement with the Management Agent, unless the approval of the Special Limited Partner is obtained to the retention of the Management Agent as the manager of the Property. If such approval is not so obtained, the General Partners shall immediately proceed to select a qualified Person (which, in the event the terminated Management Agent was an Affiliate of the General Partners, shall be unaffiliated with any General Partner) as the new Management Agent for the Property, which selection shall be subject to any Requisite Approvals; and, after such selection, no Management Fee shall be payable to any Person which is an Affiliate of a General Partner unless the management contract with any such Person shall provide for the right of the Partnership to terminate the same upon the occurrence of the circumstance described in this Article XI. In the event that for any reason the initial Management Agent shall cease to serve as Management Agent of the Property, Boston Financial Property Management (or an Affiliate thereof) shall have the right to become Management Agent, subject to any Requisite Approvals and to the approval of the General Partners (which shall not be unreasonably withheld). In addition, if a material default under a Mortgage shall occur and the Special Limited Partner shall reasonably determine that the holder of such Mortgage is threatening or proceeding to foreclose such Mortgage and shall give written notice of such determination to the General Partners and the Management Agent, then all disbursements from any bank accounts into which Partnership funds have been or in the future are deposited shall be made only upon the joint signatures of the Special Limited Partner and either the General Partners or the Management Agent, and the General Partners and the Management Agent hereby authorize the Special Limited Partner to place such joint signature restriction on all such accounts. The Special Limited Partner shall not unreasonably withhold or delay its signature permitting such disbursements. By its execution hereof, the Management Agent agrees that the provisions of this Section which limit the amount of the Management Fee, provide for joint signatures on operating accounts and provide for the termination of the Management Agent under the circumstances herein described are hereby incorporated into any present or

future Management Agreement (which shall be deemed amended hereby to the extent necessary to give effect to such provisions).

B. In addition, at or prior to the Investment Closing, the Partnership shall enter into the Incentive Management Agreement with the General Partners. Such agreement shall provide for payment of an Incentive Management Fee to the Management Agent in consideration of the services provided for therein.

ARTICLE XII

Books and Reporting, Accounting, Tax Election, Etc.

Section 12.1 Books, Records and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis. The books and records of the Partnership (including all records required to be maintained under the Uniform Act) shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal year of the Partnership by the Accountants. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners' equity and cash flows for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare a schedule of all loans to the Partnership, setting forth the Section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership, and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project, the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereof. Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the

reports required by Sections VII.C and J of the NASAA Guidelines, including, without limitation, quarterly unaudited financial statements within 15 days following the end of each calendar quarter. The Accountants shall also review and sign the Federal and state income tax returns of the Partnership. The General Partners shall complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 45 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within such time periods, shall fail to transmit the annual balance sheet and financial statements to the Investor Limited Partner within the time period set forth above or shall fail to deliver any of the information required by Section 12.1E below within 20 days after the end of any applicable quarter of the Partnership's fiscal year, the General Partners shall pay as damages the sum of $500 per day (plus interest at the Designated Prime Rate plus 3% per annum) to the Investor Limited Partner until such Form K-1, balance sheet and financial statements and information required pursuant to Section 12.1E are received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners and failure to so pay shall constitute a default of the General Partners under Section 6.3C hereof. In addition, if the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the Incentive Management Fee and to the payment of any Cash Flow to which they may otherwise be entitled under Section 10.5A. Such payments of the Incentive Management Fee and Cash Flow shall only be restored upon the payment of such damages in full and any amount of such damages not so paid shall be deducted against payments of the Incentive Management Fee and Cash Flow otherwise due to the General Partners or their Affiliates.

Such reports and estimates shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Forms K-1. The General Partners shall immediately furnish all necessary documentation and other information to prepare such tax returns and such Forms K-1 to such accountants. Such firm of accountants may be paid out of funds held under the Escrow Agreement as provided in Section 5(b) thereof, and such payments will be deemed a part of, and be applied against, the measure of damages set forth above; provided, however, that such damages shall not be limited to the funds held in escrow and scheduled to be released in any year.

D. Every Limited Partner shall at all times have access to the records of the Partnership and may inspect and copy any of them. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

E. Within 15 days following the end of each of the first three quarters of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a statement of cash available for distribution and reserves for such quarter; (iv) a statement describing (a) any new agreement, contract or arrangement between the Partnership and a General Partner or an Affiliate of a General Partner, and (b) the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to any General Partner or Affiliate of a General Partner and (v) a report of the significant activities of the Partnership during the fiscal quarter. In addition, if requested by the Investor Limited Partner in writing, within a reasonable time after receipt of such a request, each General Partner shall send to the Investor Limited Partner such recent financial statements (including a balance sheet and statement of income) as shall have been so requested.

F. The General Partners shall provide the Investor Limited Partner with (i) a copy of each draw request for construction or development costs as such requests are made to the Lender; (ii) a copy of each inspection report, evaluation or similar report issued to the Partnership by the Agency or the Lender promptly upon receipt thereof; (iii) a copy of each low-income housing tax credit compliance report delivered to or prepared by the applicable tax credit monitoring agency or agencies with respect to the Project; (iv) prompt notice of any casualty or other significant adverse event relating to the Partnership and (v) such other information as the Investor Limited Partner may specifically request from time to time with regard to the business or operations of the Partnership.

G. By the 15th day of each month prior to the Development Obligation Date, the General Partners shall provide the Investor Limited Partner with a brief written summary of the status of the construction, development, lease-up and operations of the Project during the prior month.

H. An annual pro forma operating budget shall be prepared by the General Partners and furnished to the Investor Limited Partner within 90 days after the beginning of each calendar year. In addition, the General Partners shall prepare and furnish to the Investor Limited Partner an estimate of the profits and losses of the Partnership for Federal income tax purposes for the current fiscal year not later than September 30 of each year.

Section 12.2 Bank Accounts

The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine with the approval of the Lender and the Agency, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners shall determine. All deposits (including any funds required to be escrowed by the Lender and the Agency) and other funds not needed in the operation of the business shall be deposited, to the extent permitted by applicable requirements of the Lender and the Agency, in interest-bearing

accounts or invested in short-term United States Government obligations maturing within one year.

Section 12.3 Elections

Subject to the provisions of Section 12.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as they consider to be most advantageous to the Limited Partners.

Section 12.4 Special Adjustments

In the event of a transfer of all or any part of the interest of any Partner or in the event an election pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) is made by the Investment Partnership, the Partnership shall elect, if requested by the transferee or by the Investment Partnership (as the case may be), pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Notwithstanding anything to the contrary contained in Article X, any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

Section 12.5 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

ARTICLE XIII

General Provisions

Section 13.1 Restrictions on Transfer

A. No sale, transfer, exchange or other disposition of any Interest in the Partnership may be made except in compliance with the Regulations.

B. Neither this Section 13.1 nor any other provision of this Agreement shall, however, in any event impair, or be a defense to, the obligation to purchase the Interest of the Investor Limited Partner set forth in the Purchase Agreement.

C. Any sale, exchange or other transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

Section 13.2 Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by certified or registered mail, postage prepaid, (ii) deposited with Federal Express or similar overnight delivery service, (iii) transmitted by telecopier or other facsimile transmission, answerback requested, or (iv) delivered personally, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.2.

(b) If to a Partner, at his address set forth in the Schedule, with a copy to Boston Financial, 101 Arch Street, Boston, Massachusetts 02110, Attention: Investor Services Department.

Section 13.3 Word Meanings

The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" or "Articles" are to Sections or Articles of this Agreement, unless reference is expressly made to a different document.

Section 13.4 Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.5 Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.6 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

Section 13.7 Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.8 Separability of Provisions; Rights and Remedies; Arbitration

A. Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B. Each of the parties hereto irrevocably waives during the term of the Partnership (including any periods during which the business of the Partnership is required to be continued under Article VII) any right (i) that such party may have to maintain any action for partition with respect to the property of the Partnership, and (ii) any right to commence an action seeking dissolution of the Partnership (unless the Consent of the Investor Limited Partner has been obtained).

C. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Partners shall be enforceable in equity as well as at law or otherwise.

D. In any instance in which any matter is to be determined by Arbitration under the provisions of this Agreement, such matter shall be submitted to arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules in Boston, Massachusetts, and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

E. Each Partner irrevocably:

(i) agrees that any suit, action or other legal proceeding arising out of this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby shall be brought in the courts of record of Fayetteville, Arkansas or the courts of the United States located in Fayetteville, Arkansas;

(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

(iii) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

Section 13.9 Effective Date of Admission

Any Partner admitted to the Partnership during any calendar month shall be deemed to have been admitted as of the first day of such calendar month for all purposes of this Agreement including the allocation of profits, losses and credits under Article X; provided, however, that if regulations are issued by the Service or an amendment to the Code is adopted which would require, in the opinion of the Accountants, that a Partner be deemed admitted on a date other than as of the first day of such month, then the General Partners shall select a permitted admission date which is most favorable to the Partner.

Section 13.10 Amendment Procedure

This Agreement may be amended by the General Partners with the Consent of the Investor Limited Partner or in the manner provided in Section 4.7, subject to the following:

(i) The term of the Partnership shall not be extended beyond December 31, 2023 without the written approval of all Partners.

(ii) This Section 13.10 shall not be amended without the written approval of all Partners.

(iii) This Agreement shall not be modified or amended in such a manner as to increase the amount of Capital Contributions or reduce the interest of any Limited Partner in profits, losses, credits or Cash Flow of the Partnership or otherwise increase the liability of any Limited Partner without the written approval of each Limited Partner affected thereby.

(iv) Without the written approval of all Partners, no amendment hereof may reduce the percentage in interest of Partners required hereunder for the taking or omission of any action or for the consent to any action proposed to be taken or omitted.

(v) The General Partners may, without the consent of any other Partner, make non-substantive amendments to this Agreement and the Certificate.

(vi) Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of the Lender or the Agency under the terms of any Project Document without the prior written approval of such Lender or the Agency.

(vii) Article X may be amended only by the General Partners with the prior written consent of the Investor Limited Partner.

Section 13.11 [Intentionally Omitted]

Section 13.12 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

WOODS LANE MANAGEMENT COMPANY, INC.

By: James E. Lindsey, President

INVESTOR LIMITED PARTNER:

BOSTON FINANCIAL TAX CREDIT, FUND VII, A LIMITED PARTNERSHIP

By: Arch Street VII, Inc., its Managing General Partner

By: William E. Haynsworth, Vice President

DEVELOPER:
(pursuant to Section 6.12)

WOODS LANE DEVELOPMENT JOINT VENTURE

By: James E. Lindsey, Managing Agent

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

James E. Lindsey as Trustee of the Lindsey Family Trust

Joyce E. Mayfield

Velma Jean Rutledge

SPECIAL LIMITED PARTNER

SLP, INC.

By: William E. Haynsworth, Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

LINDSEY MANAGEMENT COMPANY, INC.

By: James E. Lindsey, President

STATE OF ARKANSAS)
) SS.
COUNTY OF Wash)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named James E. Lindsey, known to me to be the President of Woods Lane Management Company, Inc., a corporation who, being duly sworn, acknowledged that he did sign the same as his free act and deed and that same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this 30 day of July, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

COMMONWEALTH OF MASSACHUSETTS)
) SS.
COUNTY OF SUFFOLK)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named William E. Haynsworth, Vice President of Arch Street VII, Inc. in its capacity as Managing General Partner of Boston Financial Tax Credit Fund VII, A Limited Partnership who, being duly sworn, acknowledged that he did sign the same as his free act and deed and that the same is the duly authorized free act and deed of said corporation and limited partnership.

WITNESS my hand and official seal this ____ day of July, 1993.

____
Notary Public

My Commission Expires:__________

COMMONWEALTH OF MASSACHUSETTS)
) SS.
COUNTY OF SUFFOLK)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named William E. Haynsworth, Vice President of SLP, Inc. who, being duly sworn, acknowledged that he did sign the foregoing instrument and that the same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this ____ day of July, 1993.

____
Notary Public

My Commission Expires:__________

WOODS LANE, A LIMITED PARTNERSHIP

As of July 30, 1993

SCHEDULE A

Name and Business Address	Capital Contributions	Percentage of Partnership Interests for Class
GENERAL PARTNERS:		
Woods Lane Management Company, Inc. 3900 Front Street Fayetteville, Arkansas 72702	$175,000	100%
SPECIAL LIMITED PARTNER:		
SLP, Inc. 101 Arch Street Boston, Massachusetts 02110	$ 10.00	100%
INVESTOR LIMITED PARTNER:		
Boston Financial Tax Credit Fund VII, A Limited Partnership 101 Arch Street Boston, Massachusetts 02110	$2,574,180	100%

Exhibit 1

WOODS LANE, A LIMITED PARTNERSHIP

SECOND INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the general partner (the "General Partner") of Woods Lane, A Limited Partnership, an Arkansas limited partnership (the "Partnership"), does hereby certify to Boston Financial Tax Credit Fund VII, A Limited Partnership, a Massachusetts limited partnership ("BFTCF"), pursuant to Section 5.1C(a) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 30, 1993 (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Second Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Second Installment is $476,000. The undersigned acknowledges that all of the Second Installment is subject to the provisions of the Escrow Agreement.

3. Final Closing has occurred.

4. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

5. No event has occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

6. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

7. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A (vi) of the Partnership Agreement.

Capitalized terms not defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 199_.

WOODS LANE MANAGEMENT COMPANY, INC.

By: ______________________
James E. Lindsey, President

607-101/

FOUNTAIN LAKES, A LIMITED PARTNERSHIP

FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP dated as of **December 31, 1993**, among **Fountain Lakes Management Company, Inc.** an Arkansas corporation, as General Partner; SLP, Inc., a Massachusetts corporation, as Special Limited Partner; Boston Financial **Tax Credit Fund VII**, A Limited Partnership, a Massachusetts limited partnership, as Investor Limited Partner and those additional Persons who are signatories hereto.

Preliminary Statement

The Partnership was organized as a limited partnership under the Uniform Act pursuant to **a Certificate and Agreement of Limited Partnership dated as of July 15, 1993 filed with the Secretary of State of the State of Arkansas (the "Filing Office") on July 20, 1993. A Certificate of Amendment of Limited Partnership dated July 29, 1993 was filed with the Filing Office on August 3, 1993.**. The partnership agreement and the limited partnership certificate of the Partnership, as so amended to date, are herein collectively called the "Original Partnership Agreement".

The purposes of this amendment to, and restatement of, the Original Partnership Agreement are (i) to enable the Partnership to admit **Fountain Lakes Management Company, Inc.** as the sole General Partner, **James H. Faulkner, D. Eugene Fortson, John R. Rutledge, Velma Jeanne Rutledge, Joyce R. Mayfield and James E. Lindsey** as Affiliated Limited Partner(s), BFTCF as the Investor Limited Partner and SLP as the Special Limited Partner, (ii) to provide for the withdrawal of the Original General and Limited Partners as Partners and (iii) to set out more fully the rights, obligations and duties of the Partners.

Now, therefore, it is agreed and certified, and the Original Partnership Agreement is hereby amended and restated in its entirety, as follows:

ARTICLE I

Defined Terms

The defined terms used in this Agreement shall have the meanings specified below:

"Accountants" means Tanneberger & Spivey, of Fayetteville, Arkansas or any other firm of certified public accountants as may be engaged by the General Partners with the Consent of the Investor Limited Partner.

"Adjusted Capital Contribution" means, as of a specified date, the aggregate Capital Contribution theretofore made by a Partner (or in the case of the Investor Limited Partner, its Allocable Investment) minus (i) all distributions of Capital Transaction proceeds theretofore made by the Partnership to such Partner which are expressly identified in Section 10.5C as distributions in reduction of Adjusted Capital Contributions, (ii) in the case

of the Investor Limited Partner, any amount paid to it pursuant to Section 5.1B(iv), and (iii) in the case of the General Partners, distributions theretofore made to them under Section 10.5A and any Special Capital Contributions.

"Adjustment Fraction" means a fraction separately determined as to each fiscal year, the numerator of which shall be the Consumer Price Index most recently published before the end of such fiscal year, and the denominator of which shall be the Consumer Price Index most recently published prior to the Admission Date.

"Admission Date" means **December 31, 1993.**

"Affiliate" or "Affiliated Person" means, when used with reference to a specified Person: (i) any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person; (ii) any person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to the specified Person or of which the specified Person is an officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity; (iii) any Person that, directly or indirectly, is the beneficial owner of, or controls, 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest (10% or more) in, the specified Person, or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities, or in which the specified Person has a substantial beneficial interest (10% or more); and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or a General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership (or any other Affiliated Person) if that Person is not otherwise an Affiliate or Affiliated Person of the Partnership or General Partner.

"Affiliated Limited Partners" means the Person or Persons who execute this Agreement as such, and their successors in such capacity.

"Agency" means, as applicable, the Authority and/or any other government agency having jurisdiction over the particular matter to which reference is being made.

"Agreement" means this First Amended and Restated Agreement of Limited Partnership, as amended from time to time.

"Allocable Investment" means, as to the Investor Limited Partner, an amount equal to the sum of its paid-in Capital Contribution plus the Associated Expenditures.

"Annual GP Return" means, as to any fiscal year of the Partnership, the excess of (a) the product of **$230,769** (pro rated if such fiscal year is a partial year) multiplied by the Adjustment Fraction, over (b) the sum of the amount of (i) the Incentive Management Fee payable for such year plus (ii) the amount of any Deferred Development Payment payable for such year. For any year in which the Project is sold and the funds in the replacement reserve

referred to in Section 6.4I are available for distribution, the Annual GP Return shall be increased by 100% of the amount of such available reserves. Also, for any fiscal year during which there is no Mortgage Loan, the Annual GP Return shall be increased by the total debt service which would have been payable during such year pursuant to the Thirty Year Mortgage, which amount is hereby agreed to be **$443,756.**

"Arbitration" has the meaning given it in Section 13.8D and shall be conducted in the manner therein provided.

An "assignment" shall mean any assignment, transfer or sale, and the words "assign," "assignee" and "assignor" shall have correlative meanings, except in each case where the sense of this Agreement requires a different construction.

"Associated Expenditures" means **$679,750,** representing the sum of the acquisition, offering, financing and related expenditures of BFTCF associated with its investment in the Partnership.

"Authority" means the Arkansas Development Finance Authority.

"BFTCF" means Boston Financial **Tax Credit Fund VII**, A Limited Partnership, a Massachusetts limited partnership, and its successors.

"Boston Financial" means The Boston Financial Group Limited Partnership, a Massachusetts limited partnership, and its successors.

"Breakeven" means the first day following a period of six consecutive calendar months commencing on or after Final Closing during each of which at least 93% of the apartments in the Project are occupied by Qualified Tenants (if an apartment which was initially occupied by a Qualified Tenant becomes vacant but continues to be made available for occupancy only by Qualified Tenants, such apartment shall be deemed to continue to be occupied for purposes of determining 93% occupancy) and, as determined by the Accountants, the Project has produced income (other than rental subsidies) actually received by the Partnership on a cash basis from normal operations plus rental subsidies on an accrual basis at least equal to all cash requirements of the Project on an accrual basis (not including distributions to Partners out of Cash Flow but including all debt service (computed at the greater of actual levels or the amount payable following Permanent Mortgage Commencement and commencement of regularly scheduled payments of interest and principal amortization) and reserve requirements imposed upon the Project by the Project Documents) and, on an annualized basis, all projected expenditures, including those of a seasonal nature, which might reasonably be expected to be incurred on an unequal basis during a full annual period of operation. If free rent or other rental concessions shall have been granted to tenants, the calculation of income pursuant to the preceding sentence shall be adjusted so that the effect of such concessions is amortized equally over the term of all leases (excluding renewal periods) to which it applies. The determination of the Accountants that Breakeven has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited

Partner does not make such physical inspection of the Property within 10 business days after having received the Accountants' determination letter, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement and Breakeven shall be deemed to have occurred.

"Builder" means Lindsey Construction Company, Inc., an Arkansas corporation.

"Buildings" means the building or buildings located on the Land which, in the aggregate, are to contain upon completion of construction 180 dwelling units.

"Capital Account" means, with respect to any Partner, the Capital Account maintained by the Partnership with respect to such Partner, consisting of (a) the amount of cash such Partner has contributed to the Partnership plus (b) the fair market value of any property such Partner has contributed to the Partnership net of liabilities assumed by the Partnership or to which such property is subject plus (c) the amount of profits and tax-exempt income allocated to such Partner less (d) the amount of losses allocated to such Partner less (e) the amount of all cash distributed to such Partner less (f) the fair market value of any property distributed to such Partner net of liabilities assumed by such Partner or to which such property is subject less (g) such Partner's share of any other expenditures which are not deductible by the Partnership for federal income tax purposes or which are not allowable as additions to the basis of Partnership property, and subject to such other adjustments as may be required under the Code.

"Capital Contribution" means the total amount of cash contributed or agreed to be contributed to the Partnership by each Partner as shown in the Schedule. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect to the Partnership interest of such then Partner. The term "Capital Contribution" shall include any Special Capital Contributions.

"Capital Transaction" means any transaction the proceeds of which are not includable in determining Cash Flow, including without limitation the sale, refinancing or other disposition of all or substantially all of the assets of the Partnership, but excluding loans to the Partnership (other than a refinancing of any Mortgage Loan) and contributions of capital to the Partnership by the Partners.

"Cash Flow" has the meaning provided in Section 10.5B.

"Certificate" means the certificate of limited partnership of the Partnership under the Uniform Act, as amended from time to time in accordance with the terms hereof and the Uniform Act.

"Class Contribution" means the aggregate Capital Contributions of all members of a particular class of Partners (i.e., the General Partners, the Affiliated Limited Partners, the Investor Limited Partner or the Special Limited Partner).

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder at the time of reference thereto.

"Commitments" means and includes, collectively, the Mortgage Loan Commitments and any documents and other instruments delivered to or required by the Lender or the Agency by or from the Partnership in connection with any of such Commitments, the Mortgage Loan or the Project, as amended from time to time.

"Completion Date" means the later of: (i) the date on which BFTCF shall have received copies of all requisite certificates or permits permitting occupancy of 100% of the apartment units in the Project as issued by each Agency having jurisdiction; provided, however, that if such certificates or permits are of a temporary nature, the "Completion Date" shall not be deemed to have occurred unless that work remaining to be done is of a nature which would not impair the permanent occupancy of any of such apartment units; or (ii) the date as of which the Inspecting Architect certifies that the work to be performed by the Builder under the Construction Contract is substantially complete. Any representation by the General Partners under this Agreement that the Completion Date has occurred shall be subject to confirmation by the Investor Limited Partner pursuant to a physical inspection of the Property; provided, however, that in the event that the Investor Limited Partner does not make such physical inspection of the Property within 10 business days after having received any such General Partners' representation, then the Investor Limited Partner will be deemed to have waived the physical inspection requirement.

"Consent of the Investor Limited Partner" means the prior written consent or approval of the Investment Partnership, or, if at any time there is more than one Investor Limited Partner, the prior written consent or approval of at least 51% in interest of the Investor Limited Partners. The consent of the Investment Partnership shall be effective only if granted in conformity with the applicable provisions, if any, of the Investment Partnership Agreement. For purposes of the foregoing, the General Partners shall be entitled to rely on a certificate executed and delivered by the general partner of the Investment Partnership confirming that such consent was granted in conformity with such provisions.

"Construction Contract" means the construction contract between the Developer and the Builder providing for the construction of the Improvements in accordance with the Commitments, as amended from time to time.

"Consumer Price Index" means the Consumer Price Index for All Urban Consumers, All Cities, for All Items (base 1982-84 = 100) published by the United States Bureau of Labor Statistics. In the event such index is not in existence when any determination relying on such index under this Agreement is to be made, the most comparable governmental index published in lieu thereof shall be substituted therefor.

"Cumulative Priority Distribution" means, as of a point in time, the amount, on a cumulative basis, of the Priority Distribution to which the Investor Limited Partner shall become entitled hereunder.

"Cure Period" means, with respect to the occurrence of a specified default or cause, a period of 60 days (except such period shall be 30 days if the Special Limited Partner reasonably determines that there exists a default pursuant to which foreclosure of a Mortgage is threatened, and such period shall be lengthened to the period of time as shall be necessary for the party responsible for such cure to achieve such cure through diligent and good faith effort and provided there has been no default declared under or institution of proceedings to foreclose any Mortgage) following the giving of notice thereof to such party specifying in reasonable detail the default or cause to be cured.

"Deferred Development Payment" means the payment due to the Developer pursuant to the Development Agreement.

"Designated Net Worth Standard" means, as of the date of determination, such standards or criteria (relating to net worth or other characteristics) as may be (a) set forth in any regulations, memoranda, published ruling or revenue procedure of the Service for classification for Federal income tax purposes as a partnership rather than an association taxable as a corporation, or (b) sufficient to support the issuance by Special Tax Counsel of an opinion to the same effect. Notwithstanding the preceding sentence, at a minimum, the aggregate net worth of the General Partners exclusive of home, automobiles and home furnishings shall be equal to the greater of (i) $50,000, or (ii) 5% of the gross amount of the aggregate Capital Contributions and fees and other compensation payable to the General Partners and their Affiliates as provided in this Agreement plus 5% of the gross amount of all securities offerings sold within the prior 12 months and sponsored by the General Partners, to an aggregate maximum net worth of $1,000,000; this sentence shall not apply to a non-profit organization or an Affiliate thereof.

"Designated Prime Rate" means the annual rate of interest which is at all times equal to the lesser of (i) the Base Rate plus 1%, with calculations of interest to be made on a daily basis and on the basis of a 360-day year and (ii) the maximum rate permitted by law; the term "Base Rate" in this sentence means the rate of interest announced from time to time by The Bank of Boston at its head office in Boston, Massachusetts as its base rate.

"Designated Proceeds" means the proceeds of the Mortgage Loan, any Surplus Cash of the Partnership as of the first anniversary of the Completion Date (to the extent not otherwise covered by this Designated Proceeds definition) which is permitted by the Lender and the Agency to be utilized for any of the purposes set forth in clauses (i) through (v) of the definition of "Development Costs" in the Development Agreement, the Capital Contributions (excluding any Special Capital Contributions and Capital Contributions of the General Partners in excess of the amounts permitted under Section 4.1), and any insurance proceeds arising out of casualties prior to the Development Obligation Date. Surplus Cash of the Partnership as of the first anniversary of the Completion Date shall be determined by the Accountants on an audited basis within a reasonable time after the first anniversary of the Completion Date or in conjunction with their audit of the Partnership for the fiscal year in which the first anniversary of the Completion Date occurs.

"Developer" means Fountain Lakes Development Joint Venture.

"Development Agreement" means the Development Agreement of even date herewith between the Partnership and the Developer.

"Development Advances" has the meaning set forth in the Development Agreement.

"Development Obligation Date" means the latest of (i) the first anniversary of the Completion Date, (ii) Final Closing or (iii) achievement of Breakeven.

"Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Escrow Agent" means Merrill Lynch Trust Company, as escrow agent under the Escrow Agreement, or any successor thereto acting in such capacity.

"Escrow Agreement" means the Post Completion Escrow Agreement among the Partnership, the Escrow Agent, the General Partners, the Developer and the Investment Partnership relating to certain amounts paid to the Developer pursuant to the Development Agreement.

"Event of Bankruptcy" means, as to a specified Person:

(i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of his property, or ordering the winding-up or liquidation of his affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by him to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of such Person or for any substantial part of his property, or the making by him of any assignment for the benefit of creditors, or the failure of such Person generally to pay his debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or

(iii) in the case of a Person who is a General Partner, the voluntary withdrawal of such Person as a General Partner in violation of the terms of this Agreement.

"Facility" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

"Filing Office" has the meaning given it in the Preliminary Statement of this Agreement.

"Final Closing" means the date upon which all of the following events have occurred: (i) the Completion Date, (ii) Permanent Mortgage Commencement, (iii) the Project's being free of any mechanics' or other liens (except for the Mortgage and liens either bonded against in such a manner as to preclude the holder thereof from having any recourse to the Project or the Partnership for payment of any debt secured thereby or affirmatively insured against (in such manner as precludes recourse to the Partnership for any loss incurred by the insurer) by the Title Policy or by another policy of title insurance issued to the Partnership by a reputable title insurance company in an amount satisfactory to Special Tax Counsel (or by an endorsement of either such title policy)), (iv) the issuance by the Agency to the Partnership of the final allocation on Forms 8609 of low income housing tax credits pursuant to Section 42 of the Code for the Project, (v) the disbursement of proceeds under the Mortgage Loan has been made in the full amount thereof, (vi) all amounts due in connection with the construction of the Project have been paid or provided for and (vii) all deadlines set forth in the Mortgage Loan for the completion or satisfaction of requirements related to the construction and development of the Project have been satisfied in compliance with the Project Documents.

"Final Determination" means the earliest to occur of (a) the date on which a decision, judgment, decree or other order has been issued by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (i.e., all allowable appeals requested by the parties to the action have been exhausted), (b) the date on which the Service has entered into a binding agreement with the Partnership with respect to such issue or on which the Service has reached a final administrative determination with respect to such issue which, whether by law or agreement, is not subject to appeal, (c) the date on which the time for instituting a claim for refund has expired, or if a claim was filed the time for instituting suit with respect thereto has expired, or (d) the date on which the applicable statute of limitations for raising an issue regarding a Federal income tax matter with respect to the Partnership has expired.

"First Installment Balance" has the meaning given it in Section 5.1A.

"Funding Set Aside Escrow Agreement" means the Funding Set Aside Escrow Agreement among the Partnership, an escrow agent named therein, the General Partners, the Developer and the Investment Partnership relating to certain amounts paid to the Developer pursuant to the Development Agreement.

"General Partner" or "General Partners" means any Person or Persons designated as a General Partner in the Schedule or any Person who becomes a General Partner as provided herein, in such Person's capacity as a General

Partner of the Partnership. If at any time the Partnership shall have a sole General Partner, the term "General Partners" shall be construed as singular.

"Guarantors" means the Person or Persons referred to as such in the Purchase Agreement.

"Guaranty" means the **eight Commercial Continuing Guarantys** entered into in connection with the Mortgage Loan.

"Hazardous Material" shall have the collective meanings given to the terms "hazardous material," "hazardous substances," "hazardous wastes," "toxic substances" and analogous terms in the Hazardous Waste Laws. In addition, the term "Hazardous Material" shall also include oil and any other substance known to be hazardous.

"Hazardous Waste Laws" means and includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Resource Conservation and Recovery Act; the Toxic Substances Control Act and any other federal, state or local statutes, ordinances, regulations or by-laws dealing with Hazardous Material, as the same may be amended from time to time and including any regulations promulgated thereunder.

"Immediate Family" means, with respect to any Person, his spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, children (by adoption or otherwise), children-in-law, grandchildren and grandchildren-in-law.

"Improvements" means the Buildings and any related facilities to be constructed and/or rehabilitated in accordance with the Commitments.

"Incentive Management Agreement" means the Supervisory Management Agreement between the Partnership and the General Partners pursuant to which the General Partners are to provide certain supplemental management services with respect to the Project.

"Incentive Management Fee" means the fee payable to the General Partners under the Supervisory Management Agreement for its services thereunder.

"Inspecting Architect" means **Fugitt & Associates Architects, Inc., of Fayetteville, Arkansas** or any successor to such firm.

"Installment" means the First Installment or the Second Installment, as the context may require, of Capital Contributions of the Investor Limited Partner.

"Interest", or words of like import, shall mean all the interest of a Partner in Cash Flow and Capital Transaction proceeds pursuant to Section 10.5 and any other distributions, capital, profits and losses, tax credits, and otherwise in the Partnership, including all allocations and distributions and all rights under this Agreement, and also shall include such interests and rights of such Partner in any successor partnership formed pursuant to this Agreement, and, in the case of the General Partners for purposes of

Sections 4.7 or 7.8, shall include without limitation the Annual GP Return to the extent payable pursuant to Section 10.5A, clause third, the excess Thirty Year Mortgage balance to the extent payable pursuant to Section 10.5C, clause fourth, their fees under the Supervisory Management Agreement, their rights (or rights of their Affiliates) to brokerage commissions as set forth in Article III.E and their rights to purchase the Project or interests therein as set forth in Article III.F

"Interim Loan" means the loan made by BFTCF to the Partnership pursuant to the Investment Agreement.

"Investment Agreement" means the Investment and Security Agreement dated **December 1, 1993** among BFTCF, the Partnership, the General Partners and others providing, among other things, for the investment of BFTCF in the Partnership.

"Investment Closing" means the date upon which this Agreement is filed with the Filing Office or, if no such filing is required, the date of delivery of this Agreement.

"Investment General Partner" means **Arch Street VII, Inc., a Massachusetts corporation, and Arch Street VII Limited Partnership, a Massachusetts limited partnership**, and any successor(s) thereto as general partner(s) of the Investment Partnership.

"Investment Partnership" means BFTCF.

"Investment Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of BFTCF as amended from time to time.

"Investor Limited Partner" means, initially, BFTCF and shall include any other Persons admitted as Investor Limited Partners pursuant to Section 4.6, and their successors in such capacity.

"Land" means the parcels of land on which the Improvements are located in **Benton**, Arkansas, as described in the Mortgage.

"Lender" means **Worthen National Bank of Arkansas, of Little Rock, Arkansas**, as maker of the Mortgage Loan together with its successors and assigns in such capacity.

"Limited Partner" or "Limited Partners" mean any or all of those Persons designated as Limited Partners in the Schedule, any Person admitted as a Limited Partner pursuant to Section 4.6, or any Person who becomes a Substitute Limited Partner as provided herein, in each such Person's capacity as a Limited Partner of the Partnership. Such terms shall include the Affiliated Limited Partners, the Special Limited Partner, the Original Limited Partners, the Investor Limited Partner and any Persons who may succeed to the interests of such Limited Partners.

"Loan Agreement" means the loan agreement dated **July 15, 1993** between the Partnership and the Lender providing for the disbursement of the proceeds of the Mortgage Loan.

"Low Income Unit" means any of the **180** dwelling units in the Project which are to be held for occupancy by the Partnership in such manner as to qualify such units as qualified low-income housing units under Section 42(i)(3) of the Code.

"Management Agent" means Lindsey Management Company, Inc. or any successor thereto as the management agent for the Project.

"Management Agreement" means the management contract or agreement by and between the Partnership and the Management Agent which has received all Requisite Approvals.

"Management Fee" means the amount payable from time to time by the Partnership to the Management Agent for management services in accordance with the Management Agreement which shall be subject to any Requisite Approvals.

"Managing General Partner" means any Managing General Partner designated as provided in Section 6.3B.

"Mortgage" means any mortgage indebtedness of the Partnership evidenced by any Note and secured by any mortgage on the Property from the Partnership to any Lender; and, where the context admits, "Mortgage" shall mean and include any of the mortgages securing said indebtedness and any other documents pertaining to said indebtedness which were required by the Lender as a condition to making such Mortgage Loan. In case any Mortgage is replaced by any subsequent mortgage or mortgages, such term shall refer to any such subsequent mortgage or mortgages. The term "mortgage" means any mortgage, mortgage deed, deed of trust, deed to secure debt or any similar security instrument, and "foreclose" and words of like import include the exercise of a power of sale under a mortgage or comparable remedies.

"Mortgage Loan" means the loan secured by a Mortgage in the original principal amount of **$4,340,000** and on those terms in effect on the Admission Date, as it may be amended, modified or refinanced as permitted pursuant to this Agreement.

"NASAA Guidelines" means the Statement of Policy regarding Real Estate Programs adopted on October 9 and 12, 1988, effective January 1, 1989; amended and effective September 14, 1989; amended and effective August 27, 1990, further amended October 24, 1991, by the North American Securities Administrators Association, Inc.

"Note" means and includes any Note from the Partnership to a Lender evidencing a Mortgage Loan, and shall also mean and include any note supplemental to said original note issued to a Lender or any note issued to a Lender in substitution for any such original note.

"Original General Partner" means any of the Persons specified as an Original General Partner in Section 4.2C.

"Original Limited Partner" means any of the Persons specified as an Original Limited Partner in Section 4.2D.

"Original Partnership Agreement" has the meaning specified in the Preliminary Statement.

"Partner" means any General Partner or Limited Partner.

"Partner Non-Recourse Debt" means any Partnership liability (1) that is considered non-recourse under Regulation Section 1.1001-2 or for which the creditor's right to repayment is limited to one or more assets of the Partnership and (2) for which any Partner or Related Person bears the Economic Risk of Loss.

"Partner Non-Recourse Debt Minimum Gain" means the amount of partner nonrecourse debt minimum gain and the net increase or decrease in partner nonrecourse debt minimum gain determined in a manner consistent with Treasury Regulation Section 1.704-2(d).

"Partnership" means the limited partnership governed by this Agreement as said limited partnership may from time to time be constituted.

"Partnership Counsel" means Butler, Hicky & Long, of Forrest City, Arkansas, or such other counsel as the General Partners may designate from time to time as counsel for the Partnership.

"Partnership Minimum Gain" means the amount determined by computing, with respect to each Partnership Non-Recourse Liability, the amount of gain, if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction of such liability, and by then aggregating the amounts so computed. Such computations shall be made in a manner consistent with Treasury Regulation Section 1.704-2(d) under Section 704 of the Code.

"Partnership Non-Recourse Liability" means any Partnership liability (or portion thereof) for which no Partner or Related Person bears the Economic Risk of Loss.

"Payment Certificate" has the meaning given it in Section 5.1C(a).

"Permanent Mortgage Commencement" means the first date on which (i) the principal amount and date of maturity of the Mortgage Loan have been finally determined and (ii) the full amount of the proceeds of the Mortgage Loan has been disbursed to the Partnership.

"Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

"Priority Distribution" means, as to any fiscal year of the Partnership, (a) the product of the "Applicable Amount" (as defined below) times the Adjustment Fraction, or (b) for any fiscal year after the tenth anniversary of the Completion Date for which the following amount is greater than the amount referred to in clause (a) above, an amount equal to **9.09%** of "Adjusted Cash Flow" (as defined below) for such year. The "Applicable Amount" shall be zero

until the first anniversary of the Completion Date and **$17,085** per annum (pro rated for periods of less than a full fiscal year during which such Applicable Amount shall apply) thereafter. "Adjusted Cash Flow" means Cash Flow determined without deduction for the Incentive Management Fee or for the Deferred Development Payment, but with the deduction of (a) an amount equal to any replacement reserve (as referred to in Section 6.4I) balance available for distribution for the fiscal year (or portion thereof) in question, as referred to in the second sentence of the definition of "Annual GP Return", and (b) an amount equal to Thirty Year Mortgage debt service if the last sentence of the definition of "Annual GP Return" is applicable for the fiscal year (or portion thereof) in question. If the tenth anniversary of the Completion Date occurs during any fiscal year, then for that fiscal year only the Priority Distribution shall be the sum of the amount determined under clause (a) pro rated for the portion of the fiscal year occurring prior to the tenth anniversary plus the amount determined under clause (a) or (b) pro rated for the portion of the fiscal year occurring after the tenth anniversary.

"Project" or "Property" means the Land and the Improvements.

"Project Documents" means and includes the Construction Contract, the Mortgage, Commitments, Management Agreement and all other documents relating to the Project which are required by, or have been executed in connection with, any of the foregoing documents.

"Project Expenses" means (i) up to and including the Development Obligation Date, those expenses, properly accruable through such date which may be properly charged as operating expenses of the Project under standard accounting procedures and which are allocable, in accordance with generally accepted accounting principles, to apartment units for which all requisite approvals for occupancy have been obtained; such operating expenses may include real estate taxes and debt service with respect to the Mortgage Loan (to the extent such operating expenses are not funded out of Designated Proceeds), but shall not include any costs required to be capitalized in accordance with generally accepted accounting principles; and (ii) after the Development Obligation Date, all the costs and expenses of any type incurred incidental to the ownership and operation of the Project, including, without limitation, taxes, capital improvements reasonably deemed necessary by the General Partners and not funded out of any reserves for such, and the cost of operations, debt service, maintenance and repairs, and the funding of any reserves required to be maintained by the Lender and the Agency or pursuant to Section 6.4I hereof, but shall not include (i) repayments of Project Expense Loans or advances made pursuant to Section 6.9B or (ii) distributions to Partners pursuant to Article X.

"Project Expense Loan" means a loan to the Partnership pursuant to Section 6.9A and which is repayable without interest and only as provided in Article X.

"Purchase Agreement" means the Purchase and Guaranty Agreement of even date herewith pursuant to which the Purchaser has agreed, among other things, to purchase the Interest of the Investor Limited Partner under specified circumstances.

"Purchaser" means Arkansas Apartment Investment Company, Inc., an Arkansas corporation, as purchaser under the Purchase Agreement.

"Qualified Income Offset Item" means (1) an allocation of loss or deduction that, as of the end of each year, reasonably is expected to be made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as the result of a distribution by the Partnership of unrealized receivables or inventory items and (2) a distribution that, as of the end of such year, reasonably is expected to be made to a Partner to the extent it exceeds offsetting increases to such Partner's Capital Account which reasonably are expected to occur during or prior to the Partnership taxable year in which such distribution reasonably is expected to occur.

"Qualified Tenant" means a tenant (i) with income not exceeding the percentage of area gross median income set forth in Section 42(g)(1)(A) or (B) of the Code (whichever is applicable) who leases an apartment unit in the Project under a lease having an original term of not less than six months at a rent not in excess of that specified in Section 42(g)(2) of the Code, and (ii) complying with any other requirements imposed by the Project Documents.

"Qualifying Escrow Distributions" means any sums distributed to BFTCF by the Escrow Agent pursuant to Section 4(a) of the Escrow Agreement.

"Recapture Amount" has the meaning specified in Section 10.5F.

"Recapture Event" has the meaning specified in Section 10.5F.

"Regulations" means the rules and regulations of any Agency which are applicable to the Project or the Partnership.

"Related Agreements" means the Investment Agreement and each other agreement (other than this Agreement) constituting an exhibit thereto or executed in connection therewith.

"Related Person" has the meaning set forth in Treasury Regulation Section 1.752-4(b) or any successor regulation thereto.

"Requisite Approvals" means any required approvals of the Lender or any Agency to an action proposed to be taken by the Partnership.

"Retirement" (including the forms "Retire" and "Retired") means, as to a General Partner, and shall be deemed to have occurred automatically upon, the occurrence of death, adjudication of insanity or incompetence, Event of Bankruptcy, dissolution or voluntary or involuntary withdrawal from the Partnership for any reason. Involuntary withdrawal shall occur whenever a General Partner may no longer continue as a General Partner by law, death, incapacity or pursuant to any terms of this Agreement. A General Partner which is a corporation, limited liability company or partnership also will be deemed to have Retired upon the sale or other disposition (except by reason of

death of a shareholder, member or partner) of a controlling interest in such entity General Partner or of a general partner interest in a General Partner which is a partnership. Without limitation of the foregoing, any event occurring as to an individual or entity general partner of a General Partner which is a partnership which would constitute a Retirement as to an individual or entity General Partner as provided above, shall also be deemed to constitute the Retirement of any such General Partner which is a partnership. For purposes of this definition, "controlling interest" shall mean the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Retirement of an entity General Partner shall not be deemed to have occurred if the controlling interest shall be transferred to any Person approved in writing by the Investor Limited Partner, and the Investor Limited Partner hereby agrees to give its approval with respect to any Person (including without limitation any of **Sarah Lindsey, James Earl Lindsey, John David Lindsey, Job Branch, James Barre, Edward Calhoun, Richard Parker, Joyce R. Mayfield, John R. Rutledge, John Rutledge, Jr., Adam Rutledge and Nathan Rutledge** if any one or group of them then meets the following conditions) if such controlling interest transfer occurs after the Development Obligation Date and if, at the time of such transfer, such Person (or group of not more than three persons together) has a net worth of at least $1,000,000, has financial liquidity of at least $200,000 and possesses demonstrated competence and experience in the operation and management of apartment properties which are comparable in size to the Project and which must comply with the operating and reporting requirements set forth in Section 42 of the Code.

"Satisfactory Operations" shall be deemed to exist at a particular point in time if (i) the Partnership shall be satisfying the conditions to Breakeven determined with reference to the six month period immediately preceding such point in time as demonstrated by financial data reasonably satisfactory to the Investor Limited Partner and (ii) a representative of the Investor Limited Partner either shall have inspected the Property and determined in writing that its maintenance and operations are consistent with sound business practices or has waived such inspection in writing.

"Schedule" means the schedule of partners annexed hereto as Schedule A as amended from time to time and as so amended at the time of reference thereto.

"Service" means the Internal Revenue Service.

"SLP" means SLP, Inc., a Massachusetts corporation.

"Special Capital Contribution" means a capital contribution described in and made pursuant to Section 6.9A.

"Special Limited Partner" means SLP as Special Limited Partner and its successors in such capacity.

"Special Tax Counsel" means Peabody & Brown, of Boston, Massachusetts, or other counsel acceptable to the Investment Partnership.

"State" means the State of Arkansas.

"Substitute Limited Partner" means any Person who is admitted to the Partnership as a Limited Partner under the provisions of Section 8.3.

"Surplus Cash" means any unrestricted cash remaining on hand after (1) the payment of (a) all sums due or currently required to be paid under the terms of any Mortgage or Note; (b) all amounts required to be deposited in the reserve fund for replacement pursuant to the Project Documents and in no event less than the amounts required pursuant to Section 6.4I; and (c) all obligations of the Partnership other than the Mortgage Loan unless funds for payment are set aside; and (2) the segregation and recording of (a) an amount equal to the aggregate of all special funds to be maintained by the Partnership under the Project Documents or this Agreement, including full funding of all mortgage insurance premium, real estate tax, insurance, and other escrows; (b) all tenant security deposits or prepaid rents held; and (c) all accounts and accrued items payable. Notwithstanding the foregoing, Surplus Cash as of a given date shall also include rental assistance payments properly accrued but not received through such date but received thereafter.

"Thirty Year Mortgage" means an hypothetical Mortgage Loan in the initial principal amount of **$4,340,000**, bearing interest at 8.25% per annum and payable over a thirty year term commencing on the Admission Date in equal monthly payments of **$36,980**, which is sufficient to amortize the entire principal balance over said thirty year term.

"Title Policy" means the owner's policy of title insurance issued to the Partnership by **Commonwealth Land Title Insurance Company** as endorsed to increase the amount thereof to **$7,918,350** and to update such policy to a date not earlier than 10 days prior to the date of the Investment Closing.

"Uniform Act" means the Uniform Limited Partnership Act as in effect under the laws of the State, as amended from time to time.

"Vessel" shall have the meaning given to it in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq., as amended, and shall also include any meaning given to analogous property under other Hazardous Waste Laws.

ARTICLE II

Continuation; Name; and Purpose

Section 2.1 Continuation

The parties hereto hereby agree to continue the limited partnership known as **Fountain Lakes, A Limited Partnership**, formed pursuant to the provisions of the Uniform Act.

Section 2.2 Name and Office; Agent for Service

A. The Partnership shall continue to be conducted under the name and style set forth in Section 2.1. The principal office of the Partnership shall be at 3900 Front Street, Fayetteville, Arkansas, 72702. The General Partners may at any time change the location of such principal office and shall give due notice of any such change to the Limited Partners.

B. The name and address of the agent for service of process required to be maintained under the Uniform Act shall be:

James E. Lindsey
3900 Front Street
Fayetteville, Arkansas 72702

Section 2.3 Purpose

The purpose of the Partnership is to acquire, construct, develop, repair, improve, maintain, operate, lease, dispose of and otherwise deal with the Project in accordance with any applicable Regulations and the provisions of this Agreement. The Partnership shall not engage in any other business or activity.

Section 2.4 Authorized Acts

In furtherance of its purposes, but subject to all other provisions of this Agreement including, but not limited to, Article VI, the Partnership is hereby authorized:

(i) To acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(ii) To acquire, construct, operate, maintain, finance and improve, and to own, sell, convey, assign, mortgage or lease any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

(iii) To borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Partnership and to secure the same by mortgage, pledge or other lien on the Property or any other assets of the Partnership, to the extent permitted by the Commitments.

(iv) To prepay in whole or in part, refinance, recast, increase, modify or extend any Mortgage and in connection therewith to execute any extensions, renewals, or modifications of such Mortgage.

(v) To employ any Person, including any Affiliate, to perform services for, or to sell goods to, the Partnership (including without limitation management services) and to pay for such goods and services; provided that (except with respect to any contract specifically authorized by this Agreement) the terms of any such transaction with an

Affiliate shall not be less favorable to the Partnership than would be arrived at by unaffiliated parties dealing at arms' length.

(vi) To execute any and all notes, mortgages and security agreements in order to secure loans from the Lender and any and all other documents, including but not limited to the Project Documents, required by the Lender or any Agency in connection with each Mortgage and Mortgage Loan and the acquisition, construction, rehabilitation, repair, development, improvement, maintenance and operation of the Property, or otherwise required by the Lender or any Agency in connection with the Property.

(vii) To execute contracts with any Agency.

(viii) To execute leases of some or all of the apartment units of the Project.

(ix) To modify or amend the terms of any agreement or contract which the General Partners are authorized to enter into on behalf of the Partnership; provided, however, that such terms as amended shall not (1) materially adversely affect the Partnership or the Limited Partners, or (2) be in contravention of any of the terms or conditions of this Agreement.

(x) To enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a partnership under the laws of the State.

(xi) To execute the Related Agreements and any notices, documents or instruments permitted or required to be executed or delivered in connection therewith or pursuant thereto.

Section 2.5 Term and Dissolution

A. The Partnership shall continue in full force and effect until December 31, 2023, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(i) The sale or other disposition of all or substantially all the assets of the Partnership;

(ii) The Retirement of a General Partner unless the business of the Partnership is continued pursuant to Article VII or Section 4.7;

(iii) The election to dissolve the Partnership made in writing by the General Partners with the Consent of the Investor Limited Partner and any Requisite Approvals; or

(iv) The entry of a final decree of dissolution of the Partnership by a court of competent jurisdiction.

B. Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Article VII or Section 4.7), the General Partners (or for purposes of this paragraph their trustee, receiver, successor or legal representative) shall cause the cancellation of the Certificate and shall sell the Project and liquidate all other Partnership assets and apply and distribute the proceeds thereof in accordance with Section 10.3. Notwithstanding the foregoing, in the event such liquidating General Partners shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidating General Partners may, in order to avoid such loss, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership debts and obligations (other than Project Expense Loans). No part or interest in the Project shall be distributed in kind. The Partnership shall not be merged with any other entity.

ARTICLE III

Financing and Disposition of Property

A. The Partnership shall be authorized to obtain the Mortgage Loan to finance the acquisition, development and construction of the Property and (to the extent permitted by the Lender) to meet the initial expenses of operating the Project, and shall secure the same by the Mortgage. The Mortgage shall provide that no Partner or Related Person shall bear the Economic Risk of Loss for all or any part of such Mortgage Loan except to the extent that the General Partners, the Affiliated Limited Partners or their Affiliates may have liability for the Mortgage Loan pursuant to the Guaranty.

The General Partners are specifically authorized, for and on behalf of the Partnership, to execute the Project Documents and any permitted amendments thereto and, subject to the limitations set forth herein, such other documents as they deem necessary or appropriate in connection with the acquisition, development, operation and financing of the Property.

B. Each General Partner shall be bound by the terms of the Project Documents. Any incoming General Partner shall as a condition of receiving any interest in the Property agree to be bound by the Project Documents to the same extent and on the same terms as the other General Partners. Upon any dissolution of the Partnership or any transfer of the Property while any Mortgage is held by any Lender, no title or right to the possession and control of the Property and no right to collect the rents therefrom shall pass to any Person who is not, or does not become, bound in a manner satisfactory to the Lender and the Agency to the Project Documents and the provisions of this Agreement. The Project Documents shall be binding upon and shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns as long as the corresponding Mortgage Loans shall be outstanding.

C. The Partnership may increase the amount of the Mortgage Loan or refinance, modify or amend any Mortgage, including any required transfer or conveyance of Partnership assets for security or mortgage purposes, and may

sell, lease, exchange or otherwise transfer or convey all or substantially all the assets of the Partnership; provided, however, that the terms of any such increase, refinancing, modification, amendment, sale, exchange or other transfer or conveyance effected after the Admission Date must either receive the Consent of the Investor Limited Partner before such transaction shall be binding on the Partnership or be a sale in compliance with Article III.F below. Notwithstanding the foregoing, no such Consent shall be required for the leasing of apartments to tenants in the normal course of operations; provided, however, unless such Consent is obtained the Partnership shall lease the Project in such a manner as to qualify as a "qualified low-income housing project" under Section 42(g)(1) of the Code, and shall lease all of the Low Income Units in the Project to Qualified Tenants. The Investor Limited Partner shall not unreasonably withhold its Consent hereunder with respect to any modification, amendment or refinancing of the Mortgage Loan, and it shall be deemed unreasonable for the Investor Limited Partner to withhold its Consent solely because such amended, modified or refinanced Mortgage Loan (a) provides for the elimination of personal liability of the Guarantors for repayment of the Mortgage Loan or (b) includes a provision making exercise by the Investor Limited Partner of its rights under Section 4.7A without Lender consent a default thereunder.

D. Except as specifically permitted in Article IX.C, the Partnership may not borrow funds from an Investment General Partner or from any Affiliate of an Investment General Partner.

E. Upon the sale of the Property by the Partnership, the General Partners shall have the right to engage a licensed real estate broker (which may be an Affiliate of the General Partners) to effect such sale, but in no event shall the real estate commissions paid to such broker, when combined with the commissions paid to all other brokers in the transaction, exceed the lesser of (i) that which is reasonable, customary, and competitive with those paid in similar transactions in the same geographic area or (ii) 5% of the sales price of the Property.

F. Notwithstanding anything to the contrary set forth in Article III.C hereof, upon a sale of the Project, the procedure shall be as follows:

(a) Subject to the provisions of Article III.F(c) below, the Special Limited Partner shall have the right at any time after the end of the fourteenth year of the "compliance period" (as defined in Section 42(i)(1) of the Code) to require, by notice to the General Partners, that the General Partners submit a written request (the "Termination of the Extended Use Notice") to the Authority to find a person to acquire the Project pursuant to the provisions of the Declaration of Land Use Restrictive Covenants For Low-Income Housing Tax Credits entered into by the Partnership as required by the Authority (the "Extended Use Agreement") in accordance with the provisions of Section 42(h)(6) of the Code. If the General Partners shall fail to submit the Termination of the Extended Use Notice within seven days of the Special Limited Partner's request therefor, then the Special Limited Partner shall have the right at any time thereafter to submit the Termination of the Extended Use Notice to the Authority. If within one year of the Authority receipt of the Termination of the Extended Use Notice, the Authority presents

a "qualified contract," as said term is defined in Section 42(h)(6)(F) of the Code (hereinafter "Qualified Contract"), for the acquisition of the Project, then the General Partners shall cause the Partnership promptly to sell the Project in accordance with the terms of said Qualified Contract.

(b) Subject to the provisions of Article III.F(c) below, at any time during the last year of the aforesaid compliance period or at any time thereafter, the Special Limited Partner shall have the right to require, by notice to the General Partners (the "Required Sale Notice"), that the General Partners promptly use their best efforts to obtain a buyer for the Project on the most favorable terms then obtainable. In this connection, the General Partners shall have the right to retain the services of a licensed real estate broker to effect such sale, and such licensed real estate broker may be an Affiliate of the General Partners, provided the terms of compensation are in accordance with Article III.E hereof. The General Partners shall submit the terms of any proposed sale to the Investor Limited Partner for its approval as provided in Article III.C hereof. If the General Partners shall fail to so obtain a buyer for the Project within six months of the Required Sale Notice or if the Investor Limited Partner in its sole discretion shall withhold its consent to any proposed sale to such buyer, then the Special Limited Partner shall have the right at any time thereafter to obtain a buyer for the Project on terms acceptable to the Investor Limited Partner (but not less favorable to the Partnership than any proposed sale previously rejected by the Investor Limited Partner). In the event that the Special Limited Partner so obtains a buyer, it shall notify the General Partners in writing with respect to the terms and conditions of the proposed sale, and, provided the Investor Limited Partner approves the terms of such sale, the General Partners shall cause the Partnership promptly to sell the Project to such buyer.

(c) Notwithstanding anything contained in Article III.F(a) or (b) above, if the Investor Limited Partner is prepared to accept an offer for the purchase of the Project or the Interests of the Investor and Special Limited Partners, or if there is a sale of the Project pursuant to Section 4.7(a)(iv) hereof, unless such sale is a public sale as to which the General Partners have been given notice, as provided by applicable law, then the General Partners shall have the right (subject to the conditions noted below) to notify each such Partner of the election of the General Partners (or their assignee) to purchase the Project (or the Interest of the Investor and Special Limited Partners) on all of the terms and conditions set forth in said offer, provided notice of such election is delivered to said Partners within fifteen business days after the General Partners are notified that the other Partners have approved the terms and conditions of the proposed sale to the party making the offer. If the General Partners do not timely notify the other Partners of its election, or if at the time such notice could be given there shall be a material uncured event of default by a General Partner or a General Partner Affiliate under any of the Related Agreements, then the foregoing right of first refusal shall lapse, and the General Partners shall cause the Partnership to sell the Project (or the Interest of the Investor Limited Partner) to such buyer. If the General Partners have timely notified the other Partners of their election to exercise the foregoing right of first refusal, the General Partners (or their assignee), on behalf of the Partnership on their own behalf, shall proceed to effect such purchase and

sale as contemplated by said offer. If the General Partners (or their assignee), shall then fail to so effect such purchase and sale, then, in addition to any other rights which the Partnership may have, all rights of the General Partners (or their assignee), pursuant to this Article III.F shall terminate forever. Instead of purchasing the Project as aforesaid, the General Partners (or their assignee) may elect to purchase the entire Interest of the Investor and the Special Limited Partners, which purchase shall be made for a price equal to the cash which the Investor and Special Limited Partners would have received pursuant to this Agreement if the Project had been sold by the Partnership pursuant to such offer.

(d) A sale of the Project prior to the end of the aforesaid compliance period may only take place if the conditions of Section 42(j)(6) of the Code will be satisfied upon such sale either (i) by having the purchaser of the Project post the required bond on behalf of the Partnership, or (iii) with the Consent of the Investor Limited Partner, by having the Partnership post such bond.

G. Upon request from the Special Limited Partner from time to time, the General Partners shall furnish promptly to the Special Limited Partner all information then available to the General Partners which is materially related to determining the fair market value of the Project, including without limitation any and all appraisals and other valuations.

ARTICLE IV

Partners; Capital

Section 4.1 General Partners

Fountain Lakes Management Company, Inc., an Arkansas corporation, is hereby admitted to and shall be the sole General Partner of the Partnership, and its address and Capital Contribution are set forth in the Schedule. In no event shall the aggregate Capital Contributions of the General Partners (excluding any Special Capital Contributions) exceed **$216,000** without the Consent of the Investor Limited Partner.

Section 4.2 Limited Partners

A. SLP shall be the Special Limited Partner and is hereby admitted to the Partnership, and its address and Capital Contribution are set forth in the Schedule.

B. BFTCF is the Investor Limited Partner, and its address and Capital Contribution are set forth in the Schedule. The payment of its Capital Contribution is governed by Section 5.1.

C. The Original General Partner(s) are **The Lindsey Family Trust (James E. Lindsey, Trustee)**, and the Original Limited Partners are **James H. Faulkner Revocable Trust (James H. Faulkner, Trustee), D. Eugene Fortson, J.W. Reynolds Lumber Company and Kings Arms Management Company, Inc.**. By their

execution of this Agreement, the Original General and Limited Partners hereby withdraw as General and Limited Partners respectively, and the Original General and Limited Partners, as such, shall have no further rights or obligations with respect to the Partnership as of the Admission Date.

D. The Affiliated Limited Partners are those Person(s) executing this Agreement in such capacity and their addresses and Capital Contribution are set forth on the Schedule.

Section 4.3 Partnership Capital and Capital Accounts

A. The capital of the Partnership shall be the aggregate amount of the cash, if any, contributed by the Partners as set forth in the Schedule. No interest shall be paid by the Partnership on any Capital Contribution. The Schedule shall be amended and, if necessary or appropriate, amendments to the Certificate shall be filed from time to time to reflect the withdrawal or admission of Partners, any changes in the Interest held by a Partner arising from the transfer of an Interest to or by such Partner and any change in the amounts to be contributed or agreed to be contributed by any Partner.

B. An individual Capital Account shall be established and maintained for each Partner, including any additional or substituted Partner who shall hereafter receive an Interest. The original Capital Account established for each such substituted Partner shall be in the same amount as, and shall replace, the Capital Account of the Partner which such substituted Partner succeeds, and, for the purposes of this Agreement, such substituted Partner shall be deemed to have made the Capital Contribution, to the extent actually paid in, of the Partner which such substituted Partner succeeds. The term "substituted Partner", as used in this paragraph, shall mean a Person who shall become entitled to receive a share of the allocations and distributions of the Partnership by reason of such Person succeeding to the Interest of a Partner by assignment of all or any part of a Partner's Interest. To the extent a substituted Partner receives less than 100% of the Interest of a Partner he succeeds, the original Capital Account of such substituted Partner and his Capital Contribution shall be in proportion to the Interest he receives and the Capital Account of the Partner who retains a partial Interest in the Partnership and his Capital Contribution shall continue, and not be replaced, in proportion to the Interest he retains. Any special basis adjustments under Section 743 of the Code resulting from an election by the Partnership pursuant to Section 754 of the Code shall not be taken into account for any purpose in establishing and maintaining Capital Accounts for the Partners pursuant to this Section 4.3. Nothing in this Section 4.3 shall affect the limitations on transferability of Interests set forth in Article VII, Article VIV or Section 13.1.

Section 4.4 Withdrawal of Capital

A Partner shall not have the right to withdraw from the Partnership all or any part of his Capital Contribution. No Partner shall have any right to demand and receive property of the Partnership in return for his Capital Contribution or in respect of his Interest, except as may be specifically provided in this Agreement.

Section 4.5 Liability of Limited Partners

A. No Limited Partner shall be liable for any debts, liabilities, contracts, or obligations of the Partnership. A Limited Partner shall be liable only to make payments of its Capital Contribution as and when due hereunder. After its Capital Contribution shall be fully paid, no Limited Partner shall, except as otherwise required by the Uniform Act, be required to make any further capital contributions or payments or lend any funds to the Partnership.

B. BFTCF is a Massachusetts limited partnership. In no event shall any Person who is at any time a general or limited partner in BFTCF, or any partner or Affiliate of an Investment General Partner, have any personal liability for the payment or performance of any obligation of BFTCF under the provisions of this Agreement or any document or instrument to be delivered in connection with this Agreement, including, without limitation, the obligations of BFTCF to contribute capital to the Partnership. All parties dealing with BFTCF shall look solely to the assets of BFTCF for the satisfaction of any such obligation and not to the assets of any Person who is a partner therein.

Section 4.6 Additional Limited Partners

A. Except to the extent otherwise permitted pursuant to Article VIII, the General Partners may admit additional Limited Partners only with the Consent of the Investor Limited Partner.

B. Any incoming Limited Partner shall, by his execution of this Agreement and as a condition to receiving any interest in the Partnership property, agree to be bound by the Project Documents to the same extent and in the same terms as the other Limited Partners.

C. Upon the admission of any additional Limited Partners, an amendment to this Agreement and, if necessary or appropriate, the Certificate reflecting such admission shall be filed with each appropriate governmental authority. Such amendment shall amend the Schedule to reflect the names, addresses and Capital Contributions of such additional Limited Partners, and shall set forth the agreement of such additional Limited Partners to be bound by all the provisions of this Agreement.

Section 4.7 Certain Restricted Rights of Investor Limited Partners

A. Subject to the provisions hereinafter set forth in this Section 4.7 and to the Regulations, and except to the extent exercise of any of the following rights would cause a default under the Mortgage Loan, or a default or violation of the terms of the Extended Use Agreement (as defined in Article III.F), in addition to the other rights provided for in this Agreement, the Investor Limited Partners by a vote of Investor Limited Partners representing 51% of the Investor Limited Partner Class Contribution (or such higher percentage or such additional consents as may be required under the applicable laws of the State), shall have the further right:

(i) to amend this Agreement, subject to the provisions of Section 13.12; provided that such amendment (a) shall not in any manner allow the Limited Partners to take any action which would constitute their taking part in the control of the Partnership's business within the meaning of the Uniform Act, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers, obligations or duties of the affected General Partner or its General Partner Interest or distributions or alter any of the provisions of Section 4.7B.;

(ii) to dissolve the Partnership;

(iii) to remove any or all of the General Partners (provided that where removal for cause is proposed in cases not involving fraud or wilful misconduct of James E. Lindsey, such removal shall be effective only if, the circumstances constituting such cause shall not have been remedied or cured, as the case may be, within the Cure Period) and elect one or more new General Partners; and

(iv) to approve or disapprove the sale at any one time of all or substantially all of the assets of the Partnership.

B. The Interest of any General Partner removed pursuant to this Section 4.7 shall be valued and sold pursuant to Section 7.8.

C. Upon written request to the General Partners by Investor Limited Partners whose aggregate Capital Contributions represent at least 10% of the Investor Limited Partner Class Contribution, the General Partners shall call a meeting of the Investor Limited Partners for any matters for which the Limited Partners may vote, as set forth herein. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the General Partners shall provide all Limited Partners within ten days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after receipt of said request, at a time and place convenient to the Investor Limited Partner.

D. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available on request to any Limited Partner or its representative at its cost.

ARTICLE V

Capital Contributions of Investor Limited Partner

Section 5.1 Installments of Capital Contributions

A. The Investor Limited Partner shall contribute as its Capital Contribution the sum of **$2,897,883** plus an amount equal to interest accrued through the Completion Date on the Interim Loan, payable in two installments (the "Installments"): the first Installment (the "First Installment"), in the

amount of $100, shall be payable on the date of the Investment Closing; and the second Installment (the "Second Installment"), in the amount of **$2,897,783** plus the amount of the aforesaid accrued interest, shall be payable upon the Completion Date.

B. The Capital Contribution of the Investor Limited Partner shall be subject to reduction in the manner provided in this Section 5.1B.

(i) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit (as hereinafter defined) properly allocable to the Investor Limited Partner for any year is less than the target amount of **$521,868** (provided that the target amount (a) for 1994 shall be **$163,084** and (b) for 2004 shall be **$358,784** reduced by any excess over **$163,084** of the actual Annual Credit in 1994; similarly, the target amount (x) for 1995 shall be **$510,996** and (y) for 2005 shall be **$10,872** so reduced by any actual Actual Credit for 1995 over **$510,996**), then (except as otherwise provided in subparagraph (iv) below) the Capital Contribution of the Investor Limited Partner shall be reduced in the aggregate by the "Adjustment Factor" (as hereinafter defined) for each $1.00 that the Annual Credit properly allocable to the Investor Limited Partner is less than such target amount for each year affected. The "Adjustment Factor" shall be an amount equal to **$0.590** (except that the Adjustment Factor shall be $0.512 with respect to any Annual Credit shortfall for all years if the determination thereof by the Accountants, for purposes of the "First Payment Date" as set forth in the Escrow Agreement, occurs on or before **December 31, 1994**), increased by 8% per annum non compounded commencing on the Admission Date and continuing until the payment of the amount of such reduction in full. The provisions of this clause (i) shall not apply to any reduction in Annual Credit for 1994 or 1995 to which clause (ii) below applies.

(ii) If the Accountants shall determine or there shall be a Final Determination that the amount of the Annual Credit properly allocable to the Investor Limited Partner is less than the target amounts of **$163,084** in 1994 or **$510,996** in 1995 but the reduced Annual Credit will be properly allocable to the Investor Limited Partner in 2004 or 2005, respectively, then the Capital Contribution of the Investor Limited Partner shall be reduced by **$0.750** for each $1 that the Annual Credit properly allocable to the Investor Limited Partner is less than such respective target amounts for 1994 or 1995, provided that the aforesaid target amounts for 1994 and 1995 in this clause (ii) shall be reduced by the same percentage by which there is a reduction in the Annual Credit for 1994 or 1995 pursuant to the foregoing subparagraph (i).

(iii) For the purposes of this Section 5.1B., the term "Annual Credit" shall mean the amount of the aggregate annual "low-income housing credit" allowable to the Partners under Section 42(a) of the Code; provided, however, that in determining such amount the following adjustments shall be made:

(a) no amount of any increase in the credit allowable pursuant to Section 42(f)(3) of the Code shall be considered in

determining the Annual Credit unless such increase is allowable during the second year of the "credit period";

(c) the Annual Credit shall be determined without regard to the following: (x) in the case of subparagraph (i) above, the adjustments to the amount allowable for the first year of the "credit period" pursuant to Sections 42(f)(2) or 42(f)(3)(B) of the Code; (y) any reduction to the number of Low Income Units which occurs subsequent to the second year of the "credit period"; or (z) a failure of a portion of the Project to qualify as a "qualified low-income building" which occurs subsequent to the second year of the "credit period".

(iv) The General Partners shall forthwith pay to the Investor Limited Partner the amount to which it is entitled by reason of any reduction pursuant to paragraph (i) or (ii), such payment to be made within thirty (30) days of the date of the determination in question. Any such payment by the General Partners shall not constitute a Capital Contribution, loan or advance to the Partnership and shall not be reimbursable by the Partnership, but shall be treated as a payment by the General Partners to the Investor Limited Partner for breach of warranty by the General Partners to the Investor Limited Partner. If full payment of such amount is not received within such thirty (30)-day period, the unpaid balance shall thereafter bear interest at the Designated Prime Rate. Notwithstanding the foregoing, however, to the extent that any reduction in Annual Credit properly allocable to the Investor Limited Partner referred to in subparagraph (i) above (determined as if clauses (y) and (z) of subparagraph (iii)(b) above did not apply) is due solely to a change in federal income tax law or regulations occurring after the Admission Date, then the amount which would have been payable by the General Partners pursuant to this subparagraph (iv) shall not be so paid but instead such amount (determined pursuant to subparagraph (i) except that the Adjustment Factor shall be $0.512 and no interest shall be included) (the "Law Change Amount") shall be recovered by the Investor Limited Partner by temporarily amending Section 10.5A clauses first through fourth, the Development Agreement and the Supervisory Management Agreement to provide (A) for the distribution to the Investor Limited Partner of 50% of the sum of (a) all Cash Flow which but for this amendment would have been distributed to all of the Partners pursuant to Section 10.5A clauses first through fourth plus (b) the Deferred Development Payment for such year and (c) the Incentive Management Fee for such year, (B) that the Deferred Development Payment and the Incentive Management Fee in total shall then be the lesser of the remaining 50% of such sum or the amounts payable but for this amendment and (C) that any portion of such remaining 50% not paid as the Deferred Development Payment or the Incentive Management Fee shall then be distributed to the General Partners as Cash Flow. Such temporary amendment shall remain in force until the Law Change Amount shall have been distributed to the Investor Limited Partner pursuant to clause (A), at which point such amendment shall then terminate and the current provisions of Section 10.5A, the Development Agreement and the Supervisory Management Agreement shall again apply.

C. The obligation of the Investor Limited Partner to make each Installment (except as otherwise provided) is subject to each of the following conditions:

(a) The General Partners shall have executed and delivered to the Investor Limited Partner a certificate (the "Payment Certificate"), in the form attached hereto as Exhibit 1 (relating to the Second Installment), dated the date such Installment is to be paid to the Partnership and attaching the Title Policy endorsement referred to therein.

(b) In the case of the First Installment, all Requisite Approvals to the admission of BFTCF as Investor Limited Partner pursuant to this Agreement shall have been obtained and the Project shall have received credit allocation from the State or reservation or conditional commitment therefor in the amount of at least $579,853.

(c) Each of the representations and warranties set forth in Section 6.5 shall in all material respects be true and correct.

(d) No event shall have occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

(e) No event shall have occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under the provisions of Section 7.5 which has not been cured as therein provided.

(f) Notwithstanding the foregoing, if an Installment has not become due because of a failure to satisfy any condition to the payment thereof, but such condition can be satisfied by the payment of money, then in the discretion of the Investor Limited Partner such Installment may be collected notwithstanding the failure to satisfy such condition, provided that when such Installment is released from escrow (1) the amount required to satisfy such condition is disbursed directly to the requisite parties for the purpose of satisfying such condition, and (2) any acceleration of maturity of indebtedness and any other default and any action or proceeding which was the basis of the failure to satisfy such condition or which resulted from such failure has been effectively waived and, in the case of any such action or proceeding, terminated with prejudice.

ARTICLE VI

Rights, Powers and Duties of the General Partners

Section 6.1 Restrictions on Authority

A. Notwithstanding any other provisions of this Agreement, the General Partners shall have no authority to perform any act in respect of the Partnership or the Project in violation of (i) any applicable law or regulation, or (ii) any agreement between the Partnership and any Lender or Agency.

B. The General Partners shall not have any authority to do any of the following acts without the Consent of the Investor Limited Partner and any Requisite Approvals:

(i) to incur indebtedness for money borrowed on the general credit of the Partnership, except as specifically permitted by Article IX, or

(ii) following completion of construction of the Improvements, to construct any new capital improvements, or to replace any existing capital improvements if construction or replacement would substantially alter the use of the Property, or

(iii) to acquire any real property in addition to the Property (other than easements or similar rights necessary or convenient for the operation of the Project), or

(iv) to bear, or cause or permit any Related Person to bear, the Economic Risk of Loss with respect to all or any portion of any Note or Mortgage or the indebtedness secured thereby, except as provided in Article III.A., or

(v) to cause the Partnership to make any loan or advance to any Person (for purposes of this clause 6.1B(v), accounts receivable in the ordinary course of business from Persons other than the General Partners or their Affiliates shall not be deemed to be advances or loans), or

(vi) to lease any Low Income Unit in the Project to other than Qualified Tenants or otherwise operate the Project in such a manner or take any action which could cause any Low Income Unit in the Project to fail to be treated as a qualified low-income housing unit under Section 42(i)(3) of the Code or which would cause the recapture by the Partnership of any low-income housing credit under Section 42 of the Code, or

(vii) to amend any Project Document, or to permit any party thereunder to waive any provision thereof, to the extent that the effect of such amendment or waiver would be to eliminate, diminish or defer any obligation or undertaking of the Partnership, the General Partners or their Affiliates which accrues, directly or indirectly, to the benefit of, or provides additional security or protection to, the Investor Limited Partner (notwithstanding that the Investor Limited Partner is neither a party to nor express beneficiary of such provision or was not a Partner when such provision became effective), or

(viii) to increase or refinance any Mortgage or to sell or convey the Property, except as provided in Article III.C., and except that the General Partners may cause the Partnership to grant easements and similar rights affecting the Land to obtain utility services for the Project or for other purposes necessary or convenient for the operation of the Project, or

(ix) to cause the Partnership to commence a proceeding seeking any decree, relief, order or appointment in respect to the Partnership under the federal bankruptcy laws, as now or hereafter constituted, or under any other federal or state bankruptcy, insolvency or similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for the Partnership or for any substantial part of the Partnership's business or property, or to cause the Partnership to consent to any such decree, relief, order or appointment initiated by any Person other than the Partnership, or

(x) to pledge or assign any of the Capital Contribution of the Investor Limited Partner or the proceeds thereof, or

(xi) to amend any of the Related Agreements.

(xii) to approve any changes to the plans and specifications for the Project which would result, either individually or in the aggregate, in an overall development cost increase in excess of five percent of the Construction Contract price in effect on the Admission Date (provided, however, that any Consent of the Investor Limited Partner required under this clause (xii) shall not be unreasonably withheld).

C. The General Partners shall not (a) cause the Partnership to utilize Cash Flow to acquire interests in other limited partnerships or (b) cause the Partnership to invest the proceeds of any sale or refinancing of the Project unless a sufficient portion thereof is distributed to the Investment Partnership to enable each limited partner thereof, assuming that he is in a combined federal, state and local marginal income tax bracket of 35%, to pay the federal, state and local income tax liability arising from the sale or refinancing which generated such proceeds, and in any event sale or refinancing proceeds shall not be reinvested without the Consent of the Investor Limited Partner and in any event shall not be reinvested following the second anniversary of the first day of the calendar quarter in which the final closing of the admission of limited partners into the Investor Limited Partner occurs, except to the extent of any reserves retained therefrom.

Section 6.2 Independent Activities

Any Partner may engage independently or with others in other business ventures of every nature and description including, without limitation, the ownership, operation, management, and development of real estate, regardless of whether such real estate directly competes with the Project, and neither the Partnership nor any Partner shall have any rights by reason of this Agreement in and to such independent ventures or the income or profits derived therefrom.

Section 6.3 <u>Business Management and Control; Designation of Managing General Partner; Tax Matters Partner; Certain Rights of the Special Limited Partner</u>

A. The General Partners shall have the exclusive right to manage the business of the Partnership. No Limited Partner (except one who may also be a General Partner and then only in his capacity as General Partner) shall (i) have any authority or right to act for or bind the Partnership, or (ii) except as required by law, participate in or have any control over the Partnership business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement. The Affiliated Limited Partners hereby expressly agree and confirm that, except for such rights which are specifically and expressly accorded to the Affiliated Limited Partners in this Agreement, they shall have no right to approve or disapprove any action by the Partnership, the General Partners or any other Partner, including without limitation, any right to (a) participate in any Consent of the Investor Limited Partner or any consent approval or action by the Investor Limited Partner or the Special Limited Partner or (b) approve or disapprove of the admission or withdrawal of any other Partners (including without limitation pursuant to the definition of "Retirement" in Article I, Section 6.3C or Articles VII and VIII or (c) approve or disapprove any Partnership or General Partner actions pursuant to Articles III, VI or XI hereof.

B. The powers and duties of the General Partners hereunder may be exercised in the first instance by one or more Managing General Partners who, subject to the terms and provisions of this Agreement, shall manage the business and affairs of the Partnership. Each Managing General Partner is hereby authorized to execute and deliver in the name and on behalf of the Partnership all such documents and papers (including any required by any Lender or Agency) as such Managing General Partner deems necessary or desirable in carrying out such duties hereunder. **Fountain Lakes Management Company, Inc.** is hereby designated as the initial Managing General Partner; if such Person shall become unable to serve in such capacity or shall cease to be a General Partner, the remaining General Partners may from time to time designate from among themselves by consent one or more substitute or additional Managing General Partners. If for any reason no designation is in effect, the powers of the Managing General Partners shall be exercised by the majority consent of the remaining General Partners. A designation of a successor as Managing General Partner or the designation of an additional Managing General Partner pursuant to Section 7.3 or 7.5 shall supersede any designation or other exercise of rights pursuant to this Section 6.3B. Any action required or permitted to be taken by a corporate General Partner (or corporate general partner of a General Partner which is a partnership) hereunder may be taken by such of its proper officers or agents as it shall validly designate for such purpose.

C. In the event that (i) the Partnership is in material default of any of its obligations under the Project Documents, which default, in the reasonable judgment of the Special Limited Partner, threatens an assignment or foreclosure of any Mortgage, (ii) any General Partner or the Purchaser is in default in any material respect under any of its obligations under this

Agreement or any of the Related Agreements, (iii) a Recapture Event shall have occurred or (iv) if a sole General Partner shall Retire, the Special Limited Partner may, at its election, give notice of such default or event to the then General Partners, if any, and, (1) (in the case of a default) if such default is not cured within the Cure Period, or (2) (in the event of such Retirement or Recapture Event) promptly after the occurrence of such event, the Special Limited Partner or any Entity of which a majority of the stock or beneficial interest is owned, directly or indirectly, by the Special Limited Partner or Boston Financial, may, with the Consent of the Investor Limited Partner, elect to become an additional General Partner with all the rights and privileges of a General Partner. The Special Limited Partner shall provide the General Partners with true and correct copies of the written instruments evidencing such Consent of the Investor Limited Partner within ten days after the Special Limited Partner's receipt thereof. Upon such election by the Special Limited Partner or such Entity and such Consent, the Special Limited Partner or such Entity shall automatically become and shall be deemed a General Partner and each Partner hereby irrevocably appoints the Special Limited Partner (with full power of substitution) as the attorney-in-fact of such Partner for the purpose of executing, acknowledging, swearing to, recording and/or filing any amendment to this Agreement and the Certificate necessary or appropriate to confirm the foregoing. If the Special Limited Partner or such Entity shall become an additional General Partner as herein stated, its Interest shall not be increased thereby (except that the Special Limited Partner may assign its Interest to such Entity). In the event of the admission of the Special Limited Partner or such Entity as a General Partner pursuant to this Section 6.3, and if there are then any other General Partners, the Special Limited Partner or such Entity shall have managerial rights, authority and voting rights of 51% on any matters to be decided or voted upon by the General Partners or the Managing General Partner, as the case may be, and the rights and authority of the remaining General Partners or the Managing General Partner, as the case may be, shall be deemed equally divided among them.

D.1 The Managing General Partner is hereby designated as the Tax Matters Partner ("TMP") for the Partnership. Upon the Retirement of the Person serving as the TMP, any successor to the Interest of the TMP pursuant to the applicable provisions of this Agreement shall be designated as the successor TMP, but such designee shall not become the TMP until the designation of such Person has been approved by Consent of the Investor Limited Partner.

D.2 The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Service, and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of such counsel shall be a Partnership expense and shall be paid by the Partnership. Such counsel shall be responsible for representing the Partnership; it shall be the responsibility of the General Partners and of the Investor Limited Partner, at their own expense, to employ tax counsel to represent their respective separate interests.

D.3 The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by Section 6223(g) of the Code, and shall furnish to each Partner who so requests in writing, a copy of each notice or

other communication received by the TMP from the Service (except such notices or communications as are sent directly to such requesting Partner by the Service). All reasonable third party costs and expenses incurred by the TMP in serving as the TMP shall be Partnership expenses and shall be paid by the Partnership.

D.4 The TMP shall have no authority, without the Consent of the Investor Limited Partner, to (i) enter into a settlement agreement with the Service which purports to bind Partners other than the TMP, (ii) file a petition as contemplated in Section 6226(a) or 6228 of the Code, (iii) intervene in any action as contemplated in Section 6227(b) of the Code, (iv) file any request contemplated in Section 6227(b) of the Code, or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of the Code.

D.5 The relationship of the TMP to the Investor Limited Partner is that of a fiduciary, and the TMP hereby acknowledges its fiduciary obligation to perform its duties in such manner as will serve the best interests of the Partnership and the Investor Limited Partner.

D.6 The Partnership shall indemnify the TMP (including the officers and directors of a corporate TMP) against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably incurred by the TMP in any civil, criminal or investigative proceeding in which the TMP is involved or threatened to be involved by reason of being the TMP, provided that the TMP acted in good faith, within what it reasonably believed to be in the best interests of the Partnership or its Partners. The TMP shall not be indemnified under this provision against any liability to the Partnership or its Partners to any greater extent than the indemnification allowed by Section 6.6 of this Agreement. The indemnification provided by this subparagraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the Partners, or otherwise.

Section 6.4 Duties and Obligations of the General Partners

A. The General Partners shall use their best efforts to carry out the purposes, business and objectives of the Partnership referred to in Section 2.3, and shall devote to Partnership business such time and effort as may be necessary to (i) supervise the activities of the Management Agent, (ii) make inspections of the Project to determine if the Project is being properly maintained and that necessary repairs are being made thereto, (iii) prepare or cause to be prepared all reports of operations which are to be furnished to the Partners or which are required by any Lender or Agency, (iv) elect to defer the commencement of the credit period for all or any portion of the low-income housing tax credit allowable to the Partners under Section 42(g) of the Code, to the extent that any such deferral may be in the best economic interest of the Investor Limited Partner, (v) cause the Project to be insured against fire and other risks covered by such insurance in the maximum amount required by any Lender and/or the Agency or by good management practices, in any event in an amount equal to the full replacement value of the Improvements, (vi) obtain and keep in force during the term of the

Partnership adequate business or rental interruption and workmen's compensation insurance satisfactory to each Lender and to the Agency, (vii) obtain and keep in force during the term of the Partnership public liability insurance for the benefit of the Partnership and its Partners in amounts from time to time reasonably acceptable to the Agency and the Special Limited Partner, which amounts shall in no event be less than $5,000,000, (viii) enforce all contracts entered into for the benefit of the Partnership, (ix) construct and operate the Property in compliance with all applicable Hazardous Waste Laws, and (x) do all other things which may be reasonably necessary to manage the affairs and business of the Partnership. Further, in the event of any casualty and provided that the insurance proceeds shall be made available therefor, the General Partners shall repair any damage to the Project which was caused by such event, so as to restore the Project (as nearly as possible) to the condition and market value thereof immediately prior to such occurrence. All of the insurance policies required by this Section 6.4A shall (a) be written by insurance companies rated A or better by Best's, (b) include the Investor Limited Partner, the Affiliated Limited Partners and the Special Limited Partner as named insureds, and (c) include a provision requiring the insurance company to notify the Investor Limited Partner, the Affiliated Limited Partners and the Special Limited Partner in writing 30 days prior to the cancellation of any such policy. In addition, the General Partners shall promptly provide BFTCF or its representatives with copies of such insurance policies upon request from time to time. The General Partners shall review regularly all of the Partnership and Project insurance coverage to insure that it is adequate. In particular, the General Partners shall review at least annually the insurance coverage required by Section 6.4A(v) to insure that it is in an amount at least equal to the then current full replacement value of the Improvements.

B. Subject to the terms of the Project Documents and to the requirements of Section 42 of the Code, the General Partners shall use reasonable efforts consistent with sound management practice to cause the Project to maximize income produced by the Project, including, if necessary, seeking any necessary approvals of, and implementing, appropriate adjustments in the rent schedule of the Property.

C. The General Partners shall hold for occupancy such percentage of the apartments in the Project in such a manner as to qualify the entire Project as a "qualified low income housing project" under Section 42(g) of the Code as interpreted from time to time in regulations and rulings promulgated thereunder. The General Partners shall not take any action which would cause the termination or discontinuance of the qualification of the Project as a "qualified low income housing project" under Section 42(g) of the Code or which would cause the recapture of any low income housing tax credit under the Code without the Consent of the Investor Limited Partner.

D. The General Partners shall prepare and submit to the Secretary of the Treasury (or any other Agency designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information and shall take any and all other action required (i) to insure that the Partnership (and its Partners) will continue to qualify for the low-income housing credit described in Section 42 of the

Code for all Low Income Units in the Project and (ii) unless the Consent of the Investor Limited Partner is received to act otherwise in a particular instance, to avoid recapture of such credit for failure to comply with the requirements of Section 42 of the Code.

E. The General Partners agree that, except as provided in Article III.A hereof, neither they nor any Related Person will at any time bear the Economic Risk of Loss for payment of any Mortgage Loan. The General Partners agree that except as provided in Article III.A they will not cause any Limited Partner at any time to bear the Economic Risk of Loss for payment or performance under any Note or Mortgage; provided, however, that the Limited Partners shall be liable for the performance of their obligations set forth in this Agreement. Each Limited Partner agrees not to take any action which would cause it to bear the Economic Risk of Loss for payment of any Mortgage Loan except to the extent permitted under Article III.A.

F. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. No General Partner shall contract away the fiduciary duty owed at common law to the Limited Partners.

G. Any Affiliate of a General Partner rendering services to the Partnership must comply with the requirements as to experience of such Affiliate contained in Section II.A of the NASAA Guidelines.

H. The General Partners shall (i) not store (except in compliance with applicable Hazardous Waste Laws) or dispose of any Hazardous Material at the Project, or at or on any other Facility or Vessel owned, occupied, or operated either by any General Partner, any Affiliate of a General Partner, or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible; (ii) neither directly nor indirectly transport or arrange for the transport of any Hazardous Material (except in compliance with applicable Hazardous Waste Laws); (iii) provide the Limited Partners with written notice (x) upon any General Partner's obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Material at or from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, any Affiliate of a General Partner or any Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; (y) upon any General Partner's receipt of any notice to such effect from any Federal, state, or other governmental authority; and (z) upon any General Partner's obtaining knowledge of any incurrence of any expense or loss by any such governmental authority in connection with the assessment, containment, or removal of any Hazardous Material for which expense or loss any General Partner may be liable or for which expense or loss a lien may be imposed on the Project.

I. The General Partners shall establish a reserve account for capital replacements, which account shall be funded by monthly deposits of $150 per year per apartment unit (or such lesser amount as shall be (a) necessary for

any month to maintain the reserve account balance at $173,077 or (b) otherwise approved in writing by the Special Limited Partner from time to time) commencing on the Completion Date. Withdrawals from such reserve shall be utilized solely to fund capital repairs and improvements deemed necessary by the General Partners. The General Partners shall permit the Project to be inspected at reasonable intervals by the Special Limited Partner or its agents, and shall cause the Partnership to apply funds in the aforesaid replacement reserve account to make all repairs and replacements of which the General Partners shall be notified by the Special Limited Partner or its agent in writing to be appropriate to maintain the Project in good condition in accordance with prudent and customary practices for projects similar to the Project. Any dispute between the General Partners and the Special Limited Partner as to the nature or extent of such repairs or replacements shall be resolved by the determination of a professional engineer licensed in the State, doing business in Fayetteville or Little Rock, Arkansas and experienced in determining the need for repairs and replacements to projects similar to the Project. In the event of a dispute, the Special Limited Partner shall give notice to the General Partners proposing at least three engineers meeting the aforesaid qualifications and selecting one, which selection shall govern unless, within 10 days after such notice is given, the General Partners shall give notice selecting a different engineer from among those proposed by the Special Limited Partner, in which case the selection by the General Partners shall govern. The fees and expenses of the engineer, up to a maximum of $5,000 for the resolution of a particular dispute, shall be paid by the Partnership for no more than one dispute arising in each calendar year; all other fees and expenses of the engineer shall be paid for by the Special Limited Partner.

J. If requested to do so by the Investor Limited Partner at any time after the completion of the fourteenth year of the compliance period (as defined in Section 42(i)(1) of the Code), the General Partners shall submit a written request to the applicable housing credit agency of the State to find a Person to acquire the Partnership's interest in the Project and/or take such other action permitted or required by the Code as the Investor Limited Partner may reasonably request to effect a sale of the Project or to terminate the extended use commitment of Section 42(h)(6)(B) of the Code.

Section 6.5 Representations and Warranties; Certain Indemnities

A. The General Partners hereby jointly and severally represent and warrant to the Investor Limited Partner that the following are true as of the date hereof and will be true on the due date for the Second Installment (except for Sections 6.5A(xii), 6.5A(xiv) and 6.5A(xv), which are continuing representations):

(i) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all recording requirements with each proper governmental authority necessary to establish the limited liability of the Limited Partners as provided herein.

(ii) No litigation or proceeding against the Partnership, any General Partner, the Builder, the Developer or the Guarantors, nor any other litigation or proceeding directly affecting the Project, is pending before any court, administrative agency or other governmental authority which would, if adversely determined, have a material adverse effect on the Partnership, any General Partner, the Builder, the Developer, the Guarantors or their respective businesses or operations, except for such matters as to which the likelihood of such a determination adverse to the Partnership is, in the opinion of Partnership Counsel or other counsel acceptable to the Investor Limited Partner, remote.

(iii) (a) No default by any General Partner or Guarantor, any Affiliate thereof having any relationship with the Project, or the Partnership, in any material respect has occurred or is continuing (nor has there occurred any continuing event which, with the giving of notice or the passage of time or both, would constitute such a default in any material respect) under any of the Project Documents.

(b) Project Documents are in full force and effect (except to the extent fully performed in accordance with their respective terms).

(c) All replacement reserves are fully funded to the extent required by the Project Documents and this Agreement (provided, however, that this representation shall not be deemed to apply to the First Installment).

(d) No failure or refusal of the Lender to make any advance under the Loan Agreement has occurred and is continuing.

(iv) No Partner or Related Person bears the Economic Risk of Loss with respect to the indebtedness evidenced by any Note and secured by any Mortgage, except as permitted by Article III.A.

(v) All building, zoning and other applicable certificates, permits and licenses necessary to permit the construction, rehabilitation, repair, use, occupancy and operation of the Project have been obtained (other than prior to completion of the Project or a specified portion thereof, such as will be issued only after the completion of the Project or such specified portion thereof) and neither the Partnership nor the General Partners has received any notice or has any knowledge of any violation with respect to the Project of any law, rule, regulation, order or decree of any governmental authority having jurisdiction which would have a material adverse effect on the Project or the construction, use or occupancy thereof, except for violations which have been cured and notices or citations which have been withdrawn or set aside by the issuing agency or by an order of a court of competent jurisdiction.

(vi) The Partnership owns the fee simple interest in the Property and has good and marketable title thereto, free and clear of any liens, charges or encumbrances other than the Mortgage Loan, matters set forth in the Title Policy delivered at Investment Closing, encumbrances the Partnership is permitted to create under Sections 2.4 and 6.1, and

mechanics' or other liens which have been bonded or insured against in such a manner as to preclude the holder of such lien or such surety or insurer from having any recourse to the Property or the Partnership for payment of any debt secured thereby. None of the liens, charges, encumbrances or exceptions set forth in the Title Policy delivered at Investment Closing has or will have a material adverse effect upon the construction or operation of the Project.

(vii) The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken or to be made or taken, pertaining to the Partnership or the Property by any General Partner or Affiliate thereof which is a corporation or limited liability company have been or will be duly authorized by all necessary corporate or other action, and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the organizational documents of any such entity or any agreement by which any such entity or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree. Each such entity is duly organized and validly existing under the law of the state of its formation.

(viii) No General Partner is in default in any material respect in the observance or performance of any provision of this Agreement to be observed or performed by such General Partner.

(ix) The Related Agreements are in full force and effect and no default by any party thereto (other than BFTCF or its Affiliates) has occurred or is continuing thereunder (nor has there occurred any event which, with the giving of notice or the passage of time, or both, would constitute such a default in any material respect thereunder).

(x) No Event of Bankruptcy has occurred and is continuing with respect to the Partnership, any General Partner, the Developer, the Purchaser or the Guarantors, and the Guarantors have a net worth on the Admission Date of at least $5,000,000.

(xi) The entire Project will qualify, or on and after the Completion Date qualifies, as a "qualified low-income housing project" under Section 42(g) of the Code and all Low Income Units in the Project qualify as "low income" apartment units under Section 42 of the Code.

(xii) The General Partners satisfy the Designated Net Worth Standard.

(xiii) All tax returns, financial statements, Forms K-1 and reports due under Sections 12.1B. and 12.1E. have been properly filed and/or transmitted, as applicable.

(xiv) The Managing General Partner or its Affiliates has at least two years' relevant real estate or other experience demonstrating the knowledge and experience to acquire and manage assets such as the Project, and has a financial condition commensurate with any financial

obligations assumed in the operation of the Partnership (at minimum, an aggregate financial net worth, exclusive of home, automobile and home furnishings, of the greater of either $50,000 or an amount at least equal to 5% of the gross amount of all offerings sold by such General Partner within the prior twelve months plus 5% of the gross amount of the Capital Contribution of the Investor Limited Partner, to an aggregate maximum net worth of $1,000,000), except that the foregoing requirements with respect to net worth shall not apply where the Managing General Partner is a non-profit organization or an Affiliate thereof.

(xv) Any Affiliate of a General Partner rendering services to the Partnership shall have not less than four years' relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(xvi) No General Partner, Affiliate of a General Partner or Person for whose conduct any General Partner is or was responsible has ever: (i) owned, occupied, or operated a Facility or Vessel on which any Hazardous Material was or is stored, transported, or disposed of (except if such storage, transport or disposition was or is at all times in compliance with applicable Hazardous Waste Laws); (ii) directly or indirectly transported, or arranged for transport, of any Hazardous Material (except if such transport was or is at all times in compliance with applicable Hazardous Waste Laws); (iii) caused or was legally responsible for any release or threat of release of any Hazardous Material; (iv) received notification from any Federal, state or other governmental authority of (x) any potential, known, or threat of release of any Hazardous Material from the Project or any other Facility or Vessel owned, occupied, or operated by any General Partner, Affiliate of a General Partner, or Person for whose conduct any General Partner or Affiliate of a General Partner is or was responsible or whose liability may result in a lien on the Project; or (y) the incurrence of any expense or loss by any such governmental authority or by any other Person in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from the Project or any such Facility or Vessel.

(xvii) To the best of the General Partners' knowledge, no Hazardous Material was ever or is now stored on, transported or disposed of on the Land (except to the extent any such storage, transport or disposition was at all times in compliance with all Hazardous Waste Laws).

(xviii) The amount of the Annual Credit (as defined in Section 5.1B(iii)) shall be at least **$579,853.**

(xix) The Partnership's basis in the Project as of the Admission Date is greater than 10% of the Partnership's reasonably expected basis in the Project as of December 31, 1995.

B. The General Partners jointly and severally agree to promptly indemnify, defend and hold harmless the Partnership and the Investor and Special Limited Partners from and against any and all claims, losses, damages

and liabilities (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) which the Partnership and the Investor or Special Limited Partners may incur by reason of any liabilities to which either the Partnership or the Project is subject at the Admission Date; provided, however, that the foregoing indemnification shall not apply to the Mortgage, necessary contractual obligations normally incurred pursuant to the Commitments in connection with the operation of the Property, or to acts for which the General Partners are entitled to indemnification under Section 6.6.

C. The General Partners jointly and severally agree promptly to indemnify, defend, and hold harmless the Partnership and the Investor and Special Limited Partners from and against any claim, loss, damage or liability (as well as from and against any and all attorneys' fees and other costs and expenses incurred in connection therewith) on account of the presence or escape of any Hazardous Material at or from the Property (or at any other location). If the General Partners are not diligently and in good faith defending the Investor and Special Limited Partners against any claim, loss, damage or liability described in the immediately preceding sentence, then such claim, loss, damage or liability may be defended, compromised, settled, or pursued by the Investor or Special Limited Partners with counsel of the Investor or Special Limited Partners' selection, but at the expense of General Partners. Notwithstanding anything else set forth in this Agreement, this indemnification shall survive the withdrawal of any General Partner and/or the termination of this Agreement.

Section 6.6 Indemnification

Each General Partner (including any Retired General Partner) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by him or it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or any of its "Designated Affiliates" (as such term is defined in Section 6.7B.) and were the result of a course of conduct which the General Partners, in good faith, determined was in the best interest of the Partnership. Any indemnity under this Section 6.6 shall be provided out of and to the extent of Partnership assets only, and no Limited Partner shall have any personal liability on account thereof; provided, however, that no indemnification shall be provided for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification in connection with a settlement which was so approved, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Missouri

Securities Division and any other state securities administrator whose rules or published policies require such disclosure with respect to the issue of indemnification for securities law violations.

The Partnership shall not incur that cost of that portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

Section 6.7 Liability of General Partners to Limited Partners

A. No General Partner or Designated Affiliate (as defined in Section 6.7B) shall be liable, responsible or accountable for damages or otherwise to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of such General Partner or Designated Affiliate if that General Partner or Designated Affiliate, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct on the part of that General Partner or Designated Affiliate.

B. As used in Sections 6.6 and 6.7, a "Designated Affiliate" is any Person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with any General Partner, (2) owns or controls 10% or more of the outstanding voting securities of any General Partner, (3) is an officer, director, partner or trustee of any General Partner, or (4) if any General Partner is an officer, director, partner or trustee, of any company for which the General Partner acts in any such capacity.

Section 6.8 Certain Obligations of the Developer

A. The Partnership has entered into an agreement with the Developer pursuant to which the Developer is obligated to complete the construction of the Improvements and to pay certain development costs and other expenses as set forth in the Development Agreement.

B. The Developer has also agreed to deposit certain funds with the Escrow Agent in accordance with the Escrow Agreement. Funds held by the Escrow Agent shall be invested and disbursed in the manner and for the purposes set forth in the Escrow Agreement.

C. The undertakings of the Developer set forth in the Development Agreement and the Escrow Agreement are made for the benefit of the Partnership and the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or the Development Agreement or any rights thereunder.

D. The General Partners hereby unconditionally jointly and severally guarantee to the Partnership and the Investor Limited Partners the due and punctual performance of all obligations of the Developer under the Development Agreement. The General Partners hereby agree that their obligations hereunder shall constitute a guaranty of payment and not of collection and shall be

unconditional irrespective of the regularity or enforceability of this Agreement or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor or any other circumstances which might otherwise limit the recourse to the General Partners. The undertakings of the General Partners set forth in this Section 6.8 and in Section 6.9 are made for the benefit of the Partners and shall not inure to the benefit of any creditor of the Partnership other than a Partner, notwithstanding any pledge or assignment by the Partnership of this Agreement or any rights hereunder.

Section 6.9 <u>Obligation to Provide for Project Expenses</u>

A. The General Partners agree that if the Partnership requires funds to (i) discharge Project Expenses (other than to make payments to Partners, payments of any outstanding Project Expense Loans or other obligations herein provided to be payable solely out of Cash Flow or distributions of proceeds from a Capital Transaction) during or in respect of the period commencing on the Admission Date and ending five years after the Development Obligation Date or (ii) assure maintenance by the Partnership of Surplus Cash of at least $1.00 at all times during such period, the General Partners shall furnish to the Partnership the funds required. (Except for amounts applied in accordance with Section 12.1C, any amounts applied to the payment of Project Expenses pursuant to Section 5(b) of the Escrow Agreement shall be deemed to have been applied on behalf of the General Partners in accordance with the foregoing obligation.) Amounts so furnished to fund Project Expenses incurred prior to the Development Obligation Date shall be deemed Special Capital Contributions; amounts furnished to fund Project Expenses incurred on or after the Development Obligation Date shall constitute Project Expense Loans. Notwithstanding the foregoing, however, the General Partners shall not be obligated to make Project Expense Loans under this Section 6.9A. to the extent that the outstanding aggregate principal amount of such loans would exceed **$403,846**. Any such Project Expense Loans shall be repayable only as provided in Article X. The obligations of the General Partners under this Section 6.9A in respect of the period prior to the Development Obligation Date are hereby unconditionally guaranteed by the Developer.

B. Commencing on the fifth anniversary of the Development Obligation Date, the General Partners shall be obligated to make working capital advances to the Partnership when and as needed, except that the General Partners shall not be obligated to make further advances under this Section 6.9B to the extent that the aggregate outstanding balance of such advances shall exceed **$86,538**. Advances made pursuant to this Section 6.9B shall not bear interest and may be repaid from available funds of the Partnership.

Section 6.10 <u>Certain Payments to the General Partners and Affiliates</u>

A. For its services in connection with the development of the Property and the supervision to completion of the construction of the Improvements and as reimbursement for Development Advances, the Developer shall be entitled to receive the amounts set forth in the Development Agreement.

B. All of the Partnership's expenses shall be billed directly to, and paid by, the Partnership to the extent practicable. Subject to the terms of this Agreement, including without limitation Section 6.10C., reimbursements to a General Partner or any of its Affiliates by the Partnership shall be allowed as provided in this 6.10B. for the lower of (a) actual cost to the General Partners or any of their Affiliates of the Partnership's actual operating cash expenses or (b) the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographical location, including the following general functions of the Partnership:

(i) Partnership operations, which shall include without limitation the following: implementation of Partnership investment policies, implementation of periodic physical inspections and informal market surveys; direction and review of work of managers, contractors and leasing agents; payment of fees and expenses to independent contractors, mortgage brokers, brokers, leasing agents, consultants, insurance brokers, and other agents; implementation and review of reserves and working capital and recommendations with respect to changes thereto; preparation, presentation, and implementation of cash distribution decisions; financial analysis; preparation of Partnership status reports; initiation and implementation of any other positive action necessary to optimize the potential benefits for the Partnership; payment of any and all liabilities, losses, judgments, expenses (including attorneys' fees and disbursements) and amounts paid in settlement of claims arising from any claims for personal injury, property damage, wrongful death and other risks arising out of the business of the Partnership; supervision and expenses of professionals employed by the Partnership in connection with any of the above, including attorneys, accountants, and appraisers; initiation and analysis of recommendations to sell the Project on acceptable terms of sale; and payment of audit and other fees;

(ii) Partnership accounting, which shall include without limitation the following: preparation and documentation of Partnership accounting and audits; preparation and documentation of budgets, economic surveys, projections of Cash Flow, profits and losses, tax credits and working capital requirements; preparation of regulatory and tax reports; costs of any computer equipment or services used for or by the Partnership; costs of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

(iii) legal services, which shall include without limitation the following: expenses of revising and amending this Agreement or converting, modifying, or terminating the Partnership or this Agreement; monitoring litigation, if any; costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation, or other proceeding conducted therewith, subject to the provisions of Section 6.6; and costs of qualifying or licensing the Partnership;

(iv) tax services, which shall include without limitation the following: tax planning for the Partnership; preparation and documentation

of Partnership Federal, state and local tax returns; review of tax projections;

(v) computer services, which shall include without limitation the following: costs of any computer equipment or services used for or by the Partnership, including processing of accounting records relating to the Partnership;

(vi) risk management, which shall include without limitation the following: inspection services, special consultant fees, premiums, loss adjustments, and any other expenses of insurance required in connection with the business of the Partnership; and

(vii) any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership.

C. None of the General Partners, the Affiliated Limited Partners or any of their Affiliates shall be entitled to any compensation, fees or profits from the Partnership in connection with the acquisition, construction, development or rent-up of the Land or Improvements or for the administration of the Partnership's business or otherwise, except for (i) payments provided for or referred to in Sections 2.4(v) or 6.10A, (ii) payments of the Management Fee and Incentive Management Fee referred to in Article XI, (iii) fees and distributions under Article X and (iv) such other fees and distributions as may be permitted to be paid by the Lender or the Agency out of the proceeds of any Mortgage Loan.

Section 6.11 Joint and Several Obligations

All obligations of the General Partners hereunder are joint and several obligations of the General Partners, except as herein expressly provided to the contrary.

Section 6.12 Grant of Security Interest

In order to secure the performance by the General Partners and the Developer of their obligations to the Investor Limited Partner under this Agreement and all other agreements or instruments delivered concurrently herewith, the General Partners and the Developer hereby assign to the Investor Limited Partner all amounts otherwise payable to the General Partners and the Developer under this Agreement and the Development Agreement (as fees, distributions or otherwise), which assignment shall be deemed a grant of a security interest. The General Partners and the Developer hereby represent and warrant to the Investor Limited Partner that the security interest granted hereunder is and shall remain a perfected security interest (subordinate only to any security interest in favor of the Lender) in the collateral herein described. At the request of the Investor Limited Partner, the General Partners and the Developer shall execute such documents and take such other actions as may be necessary or appropriate in the discretion of the Investor Limited Partner to further evidence and perfect the security interest granted hereby.

ARTICLE VII

Withdrawal of a General Partner; New General Partners

Section 7.1 Voluntary Withdrawal

A. Except as effected under Section 6.12, no General Partner shall have the right to withdraw or Retire voluntarily from the Partnership or sell, assign or encumber his Interest without the Consent of the Investor Limited Partner and, if required, any Requisite Approvals.

B. Notwithstanding the foregoing, a General Partner may at any time propose to the Investor Limited Partner a Person to serve as such General Partner's successor or if at such time there be more than one General Partner, to serve as a successor to one or more of the General Partners desiring to withdraw. If the Investor Limited Partner has consented thereto or if, pursuant to Section 7.5, such a consent is not required, and any Requisite Approvals are obtained to such withdrawal and the admission of such successor, all Partners hereby agree, subject to the provisions of Section 7.5, that this Agreement and the Certificate shall be appropriately amended to effect such withdrawal and admission.

Section 7.2 Obligation to Continue

In the event of the Retirement of any General Partner, the remaining General Partners, if any, and any successor General Partner shall have the obligation to elect to continue the business of the Partnership employing its assets and name, all as contemplated by the laws of the State. The rights provided for in Section 7.5 may be exercised concurrently with any such continuance. Within ten (10) days after the occurrence of such Retirement, the remaining General Partners, if any, shall notify the Investor Limited Partner thereof.

Section 7.3 Successor General Partner

A. Upon the occurrence of any Retirement, the remaining General Partners may designate a Person to become a successor General Partner to the Retired General Partner. Except as provided in Section 7.5 and subject to the provisions of Section 7.5, any Person so designated, subject to any Requisite Approvals and the Consent of the Investor Limited Partner, the consent of any other Partner so required, shall become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

B. If any Retirement shall occur at a time when there is no remaining General Partner and no successor General Partner is to be admitted pursuant to Section 7.3A, then the Investor Limited Partner shall have the right, subject to any Requisite Approvals and the provisions of Sections 6.3C and 7.5, to designate a Person to become a successor General Partner upon his written agreement to be bound by each Mortgage and any other documents required in connection therewith and by the provisions of this Agreement.

C. If the Investor Limited Partner elects to reconstitute the Partnership and admit a successor General Partner pursuant to this Section 7.3, the relationship of the Partners in the reconstituted Partnership shall be governed by this Agreement.

D. If any successor General Partner is to be the Managing General Partner, then such successor General Partner shall meet the requirements of Section 6.5A(xiv).

Section 7.4 Interest of Predecessor General Partner

A. Except as provided in Section 7.3A, no assignee or transferee of all or any part of the Interest as a General Partner of a General Partner shall have any automatic right to become a General Partner. Until the acquisition of the Interest of a Retiring General Partner pursuant to Section 7.4D or 7.8, such Interest shall be deemed to be that of an assignee and the holder thereof shall be entitled only to such rights as an assignee may have as such under the laws of the State.

B. Anything herein contained to the contrary notwithstanding, any General Partner who withdraws voluntarily in violation of Section 7.1 shall remain liable for all of his obligations under this Agreement, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of his withdrawal and for any loss or damage which the Partnership or any of its Partners may incur as a result of such withdrawal (except as provided in Section 6.7), except for any loss or damage attributable to the default, negligence or misconduct of a successor General Partner admitted in his place under this Agreement.

C. The estate (which term, for purposes of this Section 7.4C., shall include the heirs, distributees, estate, executors, administrators, guardian, committee, trustee or other personal representative) of a Retired General Partner shall be liable for all his liabilities and obligations hereunder, except as provided in this Section 7.4C. In the event of the death, insanity or incompetency of a General Partner, his estate shall remain liable for his obligations under Sections 6.8 and 6.9, for all his other obligations and liabilities hereunder incurred or accrued prior to the date of such event, and for any damages arising out of any breach of this Agreement by him, but his estate shall not have any obligation or liability on account of the business of the Partnership or the activities of the other General Partners after his death, insanity or incompetency unless it becomes a General Partner pursuant to Section 7.3A.

D. The disposition of the General Partner Interest of a General Partner who or which Retires voluntarily in compliance with this Agreement shall be accomplished in such manner as shall be acceptable to the remaining General Partners and shall be approved by Consent of the Investor Limited Partner. Except as provided in the preceding sentence, upon the Retirement of a General Partner (other than a General Partner who or which is removed as such pursuant to Section 4.7), such Retiring General Partner shall be deemed to have automatically transferred to the remaining General Partners, in proportion to their respective General Partner Interests, or, if there shall be no remaining

General Partner, then to the Partnership for the benefit of the remaining Partners, all or such portion of the General Partner Interest of such Retiring General Partner which, when aggregated with the existing General Partner Interests of all such remaining General Partners, will be sufficient to assure such remaining General Partners a 1% interest in all profits, losses, credits and distributions of the Partnership under Article X. No documentation shall be necessary to effectuate such transfer, which shall be automatic, and no consideration shall be payable therefor. For the purposes of Article X, the effective date of the transfer pursuant to the provisions of this Section 7.4D of the General Partner Interest of a Retired General Partner shall be deemed to be the date on which such Retirement occurs. That portion of the General Partner Interest (the "Remaining Interest") of the Retiring General Partner which shall not have been transferred pursuant to this Section 7.4D shall be (i) purchased by the Partnership in accordance with the provisions of Section 7.8 in the case of a General Partner who or which Retires in violation of Section 7.1 hereof and (ii) in all other cases (except a removed General Partner), shall be retained by such Retiring General Partner (or pass to the legal representatives thereof) who or which shall have the status of a Special Limited Partner, but with the right to receive only that share of the profits, losses, credits and distributions of the Partnership to which the Retiring General Partner, as such, would have been entitled had he or it remained, reduced to the extent of the General Partner Interest transferred hereunder, but such Retiring Partner (or his or its legal representatives, as the case may be) shall not be considered to be a Special Limited Partner for the purpose of exercising any rights reserved to the Special Limited Partner under this Agreement or sharing the benefits allocated to the Special Limited Partner under Article X hereof and shall not participate in the votes or consents of the Limited Partners hereunder; provided, however, that in the case of a General Partner who or which Retires involuntarily without violation of this Agreement, the Partnership shall have the option (but not the obligation), exercisable by notice to the holder of such Interest within six months following the date of such Retirement, to acquire the Remaining Interest of such Retiring General Partner (or the Special Limited Partner Interest deriving therefrom) in accordance with the valuation and payment provisions of Section 7.8.

Section 7.5 Event of Bankruptcy as to a General Partner; Removal of a General Partner and Transfer of Its Interest

A. If an Event of Bankruptcy shall have occurred as to a General Partner (an Event of Bankruptcy as to all General Partners shall be deemed to have occurred if an Event of Bankruptcy shall occur as to any Guarantor unless the Guarantor's Event of Bankruptcy occurs after the Development Obligation Date and, within 30 days after the occurrence of such Event of Bankruptcy, the obligations of such Guarantor under the Purchase Agreement are assumed on a joint and several basis by one or more replacement Guarantors who together at such time have (as shown on AICPA reviewed financial statements if so requested by the Special Limited Partner) a net worth of at least $1,500,000 and financial liquidity of at least $500,000, in each case exclusive of homes and home furnishings), the Special Limited Partner may (i) replace such General Partner with a successor general partner (the "Successor") willing to

serve as a General Partner and reallocate to the Successor (and the bankrupt General Partner hereby assigns to the Successor in such event) the interest of the bankrupt General Partner in profits, losses, credits, Cash Flow and net cash proceeds of a Capital Transaction (provided, however, that in no event shall any fees which are earned be so reallocated), or (ii) add an additional General Partner willing to serve as such with such of the powers of the bankrupt General Partner hereunder as the Special Limited Partner may designate and make a similar reallocation to that contemplated by the foregoing clause (i), which the bankrupt General Partner hereby ratifies in such event. Upon the selection of the Successor as aforesaid and his admission as a General Partner, the bankrupt General Partner shall not have any further rights, powers, liabilities or obligations under this Agreement and/or in respect of the Project, provided, however, that the bankrupt General Partner shall continue to be responsible for (1) any loss caused by the nonperformance of its obligations under this Agreement and/or in respect of the Project to be performed prior to the Development Obligation Date and (2) the furnishing of any funds required to be furnished by it under Sections 6.8 and 6.9 (any such sums advanced by the bankrupt General Partner pursuant to this clause (2) shall be deemed to be Development Advances except to the extent treated as Project Expense Loans or Special Capital Contributions pursuant to Section 6.9). If all or any part of the General Partner Interest of a General Partner is reallocated pursuant to this Section 7.5, such General Partner shall be entitled to receive the fair market value of the Interest (or portion thereof) so reallocated; such fair market value shall be determined and paid in accordance with Section 7.8. No exercise of rights pursuant to this Section 7.5 need be delayed pending determination of such value.

B. From and after the date of the occurrence of an Event of Bankruptcy as to any General Partner, the Developer or the Purchaser or any Guarantor referred to in the Purchase Agreement, the obligation of the Investor Limited Partner to pay the Installments shall be suspended, and such obligation shall be reinstated only when such Event of Bankruptcy shall have been cured in a manner approved in writing by the Investor Limited Partner.

C. Each Partner (including any General Partner removed as aforesaid) hereby irrevocably nominates and appoints the Special Limited Partner and each of its officers, with full power of substitution, as the attorney-in-fact of such Partner, in his name, place and stead, to make, execute and deliver any and all amendments to this Agreement, the Certificate, business certificates and instruments of like tenor which may be necessary or appropriate to give effect to the provisions of this Section 7.5.

D. Inasmuch as the interests of the Partners under this Agreement depend on the continuing existence of viable General Partners willing and able to perform the functions of the General Partners under this Agreement, the rights of, and payments to, the General Partners have been agreed on in consideration, among other things, of the agreement and ability of the General Partners to perform such functions, and the inclusion of this Section 7.5 in this Agreement has been a material inducement to the Investor Limited Partner to enter into this Agreement. Each Partner hereby ratifies and confirms any action authorized by the provisions of this Section 7.5.

Section 7.6 <u>Designation of New General Partners</u>

The General Partners may, with the written consent of the Investor and Special Limited Partners, at any time designate new General Partners, each with such Interest as a General Partner in the Partnership as the General Partners may specify, subject to any Requisite Approvals.

Any new General Partner shall, as a condition of receiving any interest in the Partnership property, agree to be bound by the Project Documents and any other documents required in connection therewith and by the provisions of this Agreement, to the same extent and on the same terms as any other General Partner.

Section 7.7 <u>Amendment of Certificate; Approval of Certain Events</u>

Upon the admission of a new General Partner pursuant to the preceding provisions of this Article VII, the Schedule shall be amended to reflect such admission and an amendment to the Certificate, also reflecting such admission, shall be filed as required by the Uniform Act.

Each Partner hereby consents to and authorizes any admission or substitution of a General Partner or any other transaction, including, without limitation, the continuation of the Partnership business, which has been authorized under the provisions of this Agreement, and hereby ratifies and confirms each amendment of this Agreement necessary or appropriate to give effect to any such transaction.

Section 7.8. <u>Valuation and Sale of Interest of Former General Partner</u>

A. Subject to the provisions of Section 7.4D, if the business of the Partnership is continued after the Retirement of a General Partner, or if, following such event, the Partnership is reconstituted, in each case as contemplated by this Agreement, the Partnership shall purchase such General Partner's Interest (which term, and words of like import, as used in this Section 7.8 shall refer only to the "Remaining Interest" of such Retiring General Partner as defined in Section 7.4D in all cases where applicable and shall not include the rights of the Retiring General Partner (or rights of its Affiliates) to brokerage commissions as set forth in Article III.E and its rights to purchase the Project or interests therein as set forth in Article III.F (the "Broker/Purchase Rights")) for a price equal to the fair market value thereof. Such fair market value shall be determined based on the "capitalization of income" appraisal method by two independent appraisers, one selected by the former General Partner or its representative and one by the Partnership. If such appraisers are unable to agree on the value of the former General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The appraisers may act with or without a hearing, and the cost of the appraisal will be shared equally between such former General Partner and the Partnership. Notwithstanding the foregoing, if a General Partner is removed by the Investor Limited Partner for cause, or if a General Partner has voluntarily withdrawn from the Partnership in contravention of the terms of this Agreement, the purchase price paid to such General Partner for its

Interest shall be reduced by an amount determined by an arbitrator mutually agreeable to counsel to the Partnership and counsel for the General Partner to adequately compensate the Partnership for the action of such General Partner leading to its removal, or for the fact of its violation of the terms of this Agreement.

B. Promptly after the determination of the purchase price of a former General Partner's Interest pursuant to Section 7.8A., the Partnership shall deliver to such former General Partner a promissory note of the Partnership for such purchase price, payable in four equal consecutive annual installments commencing on the first anniversary of the date of such note. Such promissory note shall bear simple interest at the rate per annum which is at all times equal to the lesser of the maximum rate permitted by law or one percentage point over the Designated Prime Rate, payable on the last day of each calendar quarter during which such note is outstanding, and shall be secured by a pledge to the former General Partner of its entire Partnership interest, the Partnership shall extend the term of the Management Agreement with the then existing Management Agent to the date on which the Project is sold or the Partnership is liquidated, whichever is earlier (subject, however, to the termination provisions set forth in Article XI.A hereof) and the Broker/Purchase Rights shall remain in effect; provided, however, that if such note is delivered following a Retirement of a General Partner which is voluntary on its part in violation of this Agreement or a removal for cause, then (i) such note shall not be secured, (ii) the principal and interest payable to the withdrawing General Partner shall be limited in amount and date of payment to distributions which such withdrawing General Partner would have received under this Agreement had it not withdrawn and interest shall accrue at one percentage point below the Designated Prime Rate, (iii) no extension of the term of the Management Agreement shall be permitted, and (iv) the Broker/Purchase Rights shall terminate. Within 120 days after the determination of the purchase price of the former General Partner's Interest, the Partnership may, with the consent of all remaining General Partners and the Consent of the Investor Limited Partner, sell such Interest to one or more Persons, who may be Affiliates of the remaining General Partner or General Partners, and admit such Person or Persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Interest of the former General Partner shall not be less than its purchase price as determined by the appraisal and, if applicable, arbitration described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above in this Section 7.8B.

ARTICLE VIII

Transfer of Limited Partner Interests

Section 8.1 Right to Assign

Except as restricted in this Article VIII or by operation of law, each Limited Partner shall have the right to assign his Interest in the Partnership, or in the capital, assets or property of the Partnership, or enter

into any agreement as a result of which any Person shall become interested with him in the Partnership, without the written consent of the General Partners. Notwithstanding the foregoing, in no event shall any assignee of a Limited Partner have any right to become a Substitute Limited Partner without compliance with all applicable provisions of this Article VIII.

Section 8.2 Restrictions

A. No sale or exchange of the Interest of any Person as a Limited Partner shall be made if such sale or exchange would violate Section 13.1, except a sale pursuant to the Purchase Agreement.

B. In no event shall all or any part of a Limited Partner's Interest be assigned or transferred to a minor or to an incompetent.

C. The General Partners may require as a condition of any assignment of any Interest that the assignor assume all costs incurred by the Partnership in connection therewith.

D. Any assignment in contravention of any of the provisions of Section 8.1 or this Section 8.2 shall be void and ineffectual and shall not bind, or be recognized by, the Partnership.

Section 8.3 Substitute Limited Partners

No Limited Partner shall have the right to substitute an assignee as a Limited Partner in his place. The General Partners, however, may in their exclusive discretion permit any such assignee to become a Substitute Limited Partner and any such permission by the General Partners shall be binding and conclusive without the consent or approval of any other Person, except, if required, any Requisite Approvals. Any Substitute Limited Partner shall, as a condition of receiving any interest in the Partnership assets, agree to be bound (to the same extent as his assignor was bound) by the Project Documents and by the provisions of this Agreement.

Upon the admission of a Substitute Limited Partner, the Schedule shall be amended to reflect the name and address of such Substitute Limited Partner and to eliminate the name and address of his assignor and, if necessary, an amendment to the Certificate reflecting such admission shall be filed in accordance with the Uniform Act at least once each calendar quarter during which a Substitute Limited Partner is admitted, in order to effect the substitution thereof. Each Substitute Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement.

Section 8.4 Assignees

In the event of the decease or incapacity of any Limited Partner, his legal representatives shall have such rights as are afforded them by the Uniform Act. The death of a Limited Partner shall not dissolve the Partnership.

An assignee of a Limited Partner who does not become a Substitute Limited Partner in accordance with Section 8.3 shall, if such assignment is in compliance with the terms of this Agreement, have the right to receive the same share of profits, losses and distributions of the Partnership to which the assigning Limited Partner would have been entitled if no such assignment had been made by such Limited Partner.

Any Limited Partner who shall assign all his Interest shall cease to be a Limited Partner of the Partnership, and shall no longer have any rights or privileges or obligations of a Limited Partner except that, unless and until the assignee of such Limited Partner is admitted to the Partnership as a Substitute Limited Partner in accordance with Section 8.3, said assigning Limited Partner shall retain the statutory rights and be subject to the statutory obligations of an assignor limited partner under the Uniform Act as well as the obligation to make the Capital Contributions attributable to the Interest in question, if any portion thereof remains unpaid.

In the event of any assignment of a Limited Partner's Interest as a Limited Partner, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment; such instrument must evidence the written acceptance of the assignee to all the terms and provisions of this Agreement; and if such an instrument is not so filed, the Partnership need not recognize any such assignment for any purpose.

In the case of any assignment of a Limited Partner's Interest as a Limited Partner, where the assignee does not become a Substitute Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

An assignee of a Limited Partner's Interest as a Limited Partner who does not become a Substitute Limited Partner as provided in Section 8.3 and who desires to make a further assignment of his Interest shall be subject to the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Interest.

ARTICLE IX

Loans

A. All Partnership borrowings shall be subject to the restrictions of Section 6.1, this Article, the Project Documents and the Regulations. To the extent borrowings are permitted, they may be made from any source, including Partners and Affiliates; provided, however, that (except for the Interim Loan) borrowings may not be made from any Investment General Partner or Affiliates thereof. The Partnership may accept Development Advances as and when permitted pursuant to Section 6.8, and may issue instruments evidencing Project Expense Loans pursuant to Section 6.9.

B. If any Partner shall lend any monies to the Partnership in addition to the Interim Loan, any such loan shall be unsecured and the amount of any

such loan shall not be an increase of his Capital Contribution. Until such time as the General Partners and the Developer shall have performed fully their obligations to furnish funds pursuant to Sections 6.8 and 6.9 hereof and pursuant to the Development Agreement, any loan from a General Partner or an Affiliate of a General Partner shall be an obligation of the Partnership to the Partner or Affiliate only if it constitutes a borrowing permitted by Section 6.8 or 6.9 or pursuant to the Development Agreement and shall be repayable as therein provided. Subject to the preceding sentence, any loans to the Partnership by a General Partner or an Affiliate of a General Partner may be made on such terms and conditions as may be agreed on by the Partnership, consistent with good business practices.

C. Notwithstanding the preceding provisions, the Partnership shall not borrow any funds from a general partner of a Limited Partner or an Affiliate of a general partner of a Limited Partner (the "Limited Partner Entities"), except that the Partnership may accept loans from a Limited Partner Entity or allow a Limited Partner Entity to post letters of credit for the Partnership, provided that the total amount of all such loans does not exceed 50% of the Limited Partners' Capital Contribution committed to the Partnership; provided, however, that such borrowings may only be made on a short-term basis (not to exceed one year) and the Partnership may not pay in connection therewith interest or other financing charges or fees in excess of the amounts which would be charged by unrelated lending institutions on comparable loans for the same purpose in the same locality.

ARTICLE X

Profits, Losses and Distributions

Section 10.1 Profits, Losses and Tax Credits

A. Except as otherwise specifically provided in this Article, for each fiscal year or portion thereof:

(1) Losses and non-capitalizable expenditures incurred and/or accrued by the Partnership, shall be allocated **1.0%** to the General Partners, **9.0%** to the Affiliated Limited Partners and **90.0%** to the Investor Limited Partner.

(2) Profits and tax exempt income incurred and/or accrued by the Partnership shall be allocated in the same shares as losses pursuant to clause (1) until the Investor Limited Partner shall have been allocated profits and tax exempt income on a cumulative basis equal to all losses and non-deductible, non-capitalizable expenditures allocated to it on a cumulative basis pursuant to clause (1), and thereafter profits and tax exempt income shall be allocated among the Partners in those shares as if such profits and tax exempt income were cash distributed pursuant to Section 10.5A (except clause second thereof).

B. Except as otherwise specifically provided in this Article, all profits and losses arising from a Capital Transaction shall be allocated to the Partners as follows:

As to profits:

First, an amount of profit equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative balance Capital Accounts shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

Second, an amount of profits shall be allocated to each of the Partners until the positive balance in the Capital Account of each Partner equals, as nearly as possible, the amount of cash which would be distributed to such Partner if the aggregate amount in the Capital Accounts of all Partners were cash available to be distributed in accordance with the provisions of Clauses Third through Ninth (except Clause Sixth) of Section 10.5C.

As to losses:

First, an amount of losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive balance Capital Accounts shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; provided, however, that if the amount of losses so to be allocated is less than the sum of the positive balances in the Capital Accounts of those Partners having positive balances in their Capital Accounts, then such losses shall be allocated to the Partners in such proportions and in such amounts so that the Capital Account balances of each Partner shall equal, as nearly as possible, the amount such Partner would receive if an amount equal to the excess of (a) the sum of all Partners' balances in their Capital Accounts computed prior to the allocation of losses under this clause First over (b) the aggregate amount of losses to be allocated to the Partners pursuant to this clause First were distributed to the Partners in accordance with the provisions of Clauses Third through Ninth (except Clause Sixth) of Section 10.5C; and

Second, the balance, if any, of such losses shall be allocated **1.0%** to the General Partners, **9.0%** to the Affiliated Limited Partners and **90.0%** to the Investor Limited Partner.

C. If the Partnership (i) incurs recourse obligations or Partner Non-Recourse Debt (including without limitation Project Expense Loans), (ii) accepts Special Capital Contributions pursuant to Section 6.9 or (iii) incurs losses from extraordinary events which are not recovered from insurance or otherwise (the items referred to in clauses (i), (ii) and (iii) being hereinafter referred to collectively as the "Section 10.1C Items", in respect of any Partnership taxable year, then the calculation and allocation of profits and losses shall be adjusted as follows: first, an amount of deductions (consisting of operating expenses and not cost recovery deductions) attributable to the Section 10.1C Items shall be allocated to the

General Partners; and <u>second</u>, the balance of such deductions shall be allocated as provided in Section 10.1A. For purposes of this Section 10.1C., extraordinary events includes casualty losses, losses resulting from liability to third parties for tortious injury, losses resulting from a breach of a legal duty by the Partnership or by the General Partners, and deductions resulting from other liabilities which are not incurred in the ordinary course of business. Nothing in this Section 10.1C. shall prevent the Partnership from recovering an extraordinary loss from a General Partner who is liable therefor by law or under this Agreement.

D. Notwithstanding the foregoing provisions of Sections 10.1.A. and 10.1.B., in no event shall any losses be allocated to a Limited Partner if and to the extent that such allocation would cause, as of the end of the Partnership taxable year, the negative balance in such Limited Partner's Capital Account to exceed such Limited Partner's share of Partnership Minimum Gain plus such Limited Partner's share of Partner Non-Recourse Debt Minimum Gain. Any losses which are not allocated to the Limited Partners by virtue of the application of this Section 10.1D shall be allocated as required under Treasury Regulation Section 1.704-1(b). For purposes of this Section 10.1D, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

E. The terms "profits" and "losses" used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Partnership and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for federal income tax purposes shall be allocated in the same manner as profits and losses under Section 10.1 except as provided in Section 10.4B.

F. Tax credits under Section 42 of the Code shall be allocated among the Partners in the same manner as the deductions attributable to the expenditures creating the tax credit are allocated among the Partners in accordance with Treasury Regulation Section 1.704-1(b)(4)(ii).

Section 10.2 <u>Minimum Gain Chargebacks and Qualified Income Offset</u>

A. If there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner will be allocated items of income and gain for such year (and, if necessary, subsequent years) in the proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain during the year. A Partner is not subject to this Partnership Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(f) under Section 704 of the Code.

B. If there is a net decrease in Partner Non-Recourse Debt Minimum Gain during a Partnership taxable year, then each Partner with a share of the minimum gain attributable to such debt at the beginning of such year will be allocated items of income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to

such Partner's share of the net decrease in Partner Non-Recourse Debt Minimum Gain during the year. A Partner is not subject to this Partner Non-Recourse Debt Minimum Gain chargeback to the extent that any of the exceptions provided in Treasury Regulation Section 1.704-2(i)(4) applied consistently with Treasury Regulation Section 1.704-2(f)(2)-(5) apply. Such allocations shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.704-2(i)(4) under Section 704 of the Code.

C. If a Limited Partner unexpectedly receives (1) an allocation of loss or deduction or expenditures described in Section 705(a)(2)(B) of the Code made (a) pursuant to Section 704(e)(2) of the Code to a donee of an interest in the Partnership, (b) pursuant to Section 706(d) of the Code as the result of a change in any Partner's interest in the Partnership, or (c) pursuant to Regulation Section 1.751-1(b)(2)(ii) as a result of a distribution by the Partnership of unrealized receivables or inventory items or (2) a distribution, and such allocation and/or distribution would cause the negative balance in such Partner's Capital Account to exceed (i) such Partner's share of Partnership Minimum Gain plus (ii) such Partner's share of Partner Non-Recourse Debt Minimum Gain and (iii) the amount of such Partner's obligation, if any, to restore a deficit balance in his Capital Account, then such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate such negative balance as quickly as possible. For purposes of this Section 10.2C, a Partner's Capital Account shall be treated as reduced by Qualified Income Offset Items.

Section 10.3 Distributions Upon Dissolution

A. Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Partnership taxable year, including adjustments to Capital Accounts pursuant to Sections 10.1B and 10.3B. In the event that a General Partner or an Affiliated Limited Partner has a negative balance in his Capital Account following the liquidation of the Partnership or his Interest after taking into account all Capital Account adjustments for the Partnership taxable year in which the liquidation occurs, such General Partner or Affiliated Limited Partner shall pay to the Partnership in cash an amount equal to the negative balance in his Capital Account. Such payment shall be made by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) and shall, upon liquidation of the Partnership, be paid to recourse creditors of the Partnership or distributed to other Partners in accordance with the positive balances in their Capital Accounts.

B. With respect to assets distributed in kind to the Partners in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Partnership immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Partners in accordance with Section 10.1B, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of

and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 10.3B, "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing (but subject to Section 7701(g) of the Code), and the Partnership's adjusted basis for such assets as determined under Section 1.704-1(b). This Section 10.3B is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 10.3B or elsewhere herein is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the General Partners with the Consent of the Investor Limited Partner.

Section 10.4 Special Provisions

A. Except as otherwise provided in this Agreement, all profits, losses and credits shared by the respective classes composed of the Affiliated Limited Partners, the Special Limited Partners and the General Partners shall be allocated among the members of such class in accordance with the percentages set forth opposite their respective names in the Schedule. The Investor Limited Partner and Special Limited Partner each shall be deemed to have been admitted to the Partnership as of the first day of the month during which its actual admission occurs for purposes of allocating profits and losses.

B. Income, gain, loss and deduction with respect to property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-1(b) and its basis computed for federal income tax purposes shall be shared among the Partners for tax purposes so as to take account of such variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

C. If the Partnership shall receive any purchase money indebtedness in partial payment of the purchase price of the Project and such indebtedness is distributed to the Partners pursuant to the provisions of Section 10.5C or Section 10.3, the distributions of the cash portion of such purchase price and the principal amount of such purchase money indebtedness hereunder shall be allocated among the Partners in the following manner: On the basis of the sum of the principal amount of the purchase money indebtedness and cash payments received on the sale (net of amounts required to pay Partnership obligations and fund reasonable reserves), there shall be calculated the percentage of the total net proceeds distributable to each class of Partners based on Section 10.5C or Section 10.3, as applicable, treating cash payments and purchase money indebtedness principal interchangeably for this purpose, and the respective classes shall receive such respective percentages of the net cash purchase price and purchase money principal. Payments on such purchase money indebtedness retained by the Partnership shall be distributed in accordance with the respective portions of principal allocated to the respective classes of Partners in accordance with the preceding sentence, and if any such purchase money indebtedness shall be sold, the sale proceeds shall be allocated in the same proportion.

D. In the event that any fee payable to any General Partner or any Affiliate shall instead be determined to be a non-deductible, non-capitalizable distribution from the Partnership to a Partner for Federal income tax purposes, then there shall be allocated to such General Partner an amount of gross income equal to the amount of such distribution.

E. All Partnership expenditures which are subject to Section 709(a) of the Code shall be allocated among the Partners in accordance with the amount of such expenditures attributable to the acquisition of their respective Interests.

F. In applying the provisions of Article X with respect to distributions and allocations, the following ordering of priorities shall apply:

(1) Capital Accounts shall be deemed to be reduced by Qualified Income Offset Items.

(2) Capital Accounts shall be reduced by distributions of Cash Flow under Section 10.5A.

(3) Capital Accounts shall be reduced by distributions from Capital Transactions under Section 10.5C.

(4) Capital Accounts shall be increased by any minimum gain chargeback under Section 10.2A or 10.2B.

(5) Capital Accounts shall be increased by any qualified income offset under Section 10.2C.

(6) Capital Accounts shall be increased by allocations of profits under Section 10.1A.

(7) Capital Accounts shall be reduced by allocations of losses under Section 10.1A.

(8) Capital Accounts shall be reduced by allocations of losses under Section 10.1B.

(9) Capital Accounts shall be increased by allocations of profits under Section 10.1B.

G. Notwithstanding the other provisions of this Article X, the General Partners shall be allocated not less than 1% of each material item of Partnership income, gain, loss, deduction or credit for each taxable year; provided, however, that temporary nonconformance with this Section 10.4G shall be permitted to the extent allowed by Revenue Procedure 89-12 or successor provisions. Subject to the foregoing, in the event that the allocation of a material Partnership item to the General Partners hereunder shall not equal 1% of the aggregate amount allocable to all the Partners without giving effect to this provision, then the amount of such Partnership item(s) otherwise allocable to the Limited Partners hereunder shall be correspondingly reduced in order to assure the General Partners of its or their 1% share. Any such

reduction shall be applied to reduce the shares of all classes of Limited Partners in proportion to their respective interests in such item.

H. To the maximum extent permitted under the Code, allocations of profits and losses shall be modified so that the Partners' Capital Accounts reflect the amount they would have reflected if adjustments required by Section 10.2 had not occurred. Furthermore, if for any fiscal year the application of the provisions of Section 10.2 would cause a distortion in the economic sharing arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, the General Partners may request a waiver from the Service of the application in whole or in part of Section 10.2 in accordance with Treasury Regulation Section 1.704-2(f)(4).

I. To the extent that interest on obligations to the General Partners or their Affiliates is determined to be deductible by the Partnership in excess of the stated amount of interest payable thereunder, the corresponding additional interest deduction shall be allocated solely to the General Partners.

J. For purposes of determining each Partner's proportionate share of excess Partnership Non-Recourse Liabilities pursuant to Treasury Regulation Section 1.752-3(a)(3), the Investor Limited Partner, the Affiliated Limited Partners and the General Partners shall be deemed to have, respectively, a **90.0%, 9.0%** and **1.0%** interest in profits of the Partnership.

Section 10.5 Distributions Prior to Dissolution

A. Subject to any Requisite Approvals, (i) Cash Flow in respect of the period commencing on the first anniversary of the Completion Date shall be distributed to the Investor Limited Partner pursuant to Clause First below (up to the maximum amount permitted thereby), with any balance distributed to the General Partners and (ii) Cash Flow for each fiscal year (or fractional portion thereof) after the Development Obligation Date shall be distributed, within 90 days after the end of each fiscal year, in the following order of priority (except to the extent amended as provided in Section 5.1B(iv)):

First, to the Investor Limited Partner until the Investor Limited Partner has received distributions under this Section 10.5A (exclusive of distributions constituting Recapture Amount) and Qualifying Escrow Distributions, in the aggregate, equal to the Cumulative Priority Distribution;

Second, to the repayment of any Project Expense Loans then outstanding; and

Third, to the payment **(1.0% to the General Partners and 99.0% to the Affiliated Limited Partners)** of an amount equal to the Annual GP Return;

Fourth, any balance, **45.45%** to the Investor Limited Partner, **53.55%** to the Affiliated Limited Partners and **1.0%** to the General Partners;

provided, however, that (i) the General Partners shall not be entitled to any distributions or loan repayments under this Section 10.5A unless the Partnership shall be achieving Satisfactory Operations at the time of such distribution or loan repayment and (ii) if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise have been paid or distributed to the General Partners and the Affiliated Limited Partners pursuant to this Section 10.5A shall be reduced pro rata by such Recapture Amount and the amount which would otherwise have been distributed to the Investor Limited Partner pursuant to this Section 10.5A shall be increased by such Recapture Amount.

B. Definition of Cash Flow

(i) For all purposes of this Agreement, the term "Cash Flow" shall mean the profits or losses of the Partnership from and after the Completion Date (as said profits and losses shall be determined for purposes of Section 10.1A), but subject to any applicable requirement of any Lender or Agency, and further subject to the following:

(a) In determining Cash Flow for any year, there shall be added (1) depreciation, amortization of prepaid items and deferred costs and other non-cash charges, (2) payments to the Partnership out of the proceeds of business or rental interruption insurance, (3) amounts accrued for such year by the Partnership and expensed or deducted for such year in calculating Partnership profits and losses, but payable only from Cash Flow for such year pursuant to this Agreement, (4) funds released from any reserve or escrow account other than for payments of capital expenditures and (5) income amounts received during the year but accrued and reflected in profits and losses for another year.

(b) In determining Cash Flow for any year, there shall be subtracted (1) principal payments on Partnership indebtedness, (2) payments to reserve accounts (and interest accruing thereon to the extent retained therein) required by the Agency or the Lender or pursuant to the Project Documents or Section 6.4I, (3) other reasonable payments to the Partnership reserve accounts determined by the General Partners, (4) payments for capital expenditures, unless withdrawn from Partnership reserve accounts, (5) fees and other cash expenditures permitted by this Agreement to the extent actually paid by the Partnership in such year to the extent not expensed or deducted for such year in calculating Partnership profits and losses (including without limitation payments for such year of the Deferred Development Payment but excluding any payments of items referred to in this clause (b) made out of (x) Capital Contributions, proceeds of a Capital Transaction or other sources not included in determining such profits and losses, or (y) Cash Flow) and (6) income amounts reflected in profits and losses for the year but actually received by the Partnership in another year; and

(c) Gain or losses from any sale, exchange, eminent domain taking, damage or destruction by fire or other casualty (whether or

not insured) or other disposition of all or any part of the Property (other than the proceeds of any business or rental interruption insurance), Capital Contributions to the Partnership and the proceeds of any mortgage and loan or refinancing proceeds shall not be included in such profits and losses in determining Cash Flow.

(ii) Cash Flow shall be determined separately for each fiscal year and shall not be cumulative.

C. Distributions of Other Than Cash Flow

Prior to dissolution, if the General Partners shall determine that there are proceeds available for distribution from a Capital Transaction, such proceeds shall be applied and distributed as follows:

First, to discharge, to the extent required by any lender or creditor, the debts and obligations of the Partnership (other than items listed in the ensuing clauses of this Section 10.5C);

Second, to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partners (other than items listed in the ensuing clauses of this Section 10.5C);

Third, to the Investor Limited Partner an amount equal to 100% of the excess (if any) of (a) the amount of the Cumulative Priority Distribution over (b) the sum of (i) prior distributions under this Clause Third, (ii) prior Qualifying Escrow Distributions and (iii) prior distributions of Cash Flow to the Investor Limited Partner (exclusive of amounts thereof constituting Recapture Amounts);

Fourth, to the distribution **(1.0% to the General Partners and 99.0% to the Affiliated Limited Partners)** of an amount equal to the excess (if any), as of the date of the Capital Transaction in question, of (a) the outstanding principal balance of the Thirty Year Mortgage over (b) the actual outstanding balance of the Mortgage Loan;

Fifth, to the distribution to the Partners **(90.0% to the Investor Limited Partner, 1.0% to the General Partner and 9.0% to the Affiliated Limited Partners)** until the Investor Limited Partner shall receive an amount sufficient to bring to zero its Adjusted Capital Contribution;

Sixth, to the repayment of any outstanding Project Expense Loans;

Seventh, to the payment to each General Partner and Affiliated Limited Partner of an amount sufficient to bring to zero his Adjusted Capital Contribution (provided that if funds are insufficient to distribute the maximum amount which would be distributable under this Clause Seventh, the amount available for

distribution shall be distributed ratably among the General Partners and Affiliated Limited Partners in accordance with their respective Adjusted Capital Contributions);

Eighth, $10,000 to the Special Limited Partner; and

Ninth, the balance of such proceeds, if any, shall be distributed **45.45%** to the Investor Limited Partner, **53.55%** to the Affiliated Limited Partner and **1.0%** to the General Partners.

Notwithstanding the foregoing, however, if any Recapture Amount shall be then due and owing to the Investor Limited Partner, then the amounts which would otherwise be paid or distributed to the General Partners and the Affiliated Limited Partners pursuant to this Section 10.5C shall be reduced pro rata by such Recapture Amount and the amount which would have otherwise been distributed to the Investor Limited Partner pursuant to this Section 10.5C shall be increased by such Recapture Amount.

D. All distributions to the respective classes composed of the Special Limited Partner, the Affiliated Limited Partners and the General Partners shall be shared by the members of such classes in accordance with the percentages set forth opposite their respective names in the Schedule, except as otherwise provided in this Agreement.

E. Notwithstanding the foregoing, funds of the Partnership from the Designated Proceeds shall be applied in accordance with the provisions of the Development Agreement.

F. (i) If at any time during the "compliance period" (as defined in Section 42(i)(1) of the Code), the Project ceases to be a "qualified low income housing project" (as defined in Section 42(g)(1) of the Code) or any unit in the Project ceases to be a "low income unit" (as defined in Section 42(i)(3) of the Code), and as a result thereof all or any portion of credits allowed to the Partnership and its Partners under Section 42 of the Code are subject to recapture pursuant to Section 42(j) of the Code (such an occurrence being referred to herein as a "Recapture Event"), the Investor Limited Partner shall become entitled to additional cash distributions equal to the "Recapture Amount". Any reduction in Annual Credit below the target amounts referred to in Section 5.1B shall not be considered in determining the Recapture Amount pursuant to this Section 10.5F.

(ii) The Recapture Amount is an amount equal to the sum of (a) the "credit recapture amount" allocable to the Investor Limited Partner as defined in Section 42(j)(2)(A) of the Code (but not including interest payable pursuant to Section 42(j)(2)(B) of the Code) plus (b) the amount of credits allocable to the Investor Limited Partner which are disallowed (A) in the year of the Recapture Event and (B) in each subsequent year except for any portion of the disallowed credit in such a subsequent year which is allocable to the Investor Limited Partner in a year following such subsequent year. Notwithstanding anything to the contrary in this Section 10.5F, in no event shall the additional cash distributions to be paid to the Investor Limited

Partner pursuant to this Section 10.5F exceed one dollar for each dollar of tax credit lost to the Investor Limited Partner pursuant to a Recapture Event.

(iii) Any Recapture Amount distributable to the Investor Limited Partner pursuant to the foregoing provisions shall be distributed as funds become available for such distributions, but such distributions shall not be made prior to (a) in the case of the "credit recapture amount", the year of the Recapture Event and (b) in the case of any credits disallowed with respect to any year subsequent to the Recapture Event, in each such subsequent year.

(iv) [Intentionally omitted]

(v) All computations required under this Section 10.5F shall be made reasonably by the Investor Limited Partner, and the results of such computations, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Managing General Partner in writing. Within 15 days following receipt of such computation, the Managing General Partner may request that the Accountants determine whether such computations are reasonable and are not erroneous. If the Accountants determine that such computations are unreasonable or contain errors, then the Accountants shall determine what they believe to be the appropriate computations. If the Investor Limited Partner does not agree with the determination of the Accountants, then another accounting firm other than the Accountants to be selected jointly by the Investor Limited Partner and the Managing General Partner or, if they cannot agree, by the American Arbitration Association, from among the ten largest national accounting firms, shall make such computations. The computations of the Investor Limited Partner, the Accountants, or the other accounting firm so selected, whichever is applicable, shall be final, binding and conclusive upon the parties. All fees and expenses payable to an accounting firm other than the Accountants under this paragraph shall be borne solely by the Managing General Partner. All fees and expenses payable to the American Arbitration Association shall be borne equally by the General Partners and the Investor Limited Partner.

(vi) In the event that a claim is made by the Service which, if successful, would result in the determination that a Recapture Event has occurred, the Investor Limited Partner hereby agrees to take such action in connection with contesting such claim as the Managing General Partner shall reasonably request in writing from time to time; provided, that: (i) within 30 days after receiving notice of such claim, the Managing General Partner shall request that such claim be contested; (ii) the Investor Limited Partner shall not enter into a settlement or compromise with the Service with respect to, or shall otherwise concede, any claim which the Managing General Partner has requested be contested without the prior written consent of the Managing General Partner, which shall not be unreasonably withheld or delayed; and (iii) notwithstanding the foregoing, the Investor Limited Partner, in its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the Service and pay (or cause its partners to pay) the tax claimed and sue for a refund in the appropriate United States District Court and/or the United States Claims Court, considering, however, in good faith such request as the Managing General Partner shall make concerning the most appropriate forum in which to proceed, in which event the Managing

General Partner shall, if the Managing General Partner desires, contest such claim in the United States District Court or the Court of Federal Claims. The Investor Limited Partner agrees to notify the Managing General Partner in writing of any such claim and agrees not to make payment of the tax for at least 30 days after giving such notice and agrees to give the Managing General Partner any information that is relevant and material to contest such claim and to cooperate in all reasonable respects with the Managing General Partner in good faith in order to contest any such claim effectively. The Managing General Partner and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder. All reasonable legal and accounting fees and other third party costs and expenses incurred by the Investor Limited Partner or its partners in contesting a claim or with respect to such litigation which are approved in advance by the Managing General Partner shall be borne by the Managing General Partner, provided, however, that if the Managing General Partner shall fail to give such approval when requested, then the Investor Limited Partner shall have the right to cease contesting or to compromise such claim.

(vii) If any claim referred to above shall be made by the Service and the Managing General Partner shall have reasonably requested the Investor Limited Partner or its partners to contest such claim as above provided and shall have duly complied with all of the terms of the foregoing provisions, the Recapture Amount as a consequence of such claim shall become fixed upon the Final Determination of the liability of the Investor Limited Partner or its partners for the tax claimed and after giving effect to any refund obtained, together with interest thereon; but in all other cases the Recapture Amount shall become fixed at the time the Investor Limited Partner or its partners agree to the adjustments relating to such claim.

ARTICLE XI

Management Agent

A. The General Partners shall have responsibility for obtaining a Management Agent acceptable to the Lenders and the Agency to manage the Project in accordance with the requirements of the Lender and the Agency. The General Partners shall cause the Partnership to enter into the Management Agreement with the Management Agent, which may be an Affiliate of a General Partner. Subject to the Regulations, the Management Agent shall be entitled to receive a Management Fee equal to 6% of gross rental income (or, if higher or lower, a reasonable and competitive Management Fee (determined by reference to arm's-length property management arrangements with non-Affiliated management companies for comparable properties in force in the general locality of the Project), but in no event in excess of the maximum amount permitted by the Agency or the Lender. If at any time after the Completion Date:

(i) the Project shall be subject to a substantial building code violation or violations which shall not have been cured within 90 days after notice from the applicable governmental agency or department or

unless such violation(s) is (are) being validly contested by the General Partners by proceedings which operate to prevent any fines or criminal penalties from being levied against the Partnership or unless in the case of any such violation not susceptible of cure within such 90-day period, the General Partners are diligently making reasonable efforts to cure the same,

(ii) operating revenues of the Project in respect of any period of twenty-four consecutive calendar months after the Completion Date shall be insufficient to permit the Partnership to pay when due on a current basis all Partnership obligations in respect of such twenty-four month period, (unless the Management Agent shall pay the obligations for said period for which there is a shortfall in revenues),

(iii) the representation and warranty set forth in Section 6.5A(xi) could not be accurately made or a Recapture Event shall have occurred, and the circumstances preventing the making of such representation and warranty or causing such Recapture Event shall not have been cured by the Management Agent without material harm to the Partnership within the Cure Period, or

(iv) the Management Agent has demonstrated incompetence or malfeasance in the management of the Project (including without limitation in the supervision of its agents or employees), and the circumstances constituting such incompetence or malfeasance shall not have been cured by the Management Agent without material harm to the Partnership within the Cure Period,

then the General Partners shall forthwith give to the Special Limited Partner notice of such event, and thereafter the Partnership shall, subject to any Requisite Approvals, forthwith terminate its management agreement with the Management Agent, unless the approval of the Special Limited Partner is obtained to the retention of the Management Agent as the manager of the Property. If such approval is not so obtained, the General Partners shall immediately proceed to select a qualified Person (which, in the event the terminated Management Agent was an Affiliate of the General Partners, shall be unaffiliated with any General Partner) as the new Management Agent for the Property, which selection shall be subject to any Requisite Approvals; and, after such selection, no Management Fee shall be payable to any Person which is an Affiliate of a General Partner unless the management contract with any such Person shall provide for the right of the Partnership to terminate the same upon the occurrence of the circumstance described in this Article XI. In the event that for any reason the initial Management Agent shall cease to serve as Management Agent of the Property, Boston Financial Property Management (or an Affiliate thereof) shall have the right to become Management Agent, subject to any Requisite Approvals and to the approval of the General Partners (which shall not be unreasonably withheld). In addition, if a material default under a Mortgage shall occur and the Special Limited Partner shall reasonably determine that the holder of such Mortgage is threatening or proceeding to foreclose such Mortgage and shall give written notice of such determination to the General Partners and the Management Agent, then all disbursements from any bank accounts into which Partnership funds have been or

in the future are deposited shall be made only upon the joint signatures of the Special Limited Partner and either the General Partners or the Management Agent, and the General Partners and the Management Agent hereby authorize the Special Limited Partner to place such joint signature restriction on all such accounts. The Special Limited Partner shall not unreasonably withhold or delay its signature permitting such disbursements. By its execution hereof, the Management Agent agrees that the provisions of this Section which limit the amount of the Management Fee, provide for joint signatures on operating accounts and provide for the termination of the Management Agent under the circumstances herein described are hereby incorporated into any present or future Management Agreement (which shall be deemed amended hereby to the extent necessary to give effect to such provisions).

B. In addition, at or prior to the Investment Closing, the Partnership shall enter into the Incentive Management Agreement with the General Partners. Such agreement shall provide for payment of an Incentive Management Fee to the Management Agent in consideration of the services provided for therein.

ARTICLE XII

Books and Reporting, Accounting, Tax Election, Etc.

Section 12.1 Books, Records and Reporting

A. The General Partners shall keep or cause to be kept a complete and accurate set of books and supporting documentation of transactions with respect to the conduct of the Partnership's business. The books of the Partnership shall be kept on the accrual basis. The books and records of the Partnership (including all records required to be maintained under the Uniform Act) shall at all times be maintained at the principal office of the Partnership. Each of the Partners and their duly authorized representatives shall have the right to examine the books of the Partnership and all other records and information concerning the operation of the Property at reasonable times.

B. The books of the Partnership shall be examined in accordance with generally accepted auditing standards annually as of the end of each fiscal year of the Partnership by the Accountants. The General Partners shall determine and prepare a balance sheet as of the end of each such year and statements of income, partners' equity and cash flows for such year. Said balance sheet and statements shall be accompanied by the opinion of the Accountants that said balance sheet and statements have been prepared in accordance with generally accepted accounting principles applied consistently with prior periods identifying any matters to which the Accountants take exception and stating, to the extent practicable, the effect of each such exception on such financial statements. As a note to such financial statements, the General Partners shall prepare a schedule of all loans to the Partnership, setting forth the Section of this Agreement under which such debt was incurred and the purpose for which such loan was applied by the Partnership, and such schedule will be reviewed by the Accountants. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with

the provisions of this Agreement. In addition, after the first year in which the Accountants examine the financial statements of the Partnership after completion of the Project, the depreciation schedule for that year and all future years, along with the depreciation worksheet, shall be prepared by the General Partners, reviewed by the Accountants and furnished to the Investor Limited Partner. The General Partners shall, promptly upon receipt of such balance sheet and statements and in any event within 60 days after the end of each fiscal year, transmit to the Investor Limited Partner a copy thereof. Notwithstanding any other requirements set forth herein regarding reports to be provided, the General Partners shall be required to provide all of the reports required by Sections VII.C and J of the NASAA Guidelines, including, without limitation, quarterly unaudited financial statements within 15 days following the end of each calendar quarter. The Accountants shall also review and sign the Federal and state income tax returns of the Partnership. The General Partners shall complete the books of the Partnership in such time as will allow the Accountants to complete such tax returns within 45 days after the end of such fiscal year. The General Partners shall cause such tax returns to be filed within such time periods and shall immediately upon the filing thereof transmit to the Investor Limited Partner a copy of Form K-1. If the General Partners fail to complete such tax returns and to transmit such Form K-1 to the Investor Limited Partner within such time periods, shall fail to transmit the annual balance sheet and financial statements to the Investor Limited Partner within the time period set forth above or shall fail to deliver any of the information required by Section 12.1E below within 20 days after the end of any applicable quarter of the Partnership's fiscal year, the General Partners shall pay as damages the sum of $500 per day (plus interest at the Designated Prime Rate plus 3% per annum) to the Investor Limited Partner until such Form K-1, balance sheet and financial statements and information required pursuant to Section 12.1E are received by the Investor Limited Partner. Such damages shall be paid forthwith by the General Partners and failure to so pay shall constitute a default of the General Partners under Section 6.3C hereof. In addition, if the General Partners fail to so pay, the General Partners and their Affiliates shall forthwith cease to be entitled to the payment of the Deferred Development Payment, the Incentive Management Fee and any Cash Flow to which they may otherwise be entitled under Section 10.5A. Such payments of the Deferred Development Payment, Incentive Management Fee and Cash Flow shall only be restored upon the payment of such damages in full and any amount of such damages not so paid shall be deducted against payments of the Deferred Development Payment, Incentive Management Fee and Cash Flow otherwise due to the General Partners or their Affiliates.

Such reports and estimates shall clearly indicate the methods under which they were prepared and shall be made at the expense of the Partnership.

C. If the General Partners fail to complete such tax returns and submit such Forms K-1 on a timely basis, the Investor Limited Partner may select a firm of accountants who shall prepare such returns and Forms K-1. The General Partners shall immediately furnish all necessary documentation and other information to prepare such tax returns and such Forms K-1 to such accountants. Such firm of accountants may be paid out of funds held under the Escrow Agreement as provided in Section 5(b) thereof, and such payments will be deemed a part of, and be applied against, the measure of damages set forth

above; provided, however, that such damages shall not be limited to the funds held in escrow and scheduled to be released in any year.

D. Every Limited Partner shall at all times have access to the records of the Partnership and may inspect and copy any of them. A list of the names and addresses of all of the Limited Partners shall be maintained as part of the books and records of the Partnership and shall be mailed to any Limited Partner upon request. A reasonable charge for copy work may be charged by the Partnership.

E. Within 15 days following the end of each of the first three quarters of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner at any time during such quarter one or more reports which, taken together, provide the following information (which need not be audited): (i) a balance sheet as at the end of such quarter; (ii) a statement of income for such quarter; (iii) a statement of cash available for distribution and reserves for such quarter; (iv) a statement describing (a) any new agreement, contract or arrangement between the Partnership and a General Partner or an Affiliate of a General Partner, and (b) the amount of all fees and other compensation and distributions and reimbursed expenses paid by the Partnership for the quarter to any General Partner or Affiliate of a General Partner and (v) a report of the significant activities of the Partnership during the fiscal quarter. In addition, if requested by the Investor Limited Partner in writing, within a reasonable time after receipt of such a request, each General Partner shall send to the Investor Limited Partner such recent financial statements (including a balance sheet and statement of income) as shall have been so requested.

F. The General Partners shall provide the Investor Limited Partner with (i) a copy of each draw request for construction or development costs as such requests are made to the Lender; (ii) a copy of each inspection report, evaluation or similar report issued to the Partnership by the Agency or the Lender promptly upon receipt thereof; (iii) a copy of each low-income housing tax credit compliance report delivered to or prepared by the applicable tax credit monitoring agency or agencies with respect to the Project; (iv) prompt notice of any casualty or other significant adverse event relating to the Partnership and (v) such other information as the Investor Limited Partner may specifically request from time to time with regard to the business or operations of the Partnership.

G. By the 15th day of each month prior to the Development Obligation Date, the General Partners shall provide the Investor Limited Partner with a brief written summary of the status of the construction, development, lease-up and operations of the Project during the prior month.

H. An annual pro forma operating budget shall be prepared by the General Partners and furnished to the Investor Limited Partner within 90 days after the beginning of each calendar year. In addition, the General Partners shall prepare and furnish to the Investor Limited Partner an estimate of the profits and losses of the Partnership for Federal income tax purposes for the current fiscal year not later than September 30 of each year.

Section 12.2 Bank Accounts

The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partners shall determine with the approval of the Lender and the Agency, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partners shall determine. All deposits (including any funds required to be escrowed by the Lender and the Agency) and other funds not needed in the operation of the business shall be deposited, to the extent permitted by applicable requirements of the Lender and the Agency, in interest-bearing accounts or invested in short-term United States Government obligations maturing within one year.

Section 12.3 Elections

Subject to the provisions of Section 12.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as they consider to be most advantageous to the Limited Partners.

Section 12.4 Special Adjustments

In the event of a transfer of all or any part of the interest of any Partner or in the event an election pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) is made by the Investment Partnership, the Partnership shall elect, if requested by the transferee or by the Investment Partnership (as the case may be), pursuant to Section 754 of the Code (or corresponding provisions of succeeding law) to adjust the basis of Partnership assets. Notwithstanding anything to the contrary contained in Article X, any adjustments made pursuant to said Section 754 shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

Section 12.5 Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

ARTICLE XIII

General Provisions

Section 13.1 Restrictions on Transfer

A. No sale, transfer, exchange or other disposition of any Interest in the Partnership may be made except in compliance with the Regulations.

B. Neither this Section 13.1 nor any other provision of this Agreement shall, however, in any event impair, or be a defense to, the obligation to

purchase the Interest of the Investor Limited Partner set forth in the Purchase Agreement.

C. Any sale, exchange or other transfer in contravention of any of the provisions of this Section 13.1 shall be void and ineffective, and shall not bind or be recognized by the Partnership.

Section 13.2 Notices

Except as otherwise specifically provided herein, all notices, demands or other communications hereunder shall be in writing and shall be deemed to have been given when the same are (i) deposited in the United States mail and sent by certified or registered mail, postage prepaid, (ii) deposited with Federal Express or similar overnight delivery service, (iii) transmitted by telecopier or other facsimile transmission, answerback requested, or (iv) delivered personally, in each case, to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

(a) If to the Partnership, at the principal office of the Partnership set forth in Section 2.2.

(b) If to a Partner, at his address set forth in the Schedule, with a copy to Boston Financial, 101 Arch Street, Boston, Massachusetts 02110, Attention: Investor Services Department.

Section 13.3 Word Meanings

The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Any references to "Sections" or "Articles" are to Sections or Articles of this Agreement, unless reference is expressly made to a different document.

Section 13.4 Binding Provisions

The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assignees of the respective parties hereto, except in each case as expressly provided to the contrary in this Agreement.

Section 13.5 Applicable Law

This Agreement shall be construed and enforced in accordance with the internal laws of the State.

Section 13.6 Counterparts

This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the original or the same counterpart.

Section 13.7 Paragraph Titles

Paragraph titles and any table of contents herein are for descriptive purposes only, and shall not control or alter the meaning of this Agreement as set forth in the text.

Section 13.8 Separability of Provisions; Rights and Remedies; Arbitration

A. Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause the Investor or Special Limited Partners to be bound by the obligations of the Partnership under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

B. Each of the parties hereto irrevocably waives during the term of the Partnership (including any periods during which the business of the Partnership is required to be continued under Article VII) any right (i) that such party may have to maintain any action for partition with respect to the property of the Partnership, and (ii) any right to commence an action seeking dissolution of the Partnership (unless the Consent of the Investor Limited Partner has been obtained).

C. The rights and remedies of any of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the parties confirms that damages at law may be an inadequate remedy for breach or threat of breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threat of breach of any provision hereof, it being the intention by this paragraph to make clear that under this Agreement the respective rights and obligations of the Partners shall be enforceable in equity as well as at law or otherwise.

D. In any instance in which any matter is to be determined by Arbitration under the provisions of this Agreement, such matter shall be submitted to arbitration in the manner provided under the Commercial Arbitration Rules of the American Arbitration Association then in effect; such arbitration shall be conducted before one arbitrator, chosen in accordance with such rules in

Boston, Massachusetts, and shall be binding on all parties to the dispute; judgment on the award of such arbitrator may be rendered by any court having jurisdiction of such parties and the subject matter. The expense of such Arbitration shall be borne equally by the parties thereto, except that each party shall bear the cost of its legal counsel.

E. Each Partner irrevocably:

(i) agrees that any suit, action or other legal proceeding arising out of this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby shall be brought in the courts of record of Fayetteville, Arkansas or the courts of the United States located in Fayetteville, Arkansas;

(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

(iii) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts.

Section 13.9 Effective Date of Admission

Any Partner admitted to the Partnership during any calendar month shall be deemed to have been admitted as of the first day of such calendar month for all purposes of this Agreement including the allocation of profits, losses and credits under Article X; provided, however, that if regulations are issued by the Service or an amendment to the Code is adopted which would require, in the opinion of the Accountants, that a Partner be deemed admitted on a date other than as of the first day of such month, then the General Partners shall select a permitted admission date which is most favorable to the Partner.

Section 13.10 Amendment Procedure

This Agreement may be amended by the General Partners with the Consent of the Investor Limited Partner or in the manner provided in Section 4.7, subject to the following:

(i) The term of the Partnership shall not be extended beyond December 31, 2023 without the written approval of all Partners.

(ii) This Section 13.10 shall not be amended without the written approval of all Partners.

(iii) This Agreement shall not be modified or amended in such a manner as to increase the amount of Capital Contributions or reduce the interest of any Limited Partner (expressly including any Affiliated Limited Partner) in profits, losses, credits or Cash Flow of the Partnership or otherwise increase the liability of any Limited Partner (expressly including any Affiliated Limited Partner) without the written approval of each Limited Partner (expressly including any Affiliated Limited Partner) affected thereby.

(iv) Without the written approval of all Partners, no amendment hereof may reduce the percentage in interest of Partners required hereunder for the taking or omission of any action or for the consent to any action proposed to be taken or omitted.

(v) The General Partners may, without the consent of any other Partner, make non-substantive amendments to this Agreement and the Certificate.

(vi) Notwithstanding any agreement to the contrary contained in this Agreement, no amendment will be made to this Agreement which will affect the rights of the Lender or the Agency under the terms of any Project Document without the prior written approval of such Lender or the Agency.

(vii) Article X may be amended only by the General Partners with the prior written consent of the Investor Limited Partner.

Section 13.11 [Intentionally Omitted]

Section 13.12 Delivery of Certificate

Promptly upon the filing of the Certificate and each amendment thereto in the Filing Office, the General Partners shall deliver or mail a copy thereof to each Limited Partner.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GENERAL PARTNER:

Fountain Lakes Management Company, Inc.

By: ______________________
James E. Lindsey, President

INVESTOR LIMITED PARTNER:

Boston Financial **Tax Credit Fund VII,** A Limited Partnership

By: Arch Street VII, Inc., its Managing General Partner

By: ______________________
William E. Haynsworth, Vice President

DEVELOPER:

(pursuant to Section 6.12)

Fountain Lakes Development Joint Venture

By: ______________________
James E. Lindsey, Managing Agent

ORIGINAL (AND WITHDRAWING) GENERAL PARTNER(S):

____
James E. Lindsey, Trustee of The Lindsey Family Trust

ORIGINAL (AND WITHDRAWING)
LIMITED PARTNERS:

James H. Faulkner Revocable Trust

By: ______________________
James H. Faulkner, Trustee

____
D. Eugene Fortson

J.W. Reynolds Lumber Company

By: ______________________
John R. Rutledge, General Partner

Kings Arms Management Company, Inc.

By: ______________________
Gaylia C. Fortson, President

SPECIAL LIMITED PARTNER

SLP, Inc.

By: ______________________
William E. Haynsworth, Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

Lindsey Management Company, Inc.

By: ______________________
James E. Lindsey, President

AFFILIATED LIMITED PARTNERS:

____
James H. Faulkner

____

D. Eugene Fortson

____
John R. Rutledge

____
Velma Jeanne Rutledge

____
Joyce R. Mayfield

____
James E. Lindsey

ORIGINAL (AND WITHDRAWING)
LIMITED PARTNERS:

James H. Faulkner Revocable Trust

By: James H. Faulkner, Trustee

D. Eugene Fortson

J.W. Reynolds Lumber Company

By: John R. Rutledge, General Partner

Kings Arms Management Company, Inc.

By: Gaylia C. Fortson, President

SPECIAL LIMITED PARTNER

SLP, Inc.

By: William E. Haynsworth, Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

Lindsey Management Company, Inc.

By: James E. Lindsey, President

AFFILIATED LIMITED PARTNERS:

James H. Faulkner

D. Eugene Fortson

John R. Rutledge

Velma Joanne Rutledge

Joyce R. Mayfield

James E. Lindsey

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

James H. Faulkner Revocable Trust

By: ______________________
James H. Faulkner, Trustee

____
D. Eugene Fortson

J.W. Reynolds Lumber Company

By: ______________________
John R. Rutledge, General Partner

Kings Arms Management Company, Inc.

By: ______________________
Gaylia C. Fortson, President

SPECIAL LIMITED PARTNER

SLP, Inc.

By: ______________________
William E. Haynsworth, Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

Lindsey Management Company, Inc.

By: ______________________
James E. Lindsey, President

AFFILIATED LIMITED PARTNERS:

____
James H. Faulkner

____

D. Eugene Fortson

____
John R. Rutledge

____
Velma Jeanne Rutledge

____
Joyce K. Mayfield

____
James E. Lindsey

ORIGINAL (AND WITHDRAWING) LIMITED PARTNERS:

James H. Faulkner Revocable Trust

By: ______________________
James H. Faulkner, Trustee

____
D. Eugene Fortson

J.W. Reynolds Lumber Company

By: John R. Rutledge, General Partner

Kings Arms Management Company, Inc.

By: ______________________
Gaylia C. Fortson, President

SPECIAL LIMITED PARTNER

SLP, Inc.

By: William E. Haynsworth, Vice President

MANAGEMENT AGENT:
(Pursuant to Article XI.A)

Lindsey Management Company, Inc.

By: ______________________
James E. Lindsey, President

AFFILIATED LIMITED PARTNERS:

____
James H. Faulkner

____

D. Eugene Fortson

John R. Rutledge

Velma Jeanne Rutledge

____
Joyce R. Mayfield

____
James E. Lindsey

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named James E. Lindsey, known to me to be the President of **Fountain Lakes Management Company, Inc.**, an Arkansas corporation, who, being duly sworn, acknowledged that he did sign the same as his free act and deed and that same is the duly authorized free act and deed of said corporation.

Witness my hand and official seal this 31 day of **December, 1993.**

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named James H. Faulkner, who, being duly sworn, acknowledged that he did sign the same as his free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named D. Eugene Fortson, who, being duly sworn, acknowledged that he did sign the same as his free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named John R. Rutledge, who, being duly sworn, acknowledged that he did sign the same as his free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named Velma Jeanne Rutledge, who, being duly sworn, acknowledged that she did sign the same as her free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)
) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named Joyce R. Mayfield, who, being duly sworn, acknowledged that she did sign the same as her free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

STATE OF ARKANSAS)

State of Ar) SS.
COUNTY OF WASHINGTON)

BEFORE ME, the undersigned Notary Public in and for said County and State personally appeared the above-named James E. Lindsey, who, being duly sworn, acknowledged that he did sign the same as his free act and deed.

Witness my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC - ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission expires: 6-1-02

~~COMMONWEALTH OF MASSACHUSETTS~~ State of Ar)
) SS.
COUNTY OF ~~SUFFOLK~~ Wash)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named William E. Haynsworth, Vice President of Arch Street VII, Inc. in its capacity as Managing General Partner of Boston Financial Tax Credit Fund VII, A Limited Partnership who, being duly sworn, acknowledged that he did sign the same as his free act and deed and that the same is the duly authorized free act and deed of said corporation and limited partnership(s).

WITNESS my hand and official seal this 31 day of December, 1993.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC - ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission Expires: 6-1-02

State of Ar
~~COMMONWEALTH OF MASSACHUSETTS~~)
) SS.
COUNTY OF Wash ~~SUFFOLK~~)

BEFORE ME, the undersigned Notary Public in and for said County and States, personally appeared the above named William E. Haynsworth, Vice President of SLP, Inc. who, being duly sworn, acknowledged that he did sign the foregoing instrument and that the same is the duly authorized free act and deed of said corporation.

WITNESS my hand and official seal this 31 day of **December, 1993**.

OFFICIAL SEAL
KAREN DUTTON
NOTARY PUBLIC – ARKANSAS
WASHINGTON COUNTY
MY COMM. EXPIRES 6/1/2002

Karen Dutton
Notary Public

My Commission Expires: 6-1-02

FOUNTAIN LAKES, A LIMITED PARTNERSHIP

As of December 31, 1993

SCHEDULE A

Name and Business Address	Capital Contributions	Percentage of Partnership Interests for Class
GENERAL PARTNERS:		
Fountain Lakes Management Company, Inc. 3900 Front Street Fayetteville, Arkansas 72702	$10.00	100%
AFFILIATED LIMITED PARTNER(S):		
James H. Faulkner __________ __________	$25.00	25.00%
D. Eugene Fortson __________ __________	$25.00	25.00%
John R. Rutledge P.O. Box 1009 Searcy, AR 72143	$11.25	11.25%
Velma Jeanne Rutledge P.O Drawer "R" Smackover, AR 71762	$11.25	11.25%
Joyce R. Mayfield P.O. Drawer "R" Smackover, AR 71762	$2.50	2.50%
James E. Lindsey 3900 Front Street Fayetteville, AR 72702	$25.00	25.00%
SPECIAL LIMITED PARTNER:		
SLP, Inc. 101 Arch Street Boston, Massachusetts 02110	$ 10.00	100%
INVESTOR LIMITED PARTNER:		

Boston Financial **Tax Credit Fund VII** A Limited Partnership 101 Arch Street Boston, Massachusetts 02110	$2,897,883*	100%

*$100 has been paid in as of the date of the Investment Closing; **$2,897,783** plus an amount equal to interest accrued through the Completion Date on the Interim Loan is to be paid in pursuant to Section 5.1A, subject to adjustment and conditions to payment as provided herein.

Exhibit 1

FOUNTAIN LAKES, A LIMITED PARTNERSHIP

SECOND INSTALLMENT PAYMENT CERTIFICATE

The undersigned, constituting the general partner (the "General Partner") of **Fountain Lakes, A Limited Partnership**, an Arkansas limited partnership (the "Partnership"), does hereby certify to Boston Financial **Tax Credit Fund VII**, A Limited Partnership, a Massachusetts limited partnership ("BFTCF"), pursuant to Section 5.1C(a) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of **December 31, 1993** (the "Partnership Agreement"), that:

1. All preconditions, representations, warranties and agreements set forth in the Partnership Agreement and applicable to the Second Installment have been satisfied.

2. As set forth in Section 5.1A of the Partnership Agreement, the amount of the Second Installment is $__________. The undersigned acknowledges that $__________ of the Second Installment is subject to the provisions of the Escrow Agreement.

3. The Completion Date has occurred.

4. Each of the representations and warranties set forth in Section 6.5 of the Partnership Agreement is in all material respects true and correct.

5. No event has occurred which would permit BFTCF to give an Election Notice under the Purchase Agreement.

6. No event has occurred which suspends or terminates the obligations of the Investor Limited Partner to pay Installments under Section 7.5 of the Partnership Agreement which has not been cured as therein provided.

7. Attached hereto is a true copy of the Title Policy, including all endorsements thereto (the most recent of which is dated within 10 days of the date hereof), evidencing the accuracy of the representation contained in Section 6.5A (vi) of the Partnership Agreement.

Capitalized terms not defined herein shall have the meanings given to them in the Partnership Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of __________, 199_.

Fountain Lakes Management Company, Inc.

By: ______________________________
James E. Lindsey, President

ASSIGMENT OF LIMITED PARTNERSHIP INTERESTS

The undersigned, D. Eugene Fortson, (the "Assignor") for in consideration of Ten Dollars ($10.00) and other good and valuation consideration paid by the D. Eugene Fortson, Trustee of the D. Eugene Fortson Revocable Trust dated December 30, 2003, (the "Assignee), the receipt of which is hereby acknowledged, does hereby transfer and assign to Assignee a 1.1250% limited partnership interest in and to Fountain Lakes, A Limited Partnership, an Arkansas limited partnership (the "Partnership").

Upon the effective date of this Assignment, the Assignee shall be entitled to all the rights which the Assignor has or had as a limited partner in the Partnership.

This Assignment is executed and delivered effective January 1, 2004.

D. Eugene Fortson

D. Eugene Fortson